UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 Proxy Statement

And Notice of Annual General Meeting of Shareholders

To be held on Tuesday, September 24, 2024

Proxy Statement Summary

This proxy statement contains proposals to be voted on at the Meeting and other information about Canopy Growth Corporation (the “Company,” “Canopy Growth” “our” or “we”) and our corporate governance practices. Below we provide a brief summary of certain information contained in this proxy statement. The summary does not contain all of the information you should consider. Please read the entire proxy statement carefully before voting.

VOTING MATTERS

	Board Vote Recommendation	Page Number
Proposal 1: Director Election Proposal	FOR each Director Nominee	10
Proposal 2: PKFOD Re-Appointment Proposal	FOR	83
Proposal 3: Say-On-Pay Proposal	FOR	84

Fiscal 2024 Business Performance Highlights

OUR VISION:
UNLEASHING THE POWER OF CANNABIS TO IMPROVE LIVES

Our Fiscal 2024 business highlights include:

Organizational transformation and balance sheet actions

●	Completing the transition to an asset-light model in Canada by (i) exiting cannabis flower cultivation in the Company’s Smiths Falls, Ontario facility, ceasing the sourcing of cannabis flower from the Mirabel, Quebec facility; (ii) consolidating cultivation at Canopy Growth’s facilities in Kincardine, Ontario and Kelowna, British Columbia; and (iii) moving to an adaptive third-party sourcing model for all cannabis beverages, edibles, vapes, and extracts, which has enabled the Company to select and bring to market exciting and exclusive formats without the required investment in research and development and production footprint.

●	Executing a business transformation that reduced cost of goods sold in Fiscal 2024 by 45% year-over-year and reduced SG&A expenses by 33% compared to Fiscal 2023.

●	Benefitting from cost reduction actions taken to date, increased Consolidated Gross Margins and Canada Cannabis Gross Margins by 4,600 basis points and 6,200 basis points year-over-year, respectively, in Fiscal 2024.

●	Completing the sale of seven properties for the aggregate gross proceeds of approximately C$155 million, including the Company’s 1 Hersey Drive facility in Smiths Falls, Ontario.

●	Reducing total debt by C$710M in Fiscal 2024 with total debt reduction of approximately C$1.1BN since the beginning of Fiscal 2023. Benefitting from debt related transactions completed subsequent to the end of Fiscal 2024, the Company has no material debt maturing until March 2026.

●	Exiting the BioSteel sports hydration business and divesting the Company’s This Works skincare and wellness brand to further focus the Company on exclusively cannabis and cannabis adjacent businesses.

Canadian Commercial Advancement

●	Strengthening the Company’s Canada adult use cannabis business to business performance yielding 2% year over year net revenue growth in Fiscal 2024 driven by substantial improvements in flower quality and consistency. This is showcased by the commercial resurgence of the Company’s Tweed brand and its’s enormously popular flower strains of Kush Mints and Tiger Cake which helped drive the Company to remain a top 5 supplier of cannabis flower in British Columbia in Q4 Fiscal 2024 (unless otherwise indicated, market share data disclosed in this proxy statement is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers and government agencies).

●	In Q4 Fiscal 2024 alone, the Company added over 2,300 points of distribution ("POD") in the Canada adult-use market including 915 POD for Tweed flower, over 700 POD for various PRJ and over 650 POD for Deep Space beverages.

●	Reintroducing the Wana brand cannabis edibles in Canada in Q3 Fiscal 2024 and initiating activities to strengthen distribution nationally.

●	Driving continued outperformance of the Company’s Canada medical cannabis business with revenues increasing 10% in Fiscal 2024 vs prior year in a declining market environment through high-quality engagement and customer care of insured patients, as well as expanding the assortment of products offered to our customers including the launch of Wana brand edibles at spectrumtherapeutics.com.

International Markets Medical Cannabis Growth

●	Successfully attaining EU-GMP certification of the Company’s Kincardine, Ontario cultivation facility bolstering its ability to supply medical cannabis in international markets.

●	Responding to strong demand for medical cannabis in international markets, the Company began shipping proven Canadian flower strains Kush Mints, Tiger Cake and OG Deluxe. Shipments of the new strains and increased engagement with medical practitioners contributed to growth in Australia, Germany, Poland and the Czech Republic in the second half of Fiscal 2024.

●	Benefiting from increased supply of high-quality cannabis from Canada, the Company secured a top four market share position in the German medical cannabis market during Fiscal 2024.

●	International markets cannabis Fiscal 2024 net revenue increased 6% year-over-year primarily attributable to growth in Australia.

Continued leadership in vaporization via Storz & Bickel

●	Reinforcing the status of Storz & Bickel as the world-leading manufacturer of high-end and medically certified vaporizers with the launch of Venty, boasting highly adjustable airflow, precise temperature control and the fastest heat-up-time of any Storz & Bickel device.

●	Demand for the new Venty vaporizer, a device priced at the top of the range for comparable portable devices, has exceeded expectations, and a second production shift was added in Q3 of Fiscal 2024 to help meet demand. In the critical holiday sales window of December 2023, the Venty vaporizer was Storz & Bickel‘s best-selling device, selling approximately double the number of the next highest selling device.

●	Black Friday sales were the most successful in Storz & Bickel’s over 20-year history with device sales increasing 55% over the number of devices sold during the prior year’s Black Friday event.

●	Storz & Bickel net revenue in Q4 Fiscal 2024 and Fiscal 2024 increased 43% and 9% year-over-year, respectively, primarily driven by strong sales of the new Venty portable vaporizer.

Advancing Canopy USA to offer shareholders unique access to U.S. market growth

●	Advancing the Canopy USA, LLC strategy by scheduling a special shareholder meeting in early Fiscal 2025 at which Canopy Growth’s shareholders overwhelmingly approved a special resolution authorizing an amendment to its articles of incorporation, which, among other things, created a new class of non-voting, non-participating exchangeable shares in the capital of the Canopy Growth, which, in turn, facilitated Canopy USA’s ability to acquire Acreage Holdings, Inc. (“Acreage”), Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”) and Lemurian, Inc. (“Jetty”).

●	The Company announced on May 7, 2024 that Canopy USA had initiated the acquisitions of Wana and Jetty. The acquisition of Mountain High Products LLC is expected to close in Q2 Fiscal 2025. The acquisition of Wana Wellness LLC, The CIMA GROUP LLC, and 75% of the outstanding shares of Jetty each respectively closed on May 7, 2024.

●	The Company also exercised the option to acquire the Fixed Shares of Acreage (the “Acreage Option”) on June 4, 2024.

Board Overview

You are being asked to vote on the election of the following five directors. Additional information about each nominee’s skill set, background and experience can be found beginning on page 10.

Name	Director Since	Committee Memberships	Other Public Company Boards
David Klein (CEO)	2018	N/A	N/A
Willy Kruh	2024	Audit Committee (Chair)	N/A
David Lazzarato	2020	Director, Chair of the Board Audit Committee; and CGCN Committee	1 (exited as of May 1, 2024)
Luc Mongeau	2024	CGCN Committee (1)	N/A
Theresa Yanofsky	2020	Audit Committee CGCN Committee (Chair)	3

(1) Corporate Governance, Compensation and Nominating Committee.

Corporate Governance Highlights

Improved Governance Policies and Charters	During Fiscal 2024, the board of directors of the Company (the “Board”) continued to maintain and has updated existing policies after completing a thorough review of its corporate governance practices. An updated version of the Clawback Policy was adopted by the Board that provides for the recoupment of certain executive compensation, including but not limited to short- and long-term incentives, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. This policy is applicable to executives, officers and to senior management as well as other persons who perform policy-making functions of the Company. An updated version of the Code of Business Conduct and Ethics was adopted by the Board to, among other things, include language regarding the monitoring and reporting of forced and child labor, including in compliance with Canada’s Fighting Against Forced Labour and Child Labour in Supply Chains Act S.C. 2023, c. 9. For more on the corporate governance policies and charters, see page 18.
Board Orientation and Continuing Education	In Fiscal 2024, the Board was offered six education sessions, two of which were presented by external advisors and four were presented by various Company business units. These included a session on director fiduciary duties (Canada and the US), product trends innovation in the Canadian cannabis market, changes to the U.S. cannabis regulatory landscape, requirements of Modern Slavery Reporting and training on the company’s Cybersecurity disclosure and Clawback Policy. Sessions were held in-person and virtually and the majority were attended by all members of the Board. For more on continuing education of the Board, see page 28.
Director Engagement with Shareholders	The Company values input from its Shareholders and is respectful of their right to communicate any concerns they may have to leadership of the Company. Considering the above, Shareholders or other interested parties may arrange to communicate directly with members of the Board or committees of the Board, the Chair of the Board, a Chair of a committee of the Board or the Board or committees of the Board as a group by writing to them in the care of the Board of Directors, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, ON, K7A 3K8. We will forward all such communications (other than unsolicited advertising materials) to the applicable members of the Board or committees of the Board. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Board or committee matters or that are otherwise inappropriate.

Compensation Strategy and Decisions

Executive Compensation Decisions in Fiscal 2024

The CGCN Committee recommends to the Board the Company’s approach to executive compensation, including the compensation of the Chief Executive Officer (“CEO”) and his direct reports. Following a comprehensive review of our compensation philosophy, policies and incentive programs in the fiscal year ended March 31, 2021, the Company continued to apply its enhanced approach to executive compensation in a challenging Fiscal 2024 environment.

CEO Compensation

For Fiscal 2025, Mr. Klein approached the Compensation Committee with recommendations to align his compensation package to reflect the new Company’s size, scale and market capitalization. These adjustments reflect ongoing efforts to optimize executive compensation structures that are in line with corporate objectives, market conditions, and shareholder interests.

Effective June 8th, 2024, Mr. Klein’s base salary was adjusted from US$975,000 to US$750,000. Mr. Klein’s annual short-term incentive target will remain at 125% of his salary, along with his long-term incentive target of 400% of his salary (the “Klein Long-Term Incentive”), which will now be calculated against his new base salary. For Fiscal 2025 only, in addition to the Klein Long-Term Incentive, Mr. Klein received a one-time equity grant valued at US$500,000 divided equally between stock options (“Options”) and restricted stock units (“RSUs”), with both the Options and the RSUs vesting one year from the grant date.

This overall reduction in go-forward annual compensation, heavily weighted toward performance of the share price, ensures alignment with shareholders, as well as the Company’s compensation philosophy to ensure market competitiveness, while prudently managing cash costs.

In addition to the annual compensation adjustments noted above, the severance provisions of Mr. Klein’s employment agreement have been modified to maintain the total approximate value of his severance as it existed before the adjustments to his compensation. Accordingly, Mr. Klein’s employment agreement now includes a fixed distribution of $1,950,000, instead of the previous provision of two times his base salary. Furthermore, Mr. Klein will now be eligible for a severance benefit of 2.5 times the average actual short-term incentive amount paid to him over the previous two years, replacing the previous calculation of two times. Mr. Klein maintains eligibility for all change in control provisions specified within the Incentive Plans, (as defined below in this Proxy Statement), as applicable.

Short-Term Incentives

In Fiscal Year 2024, the CGCN Committee and the Board approved a performance-based bonus for our NEOs, totaling 157.63% of target. This decision is grounded in notable achievements: exceeding targets with 139.62% against the Adjusted EBITDA (as defined below in this proxy statement) target and 139.22% against the revenue target, despite the current challenges within the industry. The individual metrics were the result of superior achievement pertaining to qualitative objectives agreed to by the Board during Q1 of Fiscal 2024. These results underscore our leadership team’s adaptability, strategic maneuvering, and ongoing efforts to enhance operational efficiency and revenue growth within a challenging environment. By recognizing their contributions in navigating market uncertainties, advancing strategic endeavors, and ensuring organizational stability, this bonus reaffirms our commitment to talent retention.

Long-Term Incentives

For Fiscal Year 2024, following a comprehensive review of long-term incentive (“LTI”) plan design, Mercer (as defined below), our third party Compensation Consultant recommended, and the CGCN Committee and the Board approved, maintaining the same grant percentages for EMC members (salary X accrual %), while modifying the equity mix. For Fiscal 2024, the CEO received grants consisting of 75% Options and 25% RSUs, while all other NEOs received grants composed of 50% Options and 50% RSUs.

To ensure the issuance of equity did not occur during Company blackouts, the NEOs received these grants in respect of their annual LTI with options issued on June 28, 2023, and RSU being issued on August 22, 2023.

Changes to Executive Incentive Design for Fiscal 2025

Short-Term Incentives	Long-Term Incentives
For Fiscal 2025, the Board, based on the recommendation of the CGCN Committee, determined to retain the broad structure of the short-term incentive plan design used in Fiscal 2024. The financial performance will be weighted at 45%, based on Adjusted EBITDA and 25% based on revenue. The qualitative performance component will be weighted at 30% of the total, which is consistent with peer practices and places more emphasis on measurement of key business objectives.

For Fiscal 2025, the Board, based on the recommendation of the CGCN Committee, has decided to maintain the same grant percentages for EMC members (salary X accrual %), as well as maintaining the same equity mix, relying on RSUs and Options.

Changes to the CEO Long Term Incentive design can be found above in the “CEO Compensation” section.

Conclusion

The Board aims to provide clear and comprehensive disclosure of the Company’s oversight and decision making. We continue to welcome any feedback as the Board and the Company continue to evolve.

CANOPY GROWTH CORPORATION

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, SEPTEMBER 24, 2024

NOTICE HEREBY IS GIVEN that the 2024 Annual General Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of Canopy Growth Corporation (the “Company”) will be held on Tuesday, September 24, 2024, at 1:00 p.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/WEED2024. The Meeting will be held for the following purposes:

1.	to receive and consider the audited consolidated financial statements of the Company as at March 31, 2024 and 2023 and for each of the years in the three-year period ended March 31, 2024, together with the auditors’ report thereon;

2.	to elect to the board of directors of the Company (the “Board”) the five director nominees named in the attached proxy statement for the ensuing year;

3.	to re-appoint PKF O’Connor Davies LLP as the Company’s auditor and independent registered public accounting firm for the fiscal year ending March 31, 2025 and to authorize the Board or any responsible committee thereof to fix their remuneration;

4.	to adopt, on an advisory (non-binding) basis, a resolution approving the compensation of the Company’s named executive officers, as described in the attached proxy statement; and

5.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board is not aware of any other business to be presented to a vote of the Shareholders at the Meeting.

This year, we will hold the Meeting in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, will have an equal opportunity to participate in the Meeting online regardless of their geographic location. At the Meeting, Shareholders will have the opportunity to ask questions and vote on all matters put before the Meeting. We believe hosting the Meeting virtually will enable increased Shareholder attendance and will encourage more active Shareholder engagement and participation at the Meeting. We encourage Shareholders to participate in the Meeting. You will find important information and detailed instructions about how to participate in our virtual Meeting in the attached proxy statement.

The Board has fixed the close of business on July 31, 2024 as the record date for determining the Shareholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

The Board has fixed 1:00 p.m. Toronto time on Friday, September 20, 2024 (or 48 hours, excluding non-business days, before any adjourned or postponed Meeting) as the time by which proxies have to be deposited with the Company or its agent to be acted upon at the Meeting. The time limit for deposit of proxies may be waived or extended by the Chair of the Meeting, at the Chair’s discretion, with or without notice.

Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to listen to the Meeting and ask questions but will not be able to vote. Guests may also attend but will not be able to ask questions or vote at the Meeting. A registered Shareholder who wishes to appoint a person other than the management nominees identified on the proxy form must carefully follow the instructions in the attached proxy statement and on their proxy form.

For the majority of Shareholders, voting will be facilitated by Broadridge Financial Solutions (“Broadridge”). These Shareholders will receive a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:

●	Online: http://proxyvote.com

●	By Phone: 1-800-474-7493

●	By Mail: Using the prepaid envelope accompanying the Form of Proxy or Voting Instruction Form

Many shareholders are also eligible to vote quickly and conveniently over the phone by contacting the Company’s proxy solicitation agent, Laurel Hill Advisory Group (“Laurel Hill”), at 1-877-452-7184 (1-416-304-0211 for collect calls outside North America). Shareholders with questions about the meeting or voting their shares can also contact Laurel Hill at the above phone numbers, or by email at assistance@laurelhill.com.

Whether or not you expect to attend the Meeting, please submit your vote in advance of the Meeting to ensure your vote is counted.

By order of the Board of Directors,

David Klein Chief Executive Officer

Toronto, Ontario

August 1, 2024

TABLE OF CONTENTS

About the Meeting	1
Interest of Certain Person in Matters to be Acted Upon	8
Presentation of Financial Statements	9
Proposal No. 1 – Director Election Proposal	10
Directors and Executive Officers	14
Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions	16
Board of Directors, Committees and Governance	18
Security Ownership of Certain Beneficial Owners and Management	32
Compensation Discussion And Analysis	34
Compensation Committee Report	50
Executive Compensation	51
Director Compensation	62
Securities Authorized for Issuance Under Equity Compensation Plans	63
Indebtedness of Directors and Executive Officers	75
Interest of Informed Persons in Material Transactions	76
Management Contracts	76
Certain Relationships and Related Person Transactions	76
Audit Committee Report	81
Principal Accountant Fees	82
Proposal No. 2 – PKFOD Appointment Proposal	83
Proposal No. 3 – Say-On-Pay Proposal	84
Shareholder Proposals for the 2025 Annual general meeting	85
Householding of Meeting Materials	85
Distribution of Certain Documents	86
Additional Information	86
APPENDIX A – Corporate Governance Guidelines	A-1

CANOPY GROWTH CORPORATION
1 Hershey Drive
Smiths Falls, Ontario, K7A 0A8

PROXY STATEMENT
FOR THE 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD TUESDAY, SEPTEMBER 24, 2024 AT 1:00 P.M. TORONTO TIME

These proxy materials are furnished in connection with the solicitation by the management of Canopy Growth Corporation (“Canopy Growth,” “we,” “our” or the “Company”), a corporation incorporated under the Canada Business Corporations Act (the “CBCA”), of proxies to be voted at the 2024 Annual General Meeting (the “Meeting”) of the holders (the “Shareholders”) of common shares (“Shares”) of the Company and at any adjournment or postponement thereof.

Unless otherwise specified, the information contained in this proxy statement (this “Proxy Statement”) is given as of August 1, 2024, the date of this Proxy Statement. All dollar amounts are in United States of America (“US”) dollars (“US$” or “$”) unless stated otherwise. “C$” means Canadian dollars. Unless otherwise specified, all issued and outstanding Shares, per Share amounts, and outstanding equity instruments and awards exercisable into Shares, respectively, reflect the consolidation of the Company’s issued and outstanding Shares on the basis of one post-consolidation Share for every 10 pre-consolidation Shares, which became effective on December 15, 2023 (the “Share Consolidation”).

In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on or referred to on these websites is not part of this Proxy Statement.

We will send a notice of internet availability (the “Notice of Internet Availability”) to Shareholders on or about August 6, 2024.

About the Meeting

Time, Date and Place

The Meeting will be held on Tuesday, September 24, 2024, at 1:00 p.m., Toronto time, via live audio webcast online at www.virtualshareholdermeeting.com/WEED2024. This year, we will hold the Meeting in a virtual only format, which will be conducted via live audio webcast. Registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, will have an equal opportunity to participate in the Meeting online regardless of their geographic location. At the Meeting, Shareholders will have the opportunity to ask questions and vote on all matters put before the Meeting.

Assistance with Voting Your Shares

Shareholders who need assistance with voting their Shares should contact the Company’s strategic shareholder advisor and proxy solicitation agent, Laurel Hill Advisory Group, at 1-877-452-7184 (+ 1-416-304-0211 for collect calls outside North America) or by email at assistance@laurelhill.com.

Record Date

The record date for determining the Shareholders entitled to receive notice of and to vote at the Meeting is July 31, 2024 (the “Record Date”). Only Shareholders of record as of the close of business (Toronto time) on the Record Date are entitled to receive notice of and to vote at the Meeting. The failure of any Shareholder who was a Shareholder on the Record Date to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our Annual Report for the fiscal year ended March 31, 2024, including our Form 10-K for the fiscal year ended March 31, 2024 (our “2024 Annual Report”), are available free of charge at: www.canopygrowth.com/investors/#sec-filings.

As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulators, the Company is providing meeting-related materials to Shareholders over the internet (rather than in paper form) in accordance with the rules of the SEC and the “notice-and-access” provisions provided for under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). This means that, rather than receiving paper copies of the proxy materials in connection with the Meeting in the mail, Shareholders will have access to them online.

The Notice of Internet Availability will explain how to access the Notice of Meeting, this Proxy Statement and our 2024 Annual Report (collectively, the “proxy materials”) on the internet. Electronic copies of the Notice of Internet Availability and the proxy materials will be available at www.canopygrowth.com/investors/investor-events/annual-general-meeting-2024. In addition, Shareholders will be able to request copies of the Company’s interim financial statements and the related management’s discussion and analysis (“MD&A”). The audited consolidated financial statements of the Company for the fiscal years ended March 31, 2024 (“Fiscal 2024”) and 2023 (“Fiscal 2023”) and the related MD&A, are available on the Company’s website at www.canopygrowth.com/investors/earnings. All of the above-noted materials are available under the Company’s profile on SEDAR+ at www.sedarplus.ca. Shareholders are reminded to review these online materials when voting. Electronic copies of the proxy materials in connection with the Meeting will be available on the Company’s website for a period of one year.

Shareholders may request to receive paper copies of the proxy materials in connection with the Meeting at www.proxyvote.com, or by calling 1-877-907-7643 and entering the provided 16-digit control number, or obtain further information about notice-and-access by calling the toll-free number 1-844-916-0609 (English) or 1-844-973-0593 (French), or, by email at noticeandaccess@broadridge.com. In order for Shareholders to receive the paper copies of the proxy materials in advance of any deadline for the submission of voting instructions and the date of the Meeting, it is recommended to request materials using one of the methods above as soon as possible but not later than September 10, 2024.

The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting website. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you and will conserve natural resources. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

If you are a non-registered Shareholder, you will not receive a Notice of Internet Availability directly from us, but your Intermediary (as defined below) will forward you a notice with instructions on accessing our proxy materials and directing that organization how to vote your Shares, as well as other options that may be available to you for receiving our proxy materials.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting, to be held on September 24, 2024, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. It is expected that the solicitation will primarily be by mail. Canopy Growth will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not receive additional compensation but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

In addition, Canopy Growth has engaged the services of Laurel Hill Advisory Group LLC (“Laurel Hill”), a professional proxy solicitation firm, to aid in the solicitation of proxies from Shareholders in connection with the Meeting. Canopy Growth will pay Laurel Hill up to C$80,000.00 in fees plus reimbursement for its reasonable out-of-pocket expenses. Canopy Growth and Laurel Hill may solicit proxies or voting instructions by telephone, facsimile, mail, electronic mail or other means of communication. If you have any questions or require assistance in voting your Shares, please contact Laurel Hill at 1-877-452-7184 toll free in North America, or 416-304-0211 (outside North America) or by e-mail at: assistance@laurelhill.com.

Persons Who May Vote at the Meeting

If you are a registered Shareholder as of the Record Date, you are entitled to attend the Meeting and cast a vote for Shares registered in your name to approve the matters described in the Notice of Meeting. If you are a registered Shareholder but do not wish to, or cannot, attend the Meeting you can appoint someone who will attend the Meeting and act as your proxyholder to vote in accordance with your instructions. If your Shares are registered in the name of a broker, bank, trust company, investment dealer or other financial institution (each, an “Intermediary”) you should refer to the section entitled “Non-Registered Shareholders” below.

Voting by Registered Shareholders

As a registered Shareholder you can vote your Shares in the following ways:

Internet:	Go to www.proxyvote.com. Enter the 16-digit control number printed on the Notice of Internet Availability and follow the instructions on screen.

Phone:	Call 1-800-474-7493 (English) or 1-800-474-7501 (French) and follow the instructions. You will need to enter your 16-digit control number. Follow the interactive voice recording instructions to submit your vote.

At the Meeting:	Registered Shareholders and duly appointed proxy holders can vote at the appropriate times by completing a ballot online during the Meeting. We anticipate that once voting has opened during the Meeting the resolutions and voting choices will be displayed and you will be able to vote by selecting your voting direction from the options shown on the screen. You must click submit for your vote to be counted.

If you have any questions regarding this notice or the Meeting, please contact Broadridge Investor Communications Corporation (“Broadridge”) via email at proxy.request@broadridge.com.

Appointing a Proxyholder

The persons named in the enclosed proxy form are directors or officers of Canopy Growth designated by management of Canopy Growth. A registered Shareholder has the right to appoint as proxyholder a person or company (who need not be a Shareholder) other than the persons already named by management of the Company in the enclosed proxy form to attend and act on such registered Shareholder’s behalf at the Meeting. Such right may be exercised by inserting the name of the chosen proxyholder and providing a unique appointee identification number for their appointee to access the Meeting, either online at www.proxyvote.com using the 16-digit control number provided, or, using the proxy form and returning the completed form in the pre-addressed return envelope provided for that purpose, to Broadridge no later than 1:00 p.m. Toronto time on September 20, 2024. You must provide your appointee with the exact name and eight-character appointee identification number to access the Meeting. Appointees can only be validated at the virtual Meeting using the exact name and eight-character appointee identification number you enter.

If you do not create an eight-character appointee identification number, your appointee will not be able to access the Meeting.

Instructing your Proxy and Exercise of Discretion by your Proxy

You may indicate on your form of proxy how you wish your proxyholder to vote your Shares. To do this, simply mark the appropriate boxes on the form of proxy. If you do this, your proxyholder must vote your Shares in accordance with the instructions you have given.

If you sign your proxy form but do not give any instructions as to how to vote on a particular issue to be decided at the Meeting, your proxyholder can vote your Shares as he or she thinks fit. If you have appointed the persons designated in the form of proxy as your proxyholder they will, unless you give contrary instructions, vote in accordance with the Board’s recommendations. The Board recommends that Shareholders vote as follows:

1.	“FOR” the election of each of the five director Nominees (as defined below) named in this Proxy Statement (the “Director Election Proposal”);

2.	“FOR” the re-appointment of PKF O’Connor Davies LLP, (“PKFOD”), as the Company’s auditor and independent registered public accounting firm for the fiscal year ending March 31, 2025 (“Fiscal 2025”) and to authorize the Board or any responsible committee thereof to fix PKFOD’s remuneration (the “PKFOD Re-Appointment Proposal”); and

3.	“FOR” the adoption of an advisory (non-binding) resolution approving the compensation of our NEOs (as defined below), as described in this Proxy Statement (the “Say-on-Pay Proposal”).

Further details about these matters are set out in this Proxy Statement. If any matters other than those referred to in the Notice of Meeting properly come before the Meeting, the individuals named in the accompanying proxy form will vote the proxies held by them in accordance with their best judgment. As of the date of this Proxy Statement, management is not aware of any business other than the items referred to in the Notice of Meeting that will be considered at the Meeting.

Revoking your Proxy

If you want to revoke your proxy after you have delivered it, you can do so at any time before the cut-off period noted in the paragraph below. You may do this by (a) attending the Meeting and voting if you were a registered Shareholder at the Record Date; (b) signing and delivering a proxy bearing a later date; (c) signing a written statement which indicates, clearly, that you want to revoke your proxy and delivering this signed written statement to the registered office of the Company at 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Chief Legal Officer; or (d) in any other manner permitted by law.

Your proxy will only be revoked if a revocation is received by 4:00 p.m. (Toronto time) on the last business day before the day of the Meeting, or any adjournment or postponement thereof, or delivered to the Chair of the Meeting at invest@canopygrowth.com before it commences. If you revoke your proxy and do not replace it with another that is deposited with the Company before the deadline, you can still vote your Shares, but to do so you must attend the Meeting.

Non-Registered Shareholders

The information set forth in this section is of significant importance to Shareholders who do not hold Shares in their own name (“non-registered Shareholders”). If your Shares are not registered in your own name, they will be held in the name of an Intermediary, usually a bank, trust company, securities dealer or other financial institution and, as such, your Intermediary will be the entity legally entitled to vote your Shares and must seek your instructions as to how to vote your Shares.

Intermediaries are required to seek voting instructions from non-registered Shareholders in advance of Shareholder meetings. Every Intermediary has its own mailing procedures and provides its own return voting instructions, which should be carefully followed by non-registered Shareholders to ensure that their Shares are voted at the Meeting. Often, the form of proxy supplied to a non-registered Shareholder by its Intermediary is identical to the form of proxy provided by the Company to the Intermediaries. However, its purpose is limited to instructing the Intermediary on how to vote on behalf of the non-registered Shareholder. The majority of Intermediaries now delegate responsibility for obtaining instructions on how to vote from clients to Broadridge. Broadridge typically mails the voting information form (“VIF”) to the non-registered Shareholders and asks the non-registered Shareholders to return the VIF to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. A non-registered Shareholder receiving a VIF from Broadridge cannot use that VIF to vote Shares directly at the Meeting. The VIF must be returned to Broadridge or the Intermediary well in advance of the Meeting to have the Shares voted. Canopy may utilize the Broadridge QuickVote™ service to assist non-registered Shareholders with voting their Shares over the telephone. Alternatively, Laurel Hill Advisory Group, our strategic shareholder advisor and proxy solicitation agent, may contact non-registered Shareholders who do not object to their name being known to the Company to assist them with conveniently voting their Shares directly over the phone. If you have any questions about the Meeting, please contact Laurel Hill Advisory Group by telephone at 1-877-452-7184 (+1 416-304-0211 for calls outside North America) or by email at assistance@laurelhill.com.

If you are a beneficial owner of shares registered in the name of an Intermediary, you may generally change your vote by (1) submitting new voting instructions to your Intermediary or (2) if you have obtained a “legal proxy” from the organization that holds your shares giving you the right to vote your shares, by attending the Meeting and voting in person. However, please consult your broker or other Intermediary for any specific rules it may have regarding your ability to change your voting instructions.

In accordance with the requirements of NI 54-101 and SEC Rule 14a-16, the Company is using notice-and-access to send proxy-related materials for use in connection with the Meeting to non-registered Shareholders using the “indirect” sending procedures set out in NI 54-101 and SEC Rule 14a-16. Accordingly, the Company has distributed copies of the Notice of Internet Availability or, if a non-registered Shareholder has so requested, proxy materials, in connection with the Meeting to Broadridge to deliver, on behalf of the Intermediaries, to each non-registered Shareholder.

If you are a non-registered Shareholder and wish to appoint someone as your proxyholder, including yourself, to participate in the Meeting, please follow the instructions below under “Participation at the Meeting.”

Voting by Non-Registered Shareholders

As a non-registered Shareholder, you can vote your Shares in the following ways:

Internet:	Go to www.proxyvote.com. Enter the 16-digit control number printed on the Notice of Internet Availability or VIF and follow the instructions on screen.

Phone:	Call 1-800-474-7493 (English) or 1-800-474-7501 (French) and follow the instructions. You will need to enter your 16-digit control number. Follow the interactive voice recording instructions to submit your vote.

Mail:	Enter your voting instructions, sign and date the VIF, and return the completed VIF in the enclosed postage paid envelope.

If you have any questions regarding this notice or the Meeting, please contact Broadridge Investor Communications Corporation via email at proxy.request@broadridge.com.

Shareholders who hold their shares at Interactive Brokers LLC can vote online at http://proxypush.com using the provided control number.

Clients of Robin Hood Securities, LLC who are eligible to vote will receive a voting notice from noreply@robinhood.com with voting hosted by Say Technologies.

Broker Non-Votes

A “broker non-vote” occurs when a broker who holds its customer’s Shares in the name of a brokerage submits proxies for such Shares but indicates that it does not have authority to vote on a particular matter. Generally, this occurs when brokers have not received any voting instructions from their customers. Without specific instructions, Canadian brokers are prohibited from voting their customers’ Shares.

Without specific instructions, US brokers, as the holders of record, are permitted to vote their customers’ Shares on “routine” matters only, but not on other matters. The only proposal that constitutes a “routine” matter on which U.S. brokers will have discretion to vote is the PKFOD Re-Appointment Proposal.

Participation at the Meeting

The Company is holding the Meeting in a virtual only format, which will be conducted via live audio webcast online at www.virtualshareholdermeeting.com/WEED2024. Shareholders will not be able to attend the Meeting in person. Participating in the Meeting online enables registered Shareholders and duly appointed proxyholders, including non-registered Shareholders who have duly appointed themselves as proxyholder, to ask questions and vote, all in real time. Registered Shareholders and duly appointed proxyholders can vote at the appropriate times during the Meeting. Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to attend the Meeting, listen and ask questions but will not be able to vote. Guests are able to listen to the Meeting but are not able to ask questions or vote at the Meeting.

To log in to the Meeting online visit www.virtualshareholdermeeting.com/WEED2024 on your smart phone, tablet or computer and check-in using the control number included either on your proxy form, Notice of Internet Availability or VIF, as applicable. You should ensure you have a strong, preferably high-speed, internet connection wherever you intend to participate in the Meeting. The Meeting will begin promptly at 1:00 p.m. Toronto time on September 24, 2024; however, we recommend that you access the Meeting site at least 30 minutes before the Meeting starts and test your compatibility using the “Click Here” prompt and if necessary, upgrade the media player on your device. You will be able to log in 15 minutes before the Meeting starts. To log in, click on one of the following choices:

●	“Shareholders” – enter the 16-digit control number located on your form of proxy, Notice of Internet Availability or VIF. Only registered Shareholders will be entitled to vote at the Meeting; or

●	“Proxyholders / Appointees” – follow the instructions including entering the appointee name and appointee identification number exactly as it was provided by the Shareholder and click on “Submit”; or

●	“Guests” and then complete the online form. Guests may attend the Meeting but will not be able to ask questions.

When successfully authenticated, the information screen will be displayed. You can view information about the Company, listen to the webcast and, where applicable, ask questions and vote.

Even if you plan to attend the Meeting, we recommend that you vote in advance, so that your vote will be counted if you later decide not to attend the Meeting. If you wish to attend and vote at the Meeting, please log-on to the virtual Meeting in advance to ensure that your vote will be counted.

How to Vote Your Shares at the Meeting if You are a Non-Registered Shareholder not Resident in the United States

If you are a non-registered Shareholder not resident in the United States and you wish to vote your Shares during the Meeting by online ballot through the live webcast platform, you should follow these instructions:

1.	Insert your name and an eight-character appointee identification number either online at www.proxyvote.com using the 16-digit control number provided or in the space provided on the VIF and returning the completed form in the pre-addressed return envelope provided for that purpose to Broadridge no later than 1:00 p.m. Toronto time on September 20, 2024. You must use the exact name and eight-character appointee identification number to access the Meeting. As an appointee you can only be validated at the Meeting using the exact name and eight-character appointee identification number you enter.

2.	If you do not create an eight-character appointee identification number, your appointee will not be able to access the Meeting.

3.	By following the procedures in instruction 1 above, you are instructing your Intermediary to appoint you as proxyholder. If you do not wish to be appointed a proxyholder and vote at the Meeting, please do not complete this portion of the form.

How to Vote at the Meeting If You Are a Non-Registered Shareholder Resident in the United States

If you are a non-registered Shareholder resident in the United States and wish to vote at the Meeting or, if permitted, appoint a third party as your proxyholder, you must obtain a valid legal proxy from your Intermediary. Follow the instructions from your Intermediary or contact your Intermediary to request a proxy form if you have not received one.

Submitting Questions during the Meeting

We expect to hold, to the extent feasible and practical, a live question and answer session in connection with the Meeting. Registered Shareholders, duly appointed proxyholders and non-registered Shareholders will be able to submit questions for the question and answer session. Questions can be submitted only during the Meeting in writing through the live webcast at www.virtualshareholdermeeting.com/WEED2024 after logging-in and typing your question into the “Ask a Question” field, and clicking “Submit.”

We intend to answer properly submitted questions that are pertinent to the Company and Meeting matters, as time permits. Questions sent will be moderated before being sent to the Chair of the Meeting. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Meeting matters or that are otherwise inappropriate.

Technical Assistance

If you encounter any technical difficulties accessing the virtual Meeting during the check-in or the Meeting, please call the phone number provided on the website.

Vote Counting

A representative of Broadridge will act as scrutineer at the Meeting and will count the votes.

Quorum

A quorum at meetings of Shareholders consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding Shares entitled to vote at the Meeting.

Shareholder Approval

The following describes the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

1.	Director Election Proposal. You may select “For” or “Against” with respect to each Nominee for director under the Director Election Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of each Nominee for director under the Director Election Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

2.	PKFOD Re-Appointment Proposal. You may select “For” or “Withhold” with respect to the PKFOD Re-Appointment Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of the PKFOD Re-Appointment Proposal. Broker non-votes, abstentions and “Withhold” votes will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

3.	Say-on-Pay Proposal. You may select “For,” “Against” or “Abstain” with respect to the Say-on-Pay Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval, on an advisory basis, of the Say-on-Pay Proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the voting on this proposal.

Voting Securities and Principal Shareholders

The authorized share capital of the Company includes an unlimited number of Shares. Each Shareholder is entitled to one vote for each Share held by such Shareholder. As of the Record Date, 84,856,023 Shares were issued and outstanding.

There are no special rights or restrictions attached to the Shares. The Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends out of monies of the Company properly applicable to the payment of dividends if and when declared by the Board and to participate ratably in the remaining assets of the Company in any distribution on a dissolution or winding-up. Shareholders do not have cumulative voting rights with respect to the election of directors.

Any Shareholder of record at the close of business on the Record Date who either attends the Meeting or who has completed and delivered a proxy in the manner specified, subject to the provisions described above, will be entitled to vote or to have such Shareholder’s Shares voted at the Meeting.

Canopy Growth held a special meeting of shareholders on April 12, 2024 at which Shareholders approved a special resolution authorizing an amendment to its articles of incorporation, as amended (the “Amendment Proposal”), in order to: (i) create and authorize the issuance of a new class of non-voting, non-participating exchangeable shares in the capital of Canopy Growth (the “Exchangeable Shares”); and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share. The Exchangeable Shares do not carry voting rights, rights to receive dividends or other rights upon dissolution of Canopy Growth but are convertible into Shares on a one-for-one basis at any time. Any sale of Exchangeable Shares requires the holder thereof to deliver a certification to the Company that such holder reasonably believes that such transfer is occurring in compliance with the Canadian take-over bid requirements as though the Exchangeable Shares were voting securities or equity securities of the Company.

As of the Record Date, to the knowledge of the directors and executive officers of the Company, no person or entity beneficially owns, or controls or directs, directly or indirectly, voting securities of the Company carrying 10% or more of the voting rights attached to the Shares. However, as of the Record Date, Constellation Brands, Inc. (“CBI”) and its affiliates (collectively, the “CBI Group”) collectively hold 26,261,474 Exchangeable Shares, representing 100% of the issued and outstanding Exchangeable Shares and approximately 23.6% of the issued and outstanding Shares on an as-converted basis.

Interest of Certain Person in Matters to be Acted Upon

No person or company who is, or at any time since the beginning of Fiscal 2024 was, a director or executive officer of the Company, and no person who is a proposed management Nominee for election as a director of the Company, or an associate or affiliate of any such director, executive officer or proposed Nominee, has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting other than the Director Election Proposal.

Non-GAAP FINANCIAL Measures

This Proxy Statement makes reference to certain non-GAAP financial measures, including Adjusted EBITDA and free cash flow. These measures are not recognized measures under United States generally accepted accounting principles (“GAAP”), do not have a standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other issuers; however, the Company believes that these measures are useful to assist readers in evaluating the performance of the Company.

The Company defines Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; expected credit losses on financial assets and related charges; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations; and further adjusted to remove acquisition-related costs. Management believes that Adjusted EBITDA provides meaningful and useful financial information as this measure demonstrates the operating performance of businesses.

The Company defines free cash flow as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. Management believes that free cash flow presents meaningful information regarding the amount of cash flow required to maintain and organically expand our business, and that the free cash flow measure provides meaningful information regarding our liquidity requirements.

For more information regarding the non-GAAP financial measures used by the Company, see our 2024 Annual Report.

Presentation of Financial Statements

The Company’s audited consolidated financial statements as at March 31, 2024 and 2023 and for each of the years in the three-year period ended March 31, 2024, together with the auditor’s report thereon, will be placed before the Shareholders at the Meeting. The Company’s audited consolidated financial statements of the Company as at March 31, 2024 and 2023 and for each of the years in the three-year period ended March 31, 2024 and related MD&A included in our Annual Report on Form 10-K for Fiscal 2024 (the “2024 10-K”) filed with the SEC and applicable Canadian securities regulators on May 30, 2024 are also available on the Company’s website at www.canopygrowth.com.

Proposal No. 1 – Director Election Proposal

Board of Directors

The Company currently has five directors, and the Board has nominated five nominees (the “Nominees”) to be elected at the Meeting, whose names are set forth below. All five of the Nominees are currently directors of the Company and have been nominated by the Board for re-election as directors at the Meeting. All of the Nominees have been directors since the dates indicated below and each director elected at the Meeting will hold office until the next annual general meeting of Shareholders or until his or her successor is duly elected or appointed. Information about each nominated director can be found in the “Nominees for Election as Directors at the Meeting” section below.

Canopy Growth is subject to the statutory majority voting requirements under the CBCA (the “CBCA Majority Voting Requirements”), which became effective on August 31, 2022. In accordance with the CBCA Majority Voting Requirements, directors stand for election each year at the annual meeting of Shareholders, and a separate vote of Shareholders is taken with respect to each candidate nominated for director. If there is an uncontested election, each candidate is elected only if the number of votes cast in their favor represents a majority of the votes cast for and against them by the Shareholders who are present in person or represented by proxy at the meeting. If an incumbent director is not re-elected in an uncontested election, the director may continue in office until the earlier of (i) the 90th day after the day of the election; and (ii) the day on which their successor is appointed or elected. Majority voting will not apply in the case of a contested election of directors, in which case the directors will be elected by a plurality of votes of the shares represented in person or by proxy at the meeting and voted on the election of directors.

Nominees for Election as Directors at the Meeting

The table below sets forth certain biographical information regarding the Nominees as of the Record Date. In addition, a discussion of the qualifications, attributes and skills of each Nominee that led the Board and the Corporate Governance, Compensation and Nominating Committee (“CGCN Committee”) to the conclusion that he or she should continue to serve as a director follows each of the Nominee biographies. Additional information regarding the skills and expertise of each of the Nominees is included below under the section entitled “Board of Directors, Committees and Governance – Board Skills Matrix.” If a Nominee is listed as “Independent” in the table below, that Nominee meets the requirement to be an “independent director” under Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market (the “Nasdaq Rules”) and the definition of “independence” under National Instrument 52-110 – Audit Committees (“NI 52-110”).

David Klein Gulf Stream, Florida, United States Non-Independent Director Since November 1, 2018

David Klein is the Chief Executive Officer (“CEO”) of Canopy Growth and also serves on the Board. He joined Canopy Growth in January 2020 from CBI where he served as Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), and was responsible for corporate strategy, all aspects of finance and accounting, investor relations, mergers and acquisitions, information technology and Constellation Ventures. After joining CBI in 2004 as Vice President (“VP”) of Business Development, he also held roles as CFO of Constellation Europe, Senior Vice President (“SVP”), Treasurer & Controller, and CFO of the Beer Division. Prior to taking on these roles at CBI, Mr. Klein held the CFO role at Montana Mills, where he led the transformation from private to public company and the subsequent sale of Montana Mills to Krispy Kreme. Mr. Klein also held the CFO role at NetSetGo, an internet and network services startup that won several business and technical awards. Prior to these entrepreneurial positions, Mr. Klein served as the Director of Mergers & Acquisitions at Xerox Corporation and as Director of Finance & Accounting for Harris Corporation.

Mr. Klein brings to the Board a wealth of experience in, among other things, finance, corporate strategy, mergers and acquisitions, international business and the retail and consumer products industries.

Committee Memberships
None
Attendance in Fiscal 2024	Other Public Company Directorships
Board: 24/24	None

Equity Ownership
Shares	RSUs	PSUs	Options
19,272	367,575	44,054	1,976,755

Willy Kruh Toronto, Ontario, Canada Independent Director Since February 7, 2024

Willy Kruh CPA, CA, MBA, worked at KPMG LLP from 1984 to 2019, most recently serving as Partner and Global (and Canadian) Chairman of Consumer and Retail at KPMG LLP from 2014 until his retirement from KPMG LLP in October 2019. Since October 2020, Mr. Kruh has been served as CEO of PlanEXT, an Israel-based global leader in pharmaceutical cannabis research and development. Mr. Kruh, with over 35 years of experience as a recognized and trusted advisor, consultant, and auditor in the consumer and retail sector, he has been instrumental in shaping the financial landscape of leading consumer packaged goods (“CPG”), Retail, Food and Beverage multinational corporations, offering strategic guidance and invaluable insights to industry leaders in North America and globally. Mr. Kruh brings wide ranging financial as well as consumer and retail industry experience to the Board.

Committee Memberships
Audit Committee (Chair)
Attendance in Fiscal 2024	Other Public Company Directorships
Board: 3/3	None
Audit: 1/1

Equity Ownership
Shares	RSUs	Options
4,513	10,770	0

David Lazzarato Toronto, Ontario, Canada Independent Director Since March 31, 2020

David Lazzarato serves as Chair of the Board, is a member of the Audit Committee and a member of the CGCN Committee. Mr. Lazzarato’s impressive career includes senior executive positions with Alliance Atlantis Communications, Allstream, Bell Canada, and CAE. In 2016, Mr. Lazzarato retired and has since been a Corporate Director. Mr. Lazzarato has served on corporate and not-for-profit boards for two decades and served on the Board of Directors of Flutter Entertainment (Dublin) until May 2024 and was recently appointed to the Board of Thunderbird Entertainment in February 2024. Mr. Lazzarato brings to the Board a demonstrated commercial and financial acumen to assist businesses going through pivotal inflection points.

Committee Memberships
CGCN Committee
Audit Committee
Attendance in Fiscal 2024	Other Public Company Directorships
Board: 24/24	Flutter Entertainment plc (exited as of May 1, 2024)
CGCN: 5/6

Equity Ownership
Shares	RSUs	Options
15,734	16,155	0

Luc Mongeau Woodbridge, Ontario, Canada Independent Director Since February 7, 2024

Luc Mongeau is a seasoned executive with over 25 years of experience spearheading multi-billion-dollar consumer goods companies throughout North America, including Weston Foods, Mars, and Mars Petcare. Since September 2022, Mr. Mongeau has been the CEO of eSolutions Furniture Inc. and was previously the President of Weston Foods Inc. from September 2017 to March 2022. Mr. Mongeau is an established leader with a demonstrated track record of marketing and sales agility. Mr. Mongeau has consistently delivered transformative growth and operational excellence in brand led businesses. Mr. Mongeau brings his extensive experience in business transformation and strategic leadership to the Board.

Committee Memberships
CGCN Committee
Attendance in Fiscal 2024	Other Public Company Directorships
Board: 3/3	None
CGCN: 1/1

Equity Ownership
Shares	RSUs	Options
4,506	10,770	0

Theresa Yanofsky Westmount, Quebec, Canada Independent Director Since March 31, 2020

Theresa Yanofsky currently serves as a member of the Board where she also acts as the Chair of the CGCN Committee as well as a member of the Audit Committee. Ms. Yanofsky has extensive experience working with big-name retailers and is respected for her strategic leadership and disciplined approach to driving revenue. Ms. Yanofsky brings over 30 years of experience working with rapidly growing big-name global retailers, serving as a board member for Reitmans (Canada) Ltd., (“Reitmans”), a Canadian-based retailer listed on the Toronto Stock Exchange (the “TSX”) and has served as a member of the board of directors of Goodfood Market Corp., a leading online grocery company in Canada listed on the TSX, since July 2019. Most recently, Ms. Yanofksy was appointed as a board member for Purolator Inc., a leading integrated freight, package and logistics provider, in April 2022. Ms. Yanofksy served as the Senior Vice-President, General Manager of Sephora Canada from 2015 until her retirement in March 2020; prior to which she worked at L Brands where she was the country manager for Bath & Body Works Canada.

Ms. Yanofsky brings over 30 years of experience working with rapidly growing big-name global retailers as well as significant senior management and public company board and corporate governance experience.

Committee Memberships
Audit Committee
CGCN Committee (Chair)
Attendance in Fiscal 2024	Other Public Company Directorships
Board: 22/24	Goodfood Market Corp.
Audit: 10/10	Reitmans (Canada) Ltd.
CGCN: 6/6	Purolator Inc.

Equity Ownership
Shares	RSUs	Options
15,416	10,770	0

In considering the Nominees’ individual experience, qualifications, attributes, skills and past Board participation, the Board has concluded that when considered all together, the appropriate experience, qualifications, attributes, skills and participation are represented for the Board as a whole and for each of the Board’s committees.

There are no family relationships among any directors and executive officers. Each Nominee has indicated a willingness to serve and has consented to being named in this Proxy Statement, and the Board has no reason to believe that any of the Nominees will not be available for election.

Required Vote

You may select “For” or “Against” with respect to each Nominee for director under the Director Election Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of each Nominee under the Director Election Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” each Nominee. Management does not contemplate that any of the Nominees will be unable to serve as directors; however, if, for any reason at the time of the Meeting, any of the Nominees are unable to serve, and unless otherwise instructed, the persons designated in the enclosed proxy form may vote in their discretion for any substitute nominee(s).

Directors and Executive Officers

The following table sets forth information regarding each director, Nominee and executive officer of the Company (all ages are as of the Record Date).

Name	Age	Position(s)
David Klein	60	Director Chief Executive Officer
Willy Kruh	67	Director Chair of the Audit Committee
David Lazzarato	68	Director, Chair of the Board Member of the Audit Committee Member of the CGCN Committee
Luc Mongeau	57	Director Member of the CGCN Committee
Theresa Yanofsky	67	Director Chair of the CGCN Committee Member of the Audit Committee
Judy Hong	53	Chief Financial Officer
Christelle Gedeon	43	Chief Legal Officer Corporate Secretary

A brief biography of each person who serves as a director of Canopy Growth is included above under “Proposal No. 1 – Director Election Proposal” and a brief biography for each executive officer of Canopy Growth is set forth below:

For information regarding Mr. Klein, see “Proposal No. 1 – Director Election Proposal” above.

Judy Hong serves as Canopy Growth’s CFO. Having joined the Company in December 2019 to lead Canopy Growth’s Investor Relations Department. Ms. Hong was appointed as interim CFO on November 19, 2021 and promoted to CFO on April 1, 2022. Ms. Hong’s deep knowledge of the CPG sector has been integral in shaping Canopy Growth’s overall commercial strategy and guiding the Company’s engagement with the financial community.

Ms. Hong’s financial and capital markets experience was built during her over 20 years’ experience at Goldman Sachs & Co. Ms. Hong’s roles at Goldman Sachs & Co included serving as a Managing Director, in the Global Investment Research Division, from 2013 until her departure in December 2019. During this time, Ms. Hong covered the Beverage and Tobacco sectors in the Consumer Products and Retail team within Global Investment Research and has been ranked in The Wall Street Journal’s “Best on the Street”. Ms. Hong earned an MBA from New York University’s Stern School of Business and a BS in Communications from Cornell University. From September 2014-January 2020, Ms. Hong served as a Treasurer on the Board of Bottomless Closet, a non-profit organization based in NYC.

Christelle Gedeon serves as Canopy Growth’s Chief Legal Officer (“CLO”) and Corporate Secretary.

Dr. Gedeon joined the Company in August 2022, and oversees the Company’s legal group in addition to all government affairs, regulatory and quality matters as well as Corporate Development, Business Intelligence and Canopy Growth’s strategy with respect to Canopy USA strategy. Her role has included ongoing advocacy with the Canadian government to enhance critical elements of the regulatory framework for cannabis to ensure the sector’s long-term growth and sustainability.

Dr. Gedeon has been instrumental to the Company’s profitability strategy including leading the development and announcement of Canopy USA, the Company’s novel approach to realizing the opportunity presented by the U.S. THC market in advance of federal permissibility.

Prior to joining Canopy Growth, Dr. Gedeon served in a number of senior leadership roles including Chief Legal Officer and Corporate Secretary at Aphria, Inc. from July 2018 to August 2021 and Chief Legal Officer of The Metals Company, a deep-sea mining company, from August 2021 to August 2022. Prior to joining Aphria, Dr. Gedeon was a Partner at Fasken, a leading Canadian law firm. Through these roles, she developed extensive experience in the cannabis industry and in the management of complex regulatory structures, intellectual property management, corporate governance, government relations, and strategic acquisitions, all capabilities that are critical to advancing Canopy Growth’s strategy for North American leadership.

An accomplished commercial lawyer and strategist with more than a decade of experience, Dr. Gedeon played an instrumental role in the completion of more than 50 mergers, acquisitions, and strategic investments during her tenure. Additionally, she has been named one of Canada’s Law Department Leaders of the Year, included as part of the Legal 500 GC 2020 Powerlist, and named to the 2019 Canadian General Counsel Awards Tomorrow’s Leader. Dr. Gedeon holds an LL.B/B.C.L. from McGill University, is a member in good standing of the Ontario and Quebec bars, and also a registered trademark agent in addition to holding a Ph.D. in Clinical Pharmacology and Toxicology from the University of Toronto.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers, and persons who own more than 10% of our Shares to file initial reports of ownership and changes in ownership of our Shares and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during Fiscal 2024, except with respect to the following reports that were inadvertently filed late: (i) one report for Christelle Gedeon relating to one transaction; (ii) one report for Judy Hong relating to two transactions; (iii) one report for Judy Schmeling (former director) relating to one transaction; (iv) one report for Theresa Yanofsky relating to one transaction; (v) one report for David Klein relating to two transactions; (vi) one report for Thomas Stewart, Vice President, Finance, relating to two transactions; (vii) one report for David Lazzarato relating to one transaction.

In addition, for Fiscal 2023, the following reports were inadvertently filed late: (i) one report for Julious Grant (former employee) relating to one transaction; and (ii) one report for David Klein relating to one transaction.

Involvement in Certain Legal Proceedings/Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Except as disclosed below:

1.	No Nominee is, as at the date of this Proxy Statement, or has been within ten years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company) that:

a)	was subject to an order that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

b)	was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes hereof, the term “order” means: (a) a cease trade order; (b) an order similar to a cease trade order; or (c) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

2.	No Nominee:

a)	is, as at the date of this Proxy Statement, or has been within the 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while such person was acting in such capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets; or

b)	has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

3.	No Nominee has been subject to:

a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

On May 10, 2023, the Company announced that as a result of preliminary findings from its internal review, the Company’s (i) audited consolidated financial statements for the fiscal year ended March 31, 2022, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 (the “2022 10-K”), and (ii) unaudited consolidated financial statements for the quarterly periods ended June 30, 2022, September 30, 2022 and December 31, 2022, included in the Company’s Quarterly Reports on Form 10- Q for such quarterly periods (collectively, the “Form 10-Qs” and together with the 2022 10-K, the “Prior Financial Statements”), should no longer be relied upon because of certain material misstatements contained in the Prior Financial Statements (the “Default”). On June 2, 2023, the Ontario Securities Commission issued a management cease trade order against David Klein, the CEO and Judy Hong, the CFO, as a result of the Default. The management cease trade order was lifted on June 27, 2023 following the filing of the Company’s annual reports on Form 10-K for the fiscal years ended March 31, 2023 and 2022, which contained the Company’s audited financial statements for the fiscal years ended March 31, 2023 and 2022, as well as restatements of the Prior Financial Statements.

Since August 2019, Ms. Yanofsky has served as a member of the board of directors of Reitmans. On May 19, 2020, Reitmans filed a petition with the Québec Superior Court for the issuance of, and was granted on the same day, an initial order (the “Initial Order”) seeking the protection and the remedies offered by the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C 36 (the “CCAA”). Since its initial filing, Reitmans obtained extensions of the Initial Order until May 28, 2021. On May 25, 2021, the Québec Superior Court issued an extension of the stay of proceedings pursuant to the CCAA until September 28, 2021. Reitmans has elected to reduce the amount of the interim debtor-in-possession financing entered into in connection with the CCAA proceedings from C$60.0 million to C$30.0 million. On January 4, 2022, Reitmans obtained a sanction order from the Québec Superior Court for the Company’s plan of arrangement under the CCAA (the “Plan of Arrangement”). Under the Plan of Arrangement, Reitmans distributed an aggregate amount of C$95 million (the “Reitmans Settlement Amount”) to its creditors in full and final settlement of all claims affected by the Plan of Arrangement, including an initial payment of up to C$20,000 per claim plus, if applicable, a pro rata distribution of the remaining balance of the Reitmans Settlement Amount.

Except as set forth above, we are not aware of any of our directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board of Directors, Committees and Governance

Overview

The Board and management of the Company recognize the importance of corporate governance for the effective management of the Company and the protection of its stakeholders, particularly Shareholders.

National Policy 58-201 – Corporate Governance Guidelines establishes corporate governance guidelines that apply to all public companies. National Instrument 58-101 – Disclosure of Corporate Governance Practices mandates disclosure of corporate governance practices, which disclosure is set out below, in accordance with Form 58-101F1 – Corporate Governance Disclosure. The Company is also required to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “SOX”) and the applicable rules adopted by the SEC pursuant to SOX, as well as the Nasdaq Rules and the rules of the TSX.

Maintaining a high standard of corporate governance is a priority for the Board and the Company’s management as both believe that effective corporate governance will help create and maintain Shareholder value in the long term. A description of the Company’s corporate governance practices is set out below.

Board of Directors

The Board is responsible for the stewardship of the Company, supervising the management of our business and our affairs and acting in the best interests of the Company and Shareholders. The Board has adopted a written “Corporate Governance Guidelines,” pursuant to which the Board assumes responsibility for the stewardship of the Company. The Corporate Governance Guidelines are attached as Appendix A to this Proxy Statement and are also available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.

The Company’s Corporate Governance Guidelines state that the primary responsibilities of directors are to exercise their business judgment in good faith and to act in what they reasonably believe is in the best interests of the Company and its Shareholders. Directors are required to fulfill their responsibilities consistent with their fiduciary duties to Shareholders, in compliance with all applicable rules and regulations and subject to the provisions of the Company’s certificate of incorporation, as amended, and its bylaws. In forming his or her judgment, each director is entitled to rely in good faith on the accuracy of the records of the Company and the information, opinions, reports or statement presented by the Company’s officers, employees, Board committees, outside advisors and auditors. In discharging their obligations, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

The independent judgment of the Board in carrying out its responsibilities is the responsibility of all directors. The Board facilitates independent supervision of management through meetings of the Board and through frequent informal discussions among independent members of the Board and management. In addition, the Board has free access to the Company’s external auditors, external legal counsel and to the Company’s officers.

Board Meetings

The Company’s Corporate Governance Guidelines state that all directors are expected to make reasonable best efforts to attend all meetings of the Board, all meetings of the committees of which they are members and the annual meeting of Shareholders, and to maintain a satisfactory Board and committee meeting attendance record of no less than 75% in the aggregate, subject to recusal by the Board or relevant committee. During Fiscal 2024, each director attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all Committees on which such director served (in each case held during such director’s relevant period of service). During Fiscal 2024, the Board met 24 times, the Audit Committee met 10 times and the CGCN Committee met 6 times. During Fiscal 2024, the current directors attended, in aggregate, over 98.4% of the total number of Board meetings, 94% of CGCN Committee meetings, and 100% of Audit Committee meetings held and on which he or she served during his or her period of service. The Board and committees held a combination of in person and video conference meetings. The individual attendance summary for each of the directors who served as a director during Fiscal 2024 is set forth above.

Board Member Attendance at Annual Shareholder Meetings

The Company generally encourages, but does not require, directors to attend the Company’s annual meetings of Shareholders. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference. All directors were present at the Company’s 2023 Annual General and Special Meeting of Shareholders, which was held via live audio webcast held on September 25, 2023.

Director Independence

The Board is currently comprised of five directors: David Klein, Willy Kruh, Theresa Yanofsky, Luc Mongeau, and David Lazzarato (Chair). Please see the biographies of individual directors under “Proposal No. 1 – Director Election Proposal – Nominees for Election as Directors at the Meeting.” As of the date this Proxy Statement, a majority of the directors of the Company meet the independence requirements for a director in accordance with Section 1.4 of NI 52-110 and the definition of “independent director” under applicable Nasdaq Rules. The Board has determined that four of the five Nominees (or approximately 80% of the Nominees), namely Messrs. Lazzarato, Kruh, Mongeau and Ms. Yanofsky, have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and each is an “independent director” under Rule 5605(a)(2) of the Nasdaq Rules and meet the definition of “independence” under NI 52-110. Mr. Klein is not considered independent because of his role as the CEO of the Company.

During Fiscal 2024, following the conclusion of formal business of each quarterly Board meeting, the non-independent director was asked to leave the meeting and the independent directors held an “in camera” meeting to facilitate open and candid discussion. In addition, any item which could involve a potential conflict of interest among one or more directors is voted on by those directors that are not related to the conflict in question. It is anticipated that “in camera” meetings of the independent directors will continue to be held in this manner during the current fiscal year.

Board Leadership Structure and Qualifications

Pursuant to the Corporate Governance Guidelines, the Board must be composed of a majority of “independent directors,” including the Chair of the Board. The Company defines an “independent director” in accordance with the standards and requirements promulgated by all applicable regulatory bodies exercising control over the Company, including Rule 5605(a)(2) of the Nasdaq Rules. Where it is not appropriate for the Chair of the Board to be independent, an independent director will be appointed to act as lead director (the “Lead Director”).

Currently, David Klein serves as our CEO and Dave Lazzarato serves as Chair of the Board. Because Mr. Lazzarato is an independent director, we currently do not have a Lead Director.

The Chair of the Board will preside over all meetings of the directors, be responsible for the agenda at all meetings of the Board and, if present, will preside over meetings of Shareholders. The Chair will convey recommendations of the independent directors to the Board and will be the liaison between the Board and the management of the Company. The Chair will preview information sent to the Board as necessary and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items.

The key responsibilities of the Chair of the Board include, among other things:

●	providing leadership to the Board with respect to its functions as described in the Corporate Governance Guidelines and as otherwise may be appropriate;

●	ensuring Canopy Growth’s policies and practices related to corporate governance and Board operations are properly reflected in internal and external communications;

●	working with the CGCN Committee, submitting to the Board a proposed slate of directors for election at the annual general meeting of Shareholders;

●	ensuring that appropriate procedures are in place for the effective operation of the Board;

●	managing the ongoing performance review and the compensation plan for the Company’s CEO; and

●	being available to the Company’s CEO and management to provide guidance and advice.

Where it is not appropriate for the Chair of the Board to be independent, the Lead Director carries out the primary responsibilities that would otherwise be the responsibility of the independent Chair of the Board. The Board believes that requiring that there be a Lead Director in the event the Chair of the Board is not an Independent Director is appropriate at this time to provide the most effective leadership structure for Canopy Growth in the rapidly evolving and highly-regulated cannabis industry.

Oversight of Risk Management

The Board oversees the management of risks inherent in the operation of our business, with a focus on the most significant risks that we face. The Board performs this role primarily through its Audit Committee and CGCN Committee. Each Board committee addresses the risks specific to the function of that committee. For example, the Board committees address the following risks:

●	The Audit Committee performs the Board’s oversight responsibilities as they relate to our accounting policies, internal controls, and financial reporting practices, and is responsible for, among other things, overseeing the process by which the Company assesses and manages risk and identifying risks inherent in the Company’s business.

●	In connection with its corporate compensation responsibilities, the CGCN Committee reviews all compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

●	In connection with its corporate governance responsibilities, the CGCN Committee is to discuss with management and evaluate management’s efforts to ensure that the Company’s management is taking into account risks that may affect the Company in the areas of human capital management, and the need to update disclosure controls and procedures to address evolving disclosure requirements on environmental, social and governance matters.

Position Descriptions

Chief Executive Officer

The CEO leads the management of the Company’s business and affairs and the implementation of the resolutions and policies of the Board and will report to and comply with the direction of the Board. The key accountabilities and responsibilities of the CEO include, among other things: duties relating to the Company’s values, strategy, governance, risk management, risk appetite, financial information, human resources management, operational direction, Board interaction, talent management, succession planning and effective communication with Shareholders, clients, employees, regulators and other stakeholders. In addition, the Klein Agreement (as defined below) sets forth the responsibilities of the CEO, as approved by the Board, including:

●	shaping global strategic plans by developing and executing the Company’s strategy with the appropriate scale and pace while retaining Company values and entrepreneurial culture;

●	developing a world-class supply chain by defining and executing the supply chain strategy and aligning people, processes and system to optimize output while maintaining high levels of efficiency across product development, manufacturing/production, quality control and logistics;

●	delivering consistency by producing results based on agreed upon targets and timetable in a rapidly evolving industry;

●	building best in class product portfolios by continuing to innovate and develop new products to fulfill consumers across various channels;

●	embracing social responsibility by ensuring that the Company is adhering to all regulatory requirements and is viewed a leader in quality products and safety around the world;

●	cultivating high performing cross-functional teams to create a culture through a combination of recruiting top talent, restructuring current roles/responsibilities as needed, and developing high potential team members;

●	fostering an entrepreneurial and fast-paced environment that operates with discipline and trust among leaders; and

●	such other duties as the Board may specify from time to time.

Committee Chairs

The Board has developed written charters with respect to each of the Audit Committee and the CGCN Committee, which includes a description of the primary responsibilities of the Chairs of such committees.

The primary responsibilities of the Chair of the Audit Committee and CGCN Committee include, among other things: chairing and setting the agenda for the meetings of the applicable committee, providing leadership to the applicable committee and acting as liaison and maintaining communication with the Chair of the Board and the Board to optimize and co-ordinate input from directors, and to optimize the effectiveness of the applicable committee. The Corporate Governance Guidelines and the committee charters set out in writing the responsibilities of the Board and the committees, respectively.

Committees of Our Board of Directors

The standing committees of the Board consist of the Audit Committee and the CGCN Committee. The responsibilities of these committees are described below. In addition, the Board may establish other committees from time to time to assist the Board in connection with specific matters. The Board oversees the operations of the committees, the appointment of their respective members, their compensation and their conduct. The Board has no intention at this time to establish other standing committees. The following table summarizes the current membership of the Board and each of its committees:

Director Name	Audit Committee	CGCN Committee
David Klein	--	--
Willy Kruh	Chair	--
David Lazzarato	Member	Member
Luc Mongeau	--	Member
Theresa Yanofsky	Member	Chair

The Audit Committee and the CGCN Committee have adopted detailed charters outlining their responsibilities, including the specific responsibilities of the chair of each committee. Copies of these charters are available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.

Audit Committee

General. The Board has a separately designated standing Audit Committee established in accordance with the Nasdaq Rules. The Audit Committee is currently comprised of three directors: Willy Kruh (Chair), David Lazzarato, and Theresa Yanofsky, all of whom are considered to be “independent” within the meaning of such term under applicable Nasdaq Rules for Audit Committees and Section 1.4 of NI 52-110. The members of the Audit Committee are appointed by the Board, and each member of the Audit Committee serves at the pleasure of the Board until the member resigns, is removed or ceases to be a member of the Board.

The Board has determined that Willy Kruh, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” for purposes of the SEC’s rules and meets the requirements for independence of audit committee members under the Nasdaq Rules. The SEC has indicated that the designation of Mr. Kruh as an audit committee financial expert does not make him an “expert” for any purpose, impose any duties, obligations or liabilities on him that are greater than those imposed on other members of the Audit Committee and the Board who do not carry this designation or affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board.

Purpose. The Audit Committee’s primary purpose is to assist the Board in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting and accounting compliance, the audit process of the financial statements and processes for identifying, evaluating and monitoring the management of the Company’s principal risks impacting financial reporting. The committee also assists the Board with the oversight of financial strategies and the adequacy and effectiveness of the Company’s overall risk management program. The Audit Committee Chair also meets regularly with management and with the Company’s internal auditors, including its CFO, and its external auditors, PKFOD. The Audit Committee Charter (the “Audit Committee Charter”) sets forth the role and responsibilities of the committee’s chair.

Responsibilities. Pursuant to the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.

The Audit Committee Charter is available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.

CGCN Committee

General. The CGCN Committee is currently comprised of three directors of the Company: Theresa Yanofsky (Chair), David Lazzarato, and Luc Mongeau, each of whom is considered to be an “independent director” under applicable Nasdaq Rules relating to compensation committees and meet the definition of “independence” under NI 52-110.

Purpose. The CGCN Committee’s purpose is to provide leadership in shaping the corporate governance policies and practices of the Company, put forward nominations for the appointment of directors by the Board, discharge the responsibilities of the Board relating to compensation of the Company’s directors and executive officers as determined by the Board, assist the Board in establishing appropriate incentive compensation and equity-based plans and to administer such plans, oversee the annual process of evaluation of the performance of management; and to assist the Board in its oversight of CGCN Committee’s human resource strategies.

Responsibilities – Compensation and Corporate Governance Matters. The CGCN Committee’s primary responsibilities are, among other things, to assist the Board in discharging its responsibilities relating to: (1) setting the Company’s compensation program, (2) administering and monitoring the incentive and equity-based compensation plans including awards under the Company’s Omnibus Incentive Plan (the “Omnibus Incentive Plan”), and (3) preparing the compensation committee report, in the annual report and proxy statement under the rules and regulations of the SEC. In addition, the CGCN Committee is responsible for overseeing and assessing the functioning of the Board, its committees and individual directors, for the development, recommendation to the Board, implementation and assessment of effective corporate governance principles, overseeing the process of succession planning for the CEO and, as warranted, other senior officers of the Company, and handling such other matters that are specifically delegated to the committee by the Board from time to time.

Pursuant to the CGCN Committee charter (the “CGCN Committee Charter”), the CGCN Committee shall, among other things:

●	annually, review and approve or recommend that the Board approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those corporate goals and objectives, and approve or recommend that the Board approve the CEO’s compensation level based on this evaluation;

●	annually review and, as appropriate, approve or recommend that the Board approve each element of compensation including salaries, bonuses, benefits, and perquisites, and including with respect to any equity-based plans, for the CEO and each other executive officer;

●	annually review, and as appropriate, approve or recommend the results of the most recent shareholder advisory vote on the compensation of named executive officers (a “Say on Pay Vote”) when considering executive compensation policies and decisions, the frequency with which the Company will conduct Say on Pay Votes, the inclusion of proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote in any Company filing with the SEC in accordance with applicable law and regulation; and

●	annually, review the results of the CEO’s performance with the Chair of the Board or the Lead Director, as applicable.

The CGCN Committee Charter does not provide for delegation of these duties.

Pursuant to the CGCN Committee Charter, the CGCN Committee has the authority to retain, at Canopy Growth’s expense, a compensation consultant only after taking into consideration the independence factors set out in Rule 5605(d)(3)(D) of the Nasdaq Rules (the “Compensation Committee Advisor Independence Factors”), to the extent applicable. For Fiscal 2024, after considering the Compensation Committee Advisor Independence Factors, the CGCN Committee directly retained Mercer (Canada) Limited (“Mercer”) as its compensation consultant.

For additional information with respect to the role of Mercer in the determination of executive compensation, please see “Compensation Discussion and Analysis,” including the information under the subsection entitled “Annual Oversight of Compensation.”

Responsibilities – Board Nominations. The CGCN Committee is responsible for: identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of Shareholders. In carrying out the foregoing duties, the CGCN Committee consistently seeks to achieve a balance of knowledge, experience, diversity and capability on the Board. While the CGCN Committee has not established specific minimum qualifications for director candidates, it considers all pertinent factors that it deems appropriate, including diversity (See “Diversity, Equity and Inclusion” below), and believes that the Board should be comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have broad, business-related knowledge and experience at the policy-making level, (iv) have qualifications that will increase overall Board effectiveness, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. In evaluating and identifying candidates, the CGCN Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

The CGCN Committee will also consider director nominations identified by Shareholders. Nominations by Shareholders must be provided in a timely manner and must include sufficient biographical information so that the CGCN Committee can appropriately assess the proposed nominee’s background and qualifications. For a Shareholder to have his or her candidate considered by the CGCN Committee for inclusion as a director nominee at the 2025 annual meeting of Shareholders, Shareholder submissions of candidates for nomination to the Board must be submitted in writing to the Corporate Secretary of the Company at Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8. Potential nominees recommended by a Shareholder in accordance with these procedures will be considered and evaluated in the same manner as other potential nominees.

From time to time, the CGCN Committee has retained certain executive search firms to identify potential Board candidates based on identified skills that are complimentary to those identified in the Board skills matrix with respect to current directors, taking into account expected or current vacancies. Prospective nominees are identified with the assistance of an executive search firm and interviewed by each committee member and the Company’s CEO. The Chair of the CGCN Committee will recommend to the Board that an offer be made to the prospective nominee for their appointment to the Board. At that time, should the nominee accept the offer, such executive search firm is eligible to receive a success fee for the placement of the nominee equal to 2% of base compensation the nominee would receive upon becoming a director, up to C$25,000 per candidate.

The CGCN Committee Charter is available on the Company’s website at www.canopygrowth.com/investors/governance/committees-charters/.

Compensation Committee Interlocks and Insider Participation

The following persons served as members of the CGCN Committee during Fiscal 2024: Robert Hanson (former director), Luc Mongeau, James Sabia (former director), Theresa Yanofsky and David Lazzarato. No person who served as a member of the CGCN Committee during Fiscal 2024 has served as an officer or employee of the Company, and no such person had any relationships with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During Fiscal 2024, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the CGCN Committee or the Board.

Diversity, Equity and Inclusion

The Board is committed to ensuring diversity amongst the directors and senior management of the Company. Since March 2020, the Board has maintained a written policy that recognizes the value of having diversified and inclusive representation amongst its directors and senior management (the “Leadership Diversity Policy”). The Leadership Diversity Policy sets forth the Company’s focus on promoting the contribution from individuals with a wide variety of background and experiences and the Company’s commitment to representing the communities and broad consumer base and workforce of which it serves.

The CGCN Committee is guided by the following principles in identifying qualified candidates for nomination to the Board and based on recommendation from the CEO, appointing and promoting senior management:

a)	Candidates should be weighed against objective criteria and selection should be based on merit, taking into account the benefits of diverse representation amongst leadership - Nominating respected and experienced board members and senior leadership from a variety of backgrounds is crucial for company success. The diversity strategy will supplement the constituent factors that inform the nomination and appointment process.

b)	Achieving diversity requires intentional effort - The Company continues to integrate and refine the goal of diverse representation with regard to gender, age, sexual orientation, and ethno-cultural groups as well as “Designated Groups” (as defined in the Employment Equity Act, namely women, members of visible minorities, Indigenous peoples and persons with disabilities) amongst Board members and senior management through ongoing review and evaluation of the results of the implementation of the diversity strategy.

c)	Achieving diversity leads to increased credibility and engagement - The Company acknowledges that the nature of the cannabis industry and cannabis consumers is such that diversity amongst leadership increases credibility and engagement with consumers and the communities we serve.

d)	Diversity amongst leadership is particularly important and beneficial in the cannabis industry - The Company recognizes that inequities and barriers for designated groups have marked the history of the industry and will continue to do so without leadership from the cannabis industry itself. Subscribing to a broad diversity strategy will set an example and provide leadership in the nascent stages of our industry.

The Leadership Diversity Policy does not set formal targets for representation of persons included in any of the Designated Groups on the Board or in senior management of the Company, due primarily to the limited size of the Board and of the senior management team, reliance on self-reporting and the need to ensure that recruitment efforts and appointments are primarily based on the merits of the individuals and the needs of the Company at the relevant time. However, the CGCN Committee takes gender and other diversity representation from women and other members of Designated Groups into consideration as part of its overall nomination, recruitment, election and re-election process, but it remains one factor amongst many others, and as such, no special weighting is given to that criterion.

Over the course of Fiscal 2024, the Company has continued its journey towards creating greater equity in its workplace. We have undertaken the below noted steps to help us achieve our diversity, equity and inclusion (“DEI”) vision to: 1) develop a workforce of talent that reflects the communities and consumers we serve, and 2) create an inclusive environment where individuals from underrepresented groups feel welcomed, respected and valued based on their unique identities and perspectives. To achieve these goals, we believe in investing in resources and integrating DEI strategies into our business efforts and priorities versus treating them solely as a standalone objective. As part of our initiatives, we have developed a multi-year strategy focused on the following four areas: 1) systems and accountability; 2) increased representation of underrepresented identities targeting support toward advancement of such individuals; 3) creating a culture of inclusion; and 4) increased education and awareness. As part of this work, several of our key activities are highlighted below:

●	Established employee resource groups (“ERGs”) focused on creating community and allyship for specific underrepresented identities.

●	Instituted a Canadian company-wide holiday for the Day of Truth and Recognition as a part of Canada’s overall initiatives towards Indigenous Reconciliation.

●	Instituted a U.S. company-wide holiday in recognition of both Martin Luther King Day and Juneteenth.

●	Launched expanded recognition day calendar for historically excluded groups with dates including, among others, Lunar New Year, Juneteenth, World Mental Health Day, Diwali and the Indigenous People’s Day.

●	All recruiters, human resource business partners, and members of our Talent Management team received training on how to manage bias in hiring.

●	To increase diversity in our job candidate pipeline we partnered with job boards and with external recruiting firms focused on recruiting people of color and other underrepresented groups.

●	Integrated tools to mitigate bias into year-end review, our talent review processes and our annual merit program.

We actively seek opportunities to enhance our DEI strategy through a variety of initiatives. Although we are still early in the journey, we are investing time, resources and leadership engagement to achieve our desired results and achieve meaningful progress. As of the date of this Proxy Statement, the Company has five directors, one of whom is a woman, representing 20% of Board membership. None of the current directors are from any of the other “designated groups” (as defined in the Employment Equity Act (Ontario), namely women, members of visible minorities, Indigenous peoples and persons with disabilities (collectively, the “Designated Groups”). As of the Record Date, two of the Company’s named executive officers, as such term is defined by the SEC and Canadian National Instrument 51-102 - Continuous Disclosure Obligations, are women, each of whom is a visible minority. None of the executive officers are from any of the other Designated Groups. As of the Record Date, four of the Company’s seven leadership committee members are women, two of whom are visible minorities. None of the leadership committee members are from any other Designated Groups.

Nasdaq Diversity Matrix

In compliance with Nasdaq’s Board Diversity Rule, the table below provides information regarding our director's diversity information. The information presented below is based on voluntary self-identification responses we received from each director. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix
	(as of August 8, 2023)			(as of August 1, 2024)
Total Number of Directors		7			5
Part I: Gender Identity	Female		Male	Female		Male
Directors	2		5	1		4
Part II: Demographic Background
African American or Black	–		–	–		–
Alaskan Native or Native American	–		–	–		–
Asian	–		–	–		–
Hispanic or Latinx	–		–	–		–
Native Hawaiian or Pacific Islander	–		–	–		–
White	2		5	1		4
Two or More Races or Ethnicities	–		–	–		–
LGBTQ+		1			1
Did Not Disclose Demographic Background		–			–

Ethical Business Conduct

The Board is responsible for promoting an ethical business culture and fostering an environment that places an emphasis on compliance. The Board monitors compliance, including through receipt by the Audit Committee, of reports of unethical behavior.

The Board has adopted a Code of Business Conduct and Ethics (the “Code”) for directors, officers (including our CEO, CFO and principal accounting officer), employees and applicable third parties conducting work for or on behalf of the Company. The Code may be accessed on the Company’s website at www.canopygrowth.com/code-of-business-conduct-and-ethics/. The Code clearly defines how individuals working for or on behalf of the Company are expected to conduct themselves while representing the Company. Significant efforts are made to ensure all employees fully understand their responsibilities under the Code through training, leadership communications, certification requirements and awareness initiatives.

Directors, officers, employees and consultants are responsible for reporting situations of non-compliance with respect to breaches of law, regulation or company policy, including the Code, or other concerns related to ethics and business conduct of which they become aware to the Chair of the Board, CEO, Corporate Secretary or outside legal counsel or in accordance with the Company’s Whistleblower Policy. If any person chooses to remain anonymous, every effort is made by the Company to respect such a request.

The Company has a strict no retaliation policy for anyone who reports a violation in good faith, regardless of the accuracy of such a report. Furthermore, any allegation of reprisal is fully investigated by the Company.

The Board has also adopted a Whistleblower Protection Policy which establishes procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing and other financial matters (collectively, “Accounting Irregularities”), any illegal acts or violations of the Code or any other policy of the Company, or applicable laws and regulations (collectively, “Wrongdoings”); and (ii) the submission by employees, officers and directors of the Company, on a confidential and anonymous basis, of concerns regarding any Accounting Irregularities and Wrongdoings.

The Board has also adopted a Disclosure Policy to ensure, among other things: (i) that the Company complies with timely disclosure obligations under securities laws and the regulations of the stock exchanges on which the Company’s securities are listed; (ii) that the Company prevents material misrepresentations made to the public; (iii) that the Company prevents the selective disclosure of “material information” (as defined in the Disclosure Policy); (iv) that prompt corrected disclosure is made by the Company, if material information is undisclosed or if material misrepresentations are known to have been made publicly; and (v) that all communications to the public are informative, timely, factual, balanced, accurate and broadly disseminated.

The Board has also adopted an Insider Trading Policy to ensure, among other things: (i) that persons to whom the policy applies understand their obligations to preserve the confidentiality of undisclosed “Material Information” (as defined in the Insider Trading Policy); (ii) strict compliance by all insiders with all requirements relating to the reporting of insider trading and with respect to trading when in possession of undisclosed “Material Information”; and (iii) that individuals subject to scheduled and unscheduled blackout periods adhere to the restrictions on trading as set out in the Insider Trading Policy.

The Board has also continued to maintain and has updated existing policies after completing a thorough review of its corporate governance practices. The following table outlines updates to our policies:

Policy	Description
Clawback Policy	An updated version of the policy was adopted by the Board that provides for the recoupment of certain executive compensation, including but not limited to short- and long-term incentives, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws. This policy is applicable to executives, officers and to senior management as well as other persons who perform policy-making functions of the Company.
Code of Business Conduct and Ethics	An updated version of the Code of Business Conduct and Ethics was adopted by the Board to, among other things, include language regarding the monitoring and reporting of forced and child labor, including in compliance with Canada’s Fighting Against Forced Labour and Child Labour in Supply Chains Act S.C. 2023, c. 9.

Exercise of Independent Judgment – Conflicts of Interest

The Company is governed by the provisions of the CBCA, pursuant to which a director or officer of the Company must disclose to the Company in writing or by requesting that it be entered in the minutes of meetings of the Board, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Company, if the director or officer: (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. Except as otherwise permitted by the CBCA, an interested director cannot vote on any resolution to approve such contract or transaction.

Board and Committee Assessment

The Board is committed to regular assessments of its own effectiveness and that of its committees. The CGCN Committee is responsible for coordinating periodic assessments of the effectiveness of the Board, the Audit Committee and the CGCN Committee. Annually, the CGCN Committee makes recommendations to the Board regarding the process to be followed and the issues to be explored.

The Board addresses items raised both through the assessment process and through informal feedback as warranted. In Fiscal 2024, the Board has continued to expand its exposure to members of management, further enhanced its focus on key topics of strategic concern to the Company, and continued to develop its knowledge of the Company’s business functions through various presentations and discussions from internal business groups. However, as a result the recent appointments to the Board as of February 7, 2024 and the resignation of all of the CBI Group’s board nominees on April 18, 2024, the Board did not conduct a formal assessment of its own effectiveness and that of its committees during Fiscal 2024 and anticipates that such function will be completed later during the current fiscal year once the newly constituted Board consisting of only five members has had sufficient opportunity to work together.

Orientation and Continuing Education

The CGCN Committee ensures that newly elected directors and committee members receive effective and comprehensive orientation, and that all directors are provided continuing education opportunities, both to maintain and enhance their skills and abilities as directors and, as applicable, committee members, and to ensure their knowledge and understanding of the Company’s business remains current.

Through its onboarding program, new directors are given the opportunity to meet with members of management to review the budget, forecast and strategic plan for the Company, as well as key corporate projects. When circumstances permit, a new director shall participate in a site tour and receive an overview of the past year of activities, the competitive landscape and insight into distribution channels.

In order to ensure that directors are knowledgeable in subjects related to the discharge of their duties as well as cannabis industry trends, the Company has addressed continuing education in its Corporate Governance Guidelines, which provide, among other things, that each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise in connection therewith. The Board has adopted a Continuing Education Policy, which provides that the CGCN Committee will present the directors, from time to time throughout each fiscal year, with a variety of continuing education opportunities. The CGCN Committee may also invite external legal counsel and other external advisors of the Company to present at Board meetings on topics and trends facing companies in the cannabis industry. In addition, directors have access to the Company’s in-house and external legal counsel in the event of any questions or matters relating to their corporate and director responsibilities and to keep themselves current with changes in legislation. In Fiscal 2024, the Board was offered six education sessions, two of which were presented by external advisors and four were presented by various Company business units. These included a session on director fiduciary duties (Canada and the US), product trends innovation in the Canadian cannabis market, changes to the U.S. cannabis regulatory landscape, requirements of Modern Slavery Reporting and training on the company’s Cybersecurity disclosure and Clawback Policy. Sessions were held in-person and virtually and the majority were attended by all members of the Board.

These continuing education opportunities are in addition to any presentations by management or other Company employees on the Company’s ongoing operations either at Board meetings or organized separately.

The Board of Directors Continuing Education Policy is administered by the CGCN Committee and reviewed on an annual basis and revised as necessary.

Board Skills Matrix

The following skills matrix sets out skills and expertise that the Board considers important to fulfill its oversight role, the specific skills and expertise of each Nominee and reflects the current strengths of the Board as a whole.

Experience / Skill	Theresa Yanofsky	Willy Kruh	David Klein	Luc Mongeau	David Lazzarato
Cannabis industry		√	√
Pharmaceutical / biomedical industry		√
Retail and consumer products industries	√	√	√	√	√
Real estate industry	√				√
Public company board experience	√		√		√
Public company CEO experience	√		√	√	√
CPA designation		√			√
Public Company CFO Experience		√	√		√
Corporate governance		√	√		√
Executive compensation	√			√	√
International business	√	√	√	√	√
Government relations					√
Strategic planning	√	√	√	√	√
M&A	√	√	√	√	√
Finance and capital markets		√	√		√
Legal and regulatory		√		√	√
HR and labor relations	√	√		√	√
Marketing	√	√		√
Operations	√	√		√
Information technology	√	√	√	√	√

Director Term Limits and Other Mechanisms of Board Renewals

The Board has not adopted director term limits, other than pursuant to the Director Retirement Age Policy, as further described below, or formal mechanisms of Board renewal as it believes that the imposition of such limitations on a Board implicitly discounts the value of experience and continuity amongst the Board members and runs the risk of excluding experienced and potentially valuable Board members as a result of an arbitrary determination. Instead, the CGCN Committee reviews the Board’s composition on a regular basis and has established criteria for its directors based upon the Company’s current and projected needs in accordance with the identified skills matrix (see above under “Board Skills Matrix”). In order to ensure that the interests of directors are fully aligned with those of the Company, directors shall be required to retire from the Board at the age of 75 in accordance with the Company’s Mandatory Director Retirement Age Policy. One year prior to a given director attaining the age of 75, the CGCN Committee will begin the process of identifying a suitable replacement for the retiring director. In exceptional circumstances, the CGCN Committee may recommend to the Board to exempt a director from the application of the Mandatory Director Retirement Age Policy.

Anti-Hedging & Insider Trading Policy

Pursuant to the Company’s Insider Trading Policy, the executive officers and directors are not permitted to enter into any transaction that has the direct or indirect effect of offsetting the economic value (hedging) of any interest in any security of the Company. This includes the purchase of financial instruments such as variable prepaid forward contracts, equity swaps, collars or units of exchange funds that are designed to hedge or offset a decrease in the market value of securities. To the Company’s knowledge, no executive officer or director of the Company has entered into any such transaction or purchased such a financial instrument.

The Board has also adopted an Insider Trading Policy to ensure, among other things: (i) that persons to whom the policy applies understand their obligations to preserve the confidentiality of undisclosed “Material Information” (as defined in the Insider Trading Policy); (ii) strict compliance by all insiders with all requirements relating to the reporting of insider trading and with respect to trading when in possession of undisclosed “Material Information”; and (iii) that individuals subject to scheduled and unscheduled blackout periods adhere to the restrictions on trading as set out in the policy. The Company seeks to discourage its employees from frequent buying and selling of securities for the purpose of realizing short term profits and to acquire securities as long term investments only. For greater detail on the insider trading policy please refer to the website at www.canopygrowth.com/investors/governance/articles-bylaws-policies/.

Succession Plan

In accordance with the Corporate Governance Guidelines, the Company has adopted a succession plan in order to lessen disruption and provide direction in the event of an extended absence or departure of the CEO or another member of executive management. By outlining the strategic direction of the Company, integrating strategies and embedding accountability, the succession plan is designed to ensure a smooth transition across the Company. The succession plan includes specific strategies for addressing either a short-term, long-term, or permanent absence of the CEO or other member of the executive management team. It is the responsibility of the CGCN Committee, in consultation with the executive management team and the Chief Human Resources Officer (“CHRO”), to suggest further mechanisms to minimize the impact of an unforeseen absences or vacancies in key roles and to ultimately make a recommendation to the Board to fill the vacancy. Pursuant to the Corporate Governance Guidelines, the CGCN Committee is required to annually review and report to the Board on succession planning, which must include emergency CEO succession, CEO succession in the ordinary course and succession for other members of the senior management team.

Share Ownership Guidelines

For the purpose of strengthening the alignment of the interests of the Company’s executive officers and non-employee directors with those of the other Shareholders, the Company approved written Share Ownership Guidelines in August 2020 (the “Guidelines”) and are reviewed annually on an as-needed basis. In accordance with the Guidelines, executive officers as well as certain other members of senior management are expected to hold share interests valued at the multiples of annual base salary by the end of an initial five-year accumulation period, beginning on the later of (i) the date of approval of the Guidelines; or (ii) the date on which the Guidelines become applicable to a given director or officer following their appointment to such position, and to maintain such an ownership level thereafter. The following details the guidelines applicable to the executive officer positions currently held as of March 31, 2024:

Title	Guidelines
Chief Executive Officer	five times base salary
Chief Financial Officer	three times base salary
Chief Legal Officer	three times base salary

Directors are expected to hold share interests valued at two-and-a-half times their annual cash board retainer by the end of an initial five-year accumulation period and to maintain such an ownership level thereafter. For purposes of the Guidelines, share interests include, among other things, Shares, restricted stock and RSUs.

In instances where an officer or director has not achieved the Share ownership level established by the Guidelines within the initial five-year accumulation period, the CGCN Committee will review the matter with such officer or director to determine an appropriate remedy in light of the principles of these Guidelines. The CGCN Committee will annually review and assess the adequacy of the Guidelines and adopt any changes it deems necessary.

Communication with the Board

The Company values input from its Shareholders and is respectful of their right to communicate any concerns they may have to leadership of the Company. Considering the above, Shareholders or other interested parties may arrange to communicate directly with members of the Board or committees of the Board, the Chair of the Board, a Chair of a committee of the Board or the Board or committees of the Board as a group by writing to them in the care of the Board of Directors, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, ON, K7A 3K8. We will forward all such communications (other than unsolicited advertising materials) to the applicable members of the Board or committees of the Board. The Company reserves the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to Board or committee matters or that are otherwise inappropriate.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of the Company

The following table sets forth information, based on data provided to us or filed with the SEC, with respect to beneficial ownership of our Shares as of the Record Date for:

●	all persons known by us to own beneficially more than 5% of our outstanding Shares;

●	each of our NEOs named in the Summary Compensation Table included under “Executive Compensation” herein;

●	each of our directors; and

●	all of our current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Generally, a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power of that security, including any securities that a person has the right to acquire voting or investment power within 60 days. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to the Shares beneficially owned by them, subject to applicable community property laws.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class(2)
Greater than 5% Shareholders
CBI Group	26,261,474	(3)	23.6%
Directors, Nominees and Named Executive Officers
David Klein	785,897	(4)	*
Willy Kruh	4,513	(5)	*
David Lazzarato	15,734	(6)	*
Luc Mongeau	4,506	(7)	*
Theresa Yanofsky	15,416	(8)	*
Judy Hong	179,533	(9)	*
Christelle Gedeon	104,213	(10)	*
Current Directors and Executive Officers as a Group (7 persons)	1,109,812		1.3%
* Less than 1%.

Notes:

(1)	Except as otherwise indicated, the address for each Shareholder listed is c/o Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.

(2)	The percentages above are based on 84,856,023 Shares outstanding as of the Record Date. In accordance with the rules of the SEC, Shares that may be issued upon the exercise of or vesting of derivative securities (such as Options and RSUs) within 60 days of the Record Date are deemed to be beneficially owned by the person holding such stock Options or RSUs and are treated as outstanding for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Consists of 15,811,474 Exchangeable Shares held by Greenstar Canada Investment Limited Partnership (“Greenstar”) and 10,450,000 Exchangeable Shares held by CBG Holdings LLC (“CBG”). According to the Schedule 13D/A (Amendment No. 13) (“13D/A#13”) filed with the SEC on April 19, 2024 by CBG, Greenstar II LLC (“GII”), Greenstar II Holdings LLC (“GIIH”), Greenstar, Greenstar Canada Investment Corporation (“GCIC”), Constellation Brands Canada Holdings ULC (“CBCH ULC”), Constellation Capital LLC (“CC LLC”), Constellation International Holdings Limited (“CIHL”) and Constellation Brands, Inc. (“CBI”), (i) each of Greenstar, GCIC, CBCH ULC, CC LLC and CIHL has shared voting and dispositive power over 15,811,474 Exchangeable Shares, (ii) each of CBG, GII, GIIH shares has shared voting and dispositive power over 10,450,000 Exchangeable Shares, and (iii) CBI has shared voting and dispositive power over 26,261,474 Exchangeable Shares. Each Exchangeable Share is convertible, at any time, at the option of the holder, into one Share. Other than information relating to the CBI Group’s percentage of beneficial ownership, the foregoing information is based solely on the information provided in 13D/A#13. This beneficial owner’s address is 207 High Point Drive, Victor, New York 14564.

(4)	Consists of 19,272 Shares held directly by Mr. Klein, 688,018 Options that could be exercised within 60 days of the Record Date, and 78,607 RSUs that will vest within 60 days of the Record Date.

(5)	Consists of 4,513 Shares held directly by Mr. Kruh.

(6)	Consists of 15,734 Shares held directly by Mr. Lazzarato.

(7)	Consists of 4,506 Shares held directly by Mr. Mongeau.

(8)	Consists of 15,416 Shares held directly by Ms. Yanofsky.

(9)	Consists of 356 Shares held directly by Ms. Hong, 128,989 Options that could be exercised within 60 days of the Record Date and 50,188 RSUs that will vest within 60 days of the Record Date.

(10)	Consists of 73,900 Options that could be exercised within 60 days of the Record Date by Ms. Gedeon, and 30,313 RSUs that will vest within 60 days of the Record Date.

Compensation Discussion And Analysis

Throughout this Compensation Discussion and Analysis (“CD&A”), we describe our executive compensation philosophy, program and decisions made in Fiscal 2024 for our named executive officers, as such term is defined by the SEC and Canadian National Instrument 51-102 - Continuous Disclosure Obligations (“NEOs”). For a complete understanding of the executive compensation program, this disclosure should be read in conjunction with the Summary Compensation Table and other executive compensation-related disclosures included in this Proxy Statement.

For Fiscal 2024, the Company’s NEOs included our CEO, CFO, and CLO, as follows:

Name	Title
David Klein	Chief Executive Officer
Judy Hong	Chief Financial Officer
Christelle Gedeon	Chief Legal Officer

Fiscal 2024 Performance Highlights

Fiscal 2024 was transformative year in which Canopy Growth completed several strategic initiatives necessary to emerge as a cannabis-focused, brand-led, and asset-light corporation positioned for strength and profitability across the Canadian and global cannabis markets.

Highlights for Fiscal 2024 include:

Organizational transformation and balance sheet actions

●	Completing the transition to an asset-light model in Canada by (i) exiting cannabis flower cultivation in the Company’s Smiths Falls, Ontario facility, ceasing the sourcing of cannabis flower from the Mirabel, Quebec facility; (ii) consolidating cultivation at Canopy Growth’s facilities in Kincardine, Ontario and Kelowna, British Columbia; and (iii) moving to an adaptive third-party sourcing model for all cannabis beverages, edibles, vapes, and extracts which has enabled the Company to select and bring to market exciting and exclusive formats without the required investment in research and development and production footprint.

●	Executing a business transformation that reduced cost of goods sold in Fiscal 2024 by 45% year-over-year and reduced SG&A expenses by 33% compared to Fiscal 2023.

●	Benefitting from cost reduction actions taken to date, increased Consolidated Gross Margins and Canada Cannabis Gross Margins by 4,600 basis points and 6,200 basis points year-over-year, respectively, in Fiscal 2024.

●	Completing the sale of seven properties for the aggregate gross proceeds of approximately C$155 million, including the Company’s 1 Hersey Drive facility in Smiths Falls, Ontario.

●	Reducing total debt by C$710M in Fiscal 2024 with total debt reduction of approximately C$1.1BN since the beginning of Fiscal 2023. Benefitting from debt related transactions completed subsequent to the end of Fiscal 2024, the Company has no material debt maturing until March 2026.

●	Exiting the BioSteel sports hydration business and divesting the Company’s This Works skincare and wellness brand to further focus the Company on exclusively cannabis and cannabis adjacent businesses.

Canadian Commercial Advancement

●	Strengthening the Company’s Canada adult use cannabis business to business performance yielding 2% year over year net revenue growth in Fiscal 2024 driven by substantial improvements in flower quality and consistency. This is showcased by the commercial resurgence of the Company’s Tweed brand and its’s enormously popular flower strains of Kush Mints and Tiger Cake which helped drive the Company to remain a top 5 supplier of cannabis flower in British Columbia in Q4 Fiscal 2024 (Unless otherwise indicated, market share data disclosed in this Proxy Statement is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers and government agencies).

●	In Q4 Fiscal 2024 alone, the Company added over 2,300 points of distribution ("POD") in the Canada adult-use market including 915 POD for Tweed flower, over 700 POD for various PRJ and over 650 POD for Deep Space beverages.

●	Reintroducing the Wana brand cannabis edibles in Canada in Q3 Fiscal 2024 and initiating activities to strengthen distribution nationally.

●	Driving continued outperformance of the Company’s Canada medical cannabis business with revenues increasing 10% in Fiscal 2024 vs prior year in a declining market environment through high-quality engagement and customer care of insured patients, as well as expanding the assortment of products offered to our customers including the launch of Wana brand edibles at spectrumtherapeutics.com.

International Markets Medical Cannabis Growth

●	Successfully attaining EU-GMP certification of the Company’s Kincardine, Ontario cultivation facility bolstering its ability to supply medical cannabis in international markets.

●	Responding to strong demand for medical cannabis in international markets, the Company began shipping proven Canadian flower strains Kush Mints, Tiger Cake and OG Deluxe. Shipments of the new strains and increased engagement with medical practitioners contributed to growth in Australia, Germany, Poland, and the Czech Republic in the second half of Fiscal 2024.

●	Benefiting from increased supply of high-quality cannabis from Canada, the Company secured a top four market share position in the German medical cannabis market during Fiscal 2024.

●	International markets cannabis Fiscal 2024 net revenue increased 6% year-over-year primarily attributable to growth in Australia.

Continued leadership in vaporization via Storz & Bickel

●	Reinforcing the status of Storz & Bickel as the world-leading manufacturer of high-end and medically certified vaporizers with the launch of Venty, boasting highly adjustable airflow, precise temperature control and the fastest heat-up-time of any Storz & Bickel device.

●	Demand for the new Venty vaporizer, a device priced at the top of the range for comparable portable devices, has exceeded expectations, and a second production shift was added in Q3 of Fiscal 2024 to help meet demand. In the critical holiday sales window of December 2023, the Venty vaporizer was Storz & Bickel‘s best-selling device, selling approximately double the number of the next highest selling device.

●	Black Friday sales were the most successful in Storz & Bickel’s over 20-year history with device sales increasing 55% over the number of devices sold during the prior year’s Black Friday event.

●	Storz & Bickel net revenue in Q4 Fiscal 2024 and Fiscal 2024 increased 43% and 9% year-over-year, respectively, primarily driven by strong sales of the new Venty portable vaporizer.

Advancing Canopy USA to offer shareholders unique access to U.S. market growth

●	Advancing the Canopy USA, LLC strategy by scheduling a special shareholder meeting in early Fiscal 2025 at which Canopy Growth’s shareholders overwhelmingly approved a special resolution authorizing an amendment to its articles of incorporation, which, among other things, created a new class of non-voting, non-participating exchangeable shares in the capital of the Canopy Growth, which, in turn, facilitated Canopy USA’s ability to acquire Acreage, Wana and Jetty.

●	The Company announced on May 7, 2024 that Canopy USA had initiated the acquisitions of Wana and Jetty. The acquisition of Mountain High Products LLC is expected to close in Q2 Fiscal 2025. The acquisition of Wana Wellness LLC, The CIMA GROUP LLC, and 75% of the outstanding shares of Jetty each respectively closed on May 7, 2024.

The Company also exercised the Acreage Option on June 4, 2024.

Objectives and General Principles of the Compensation Program

The Company’s compensation philosophy is based on attracting, retaining and motivating employees with incentives aligned with corporate strategic objectives and the interests of Shareholders, while effectively managing risk and broader stakeholder considerations. The Company believes that an effective compensation program, founded on the following principles, is key to building long-term shareholder value:

Attracting, Retaining and Motivating Talent in Key Markets	Alignment with Corporate Strategic Objectives	Alignment with Shareholders’ Interests	Effective Risk Management

Total compensation, inclusive of base, short-term, and long-term incentives, are benchmarked against talent in markets in which the Company competes for talent, both inside and outside the Company’s industry. The approach seeks to ensure that the Company’s talent acquisition efforts remain in line with market standard and practice while the sector seeks to balance unique interplay of the sector being a high-growth sector but maturing in certain markets where the sector is experiencing significant market changes.

	Awards are linked to the Company’s short-term and long-term strategic objectives, and pay programs are aligned with our pay-for-performance philosophy.	A significant component of total compensation consists of equity-based compensation that is “at risk”, where executives are rewarded for contributing to a higher return on Shareholders’ investment and are equally negatively impacted by delivering lower Shareholder returns. Together our minimum Share Ownership Policy, the use of equity-based compensation ensures that employees are material owners of the Company’s equity are aligned with the interests of Shareholders.

The compensation structure encourages the Company’s management to take responsible risks and to manage those risks appropriately through the use of a balanced scorecard which rewards employees to balance financial performance and individual achievement. More details regarding risk management can be found within “Executive Compensation Risk Management”.

Target Pay Positioning

For NEOs, total target direct compensation is set by reference to the 50th percentile to 75th percentile of relevant publicly-traded peers, weighted more heavily towards long-term equity-based compensation. Positioning relative to these percentiles will depend upon the role, responsibilities, experience, and contributions of each NEO, as well as the comparability to the peer incumbents, and may fall outside these percentiles based on informed judgment. Recognizing that the Company is a North American organization with senior executives located in both Canada and the United States, the dual peer group approach (the Canadian Consumer-Focused Group and the U.S. CPG and Pharmaceutical Group) is used for benchmarking and target setting purposes to reflect competitive pay levels in both jurisdictions, as appropriate.

Annual Oversight of Compensation

Role of the CGCN Committee and Board

The CGCN Committee supports the Board’s responsibilities relating to executive compensation, including the annual review and approval of NEO compensation, and recommending CEO compensation to the Board for approval. For CEO compensation, the CGCN Committee works with its independent compensation advisor, Mercer, and is supported by the Company’s CHRO, to develop compensation and related recommendations to the Board. For the compensation of all other NEOs and senior officers, the CGCN Committee reviews recommendations from the CEO and CHRO, and then makes recommendations to the Board. The CGCN Committee also reviews various aspects of the compensation program as appropriate and makes recommendations to the Board on any changes to incentive design. The Board reviews the CGCN Committee’s recommendations and provides final approval on compensation related proposals. The process and timeline of the CGCN Committee’s annual activities are noted below.

2024 Policies & Practices Related to the Grant of Certain Equity Awards

At the regularly scheduled annual meeting of the Company’s Board of Directors and Compensation Committee held in June 2023, the Board’s and Compensation Committee reviewed the performance of the Company’s executive officers. Based on those reviews, and in alignment with their respective employment agreements, the board approved equity awards for each individual executive officer. In accordance with the Company’s prior Amended and Restated Omnibus Incentive Plan, (the “Prior Omnibus Incentive Plan” and, together with the Omnibus Incentive Plan, the “Incentive Plans” and each an “Incentive Plan”), these annual equity awards were issued upon the exit of our Q4 financial blackout period, which occurs two trading days after the annual earnings call. The valuation of these awards are calculated based upon the fair market value definition as prescribed in the Prior Omnibus Incentive Plan.

In 2023, following the blackout period definition and award issuance under the Prior Omnibus Incentive Plan, Canopy Growth was able to price and issue Options in June 2023. However, due to immediately entering another quarterly financial blackout, Canopy Growth waited until August 2023 to issue the Fiscal 2024 RSU award grant, ensuring the number of Shares to be issued would not be determined using the Share price during a financial blackout.

The following table presents information regarding Options issued to our NEOs in Fiscal 2024 during any period beginning four business days before the filing of a periodic report on Form 10-K or Form 10-Q, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information (other than a Form 8-K disclosing a new material option award) and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award(1) ($/Sh)	Grant date fair value of the award	Percentage change in the
closing market price of the
securities underlying the
award between the trading
day ending immediately prior
to the disclosure of material
nonpublic information and the
trading a day beginning
immediately following the
disclosure of material
					nonpublic information
David Klein | CEO	28-Jun-23	1,244,729	$4.70	$2.92	-10.29%
Judy Hong | CFO	28-Jun-23	264,903	$4.70	$2.92	-10.29%
Christelle Gedeon | CLO	28-Jun-23	164,274	$4.70	$2.92	-10.29%

(1) The exercise price of award is calculated by multiplying the actual exercise price of C$6.20 by the Bloomberg FX spot rate as of June 28th, 2023.

Role of the Compensation Consultant

The CGCN Committee continued their engagement of Mercer, to provide independent advice on executive compensation, including the alignment of Canopy Growth’s compensation policies and practices with its executive compensation philosophy and related governance matters. The nature and scope of services provided by Mercer to the CGCN Committee during Fiscal 2024 included the review, support, and advice on:

●	The Company’s compensation philosophy

●	The review of Canopy Growth’s peer group

●	Compensation levels for Canopy Growth’s NEOs and other executive roles

●	Short-Term Incentive Plan metrics, weightings, and target setting

●	Long-Term Incentive Plan mix of vehicles and related performance metrics

●	Compensation disclosure and other governance matters

●	Management-prepared materials and recommendations in advance of CGCN Committee meetings

●	Attendance at CGCN Committee meetings as requested

The CGCN Committee considers, among other information, the advice provided by Mercer in making its executive compensation decisions and recommendations to the Board; however, it may or may not follow Mercer advice in making such decisions.

Any other services, not related to executive or director compensation, and recommendations provided by Mercer or its affiliates to the Company require approval from the Chair of the CGCN Committee. The CGCN Committee has considered the independence of Mercer and has not identified any conflicts of interests regarding their services or employees.

Role of CEO and CHRO

The CEO and CHRO support the CGCN Committee in its compensation work. The CEO and CHRO make recommendations to the CGCN Committee on NEO and top executive officer compensation, and the CHRO supports the CGCN Committee in developing recommendations to the Board on CEO compensation. The CHRO also makes recommendations and provides information to, and answers questions from, the CGCN Committee as it fulfills its responsibilities regarding executive compensation.

Components of Compensation & Key Decisions for Fiscal Year 2024

Summary of Compensation Elements

The Company’s compensation program applies to all employees. However, the component mix varies by role within the Company, and may consist of components of the following:

	Pay Element		Description & Objective
Fixed	Annual	Base Salary	●	Fixed component of executive pay, used to determine other elements of compensation and benefits
			●	Provides predictable compensation for day-to-day services
Performance-Based	Annual	Short-Term Incentives	●	Annual cash bonus awarded based on the achievement of defined financial and non-financial annual objectives
			●	Varies depending on the level of actual performance to incentivize the achievement of short-term objectives
	Long-Term	Stock Options	●	Provided annually and intended to align recipient with shareholder value creation, as well as to drive retention of key employees
			●	No value to recipient unless shareholder value created from time of grant
		Share-based Awards including PSUs and RSUs	●	Provided annually to align recipient with shareholder value creation, incentivize achievement of defined long-term objectives, and to drive retention of key employees
			●	Previously granted performance share units (“PSUs”) cliff vest on the third anniversary of grant based on continued service and achievement relative to defined objectives
			●	PSUs granted in Fiscal 2022 and Fiscal 2023 PSUs include objectives tied to “Relative Total Shareholder Return” (TSR) and Adjusted EBITDA (More Details: Long Term Incentive”)
			●	RSUs vest equally over three years from the date of grant based on continued service
Other	Annual	Benefits	●	Provided annually as a fixed component of executive benefits
			●	Benefit coverage offered includes group health care, dental, vision, health spending account, Flexible Spending Account (FSA), life insurance, accidental death and dismemberment insurance, and short- and long-term disability coverage. Coverage varies by the country in which the employee resides.
			●	Eligible to participate in our current 401(k) or Canadian Group Retirement Savings Plan
			●	Annual product allowance
			●	Certain NEOs are entitled to a perquisite for travel pursuant to their employment agreements
			●	Certain NEOs may be entitled to a lump sum in a deferred retirement plan pursuant to their employment agreements

*Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs.

A significant portion of our NEOs’ compensation is variable and linked to performance against short-term financial and individual objectives, as well as Share price performance and long-term financial objectives. The following charts illustrate our CEO’s Fiscal 2024 target total direct compensation (“TDC”) mix.

Base Salary

Base salary forms the basis for attracting talent and remaining competitive with the market. Base salary is set by the Company based on market rates for similar positions and each executive’s expected contribution and past performance. For all NEOs other than the CEO, the CEO and the CHRO develop salary recommendations based on: (i) approved benchmarking provided by the Company’s independent compensation consultant (Mercer); and (ii) market survey data. CEO base salary recommendations to the Board are prepared by the CGCN Committee and are based on approved benchmarking data. All base salaries for senior executives are reviewed and approved by the Board.

The following table illustrates base salary details in US$ for our NEOs throughout Fiscal 2024:

Individual	Fiscal 2023 Annual Base Salary	Fiscal 2024 Annual Base Salary		% Change
David Klein	$975,000	$975,000		0%
Judy Hong	$395,000	$415,000	(1)	5.1%
Christelle Gedeon	$366,854	$395,151	(2)	7.7%

(1) Effective June 1, 2023, the Company provided Ms. Hong with an annual merit increase of 5.10%.

(2) Effective June 1, 2023, the Company provided Dr. Gedeon with an annual merit increase to C$509,250 (US$376,132) and an off-cycle base pay adjustment to C$535,000 (US$395,151), effective August 21, 2023, upon assuming Corporate Development, Business Intelligence, and Canopy USA Strategy roles.

For Fiscal 2025, other than changes described below in Mr. Klein’s compensation, Management recommended and the CGCN Committee agreed that the base salaries for Management should be held flat entering Fiscal 2025.

Short-Term Incentives

All NEOs who were employed by the Company at the end of Fiscal 2024, participated in the Company’s short-term incentive plan (the “STIP”) which provides an annual cash incentive based on performance relative to defined financial and individual objectives. The STIP is a leveraged bonus design, where executives may earn between 0% and 200% of the target bonus opportunity (“target”), which is defined as a percentage of base salary for each executive.

Plan Design

For our NEOs, the STIP is linked to a combination of corporate financial and individual objectives and is structured as follows:

Base Salary ($)	X	STIP Target (% of salary)	X	Performance Score (0 - 200%)	=	STIP Payout ($)

Fiscal 2024 Target Award Levels

Under the STIP pursuant to their respective employment agreements, each NEO has a target award expressed as a percentage of base salary. They may receive no payout for performance at or below threshold level, and a maximum payout of 200% of target for performance at or above maximum objectives. The threshold, target, and maximum awards for our NEOs are as follows:

Individual	Below Threshold (% of salary)	Target (% of salary)	Maximum (% of salary)
David Klein | CEO	0%	125%	250%
Judy Hong | CFO	0%	75%	150%
Christelle Gedeon | CLO	0%	75%	150%

Fiscal 2024 STIP Performance Criteria & Results

Per the Company’s STIP initially adopted by the Board for Fiscal 2021, the performance of the Company’s executive leadership team, including the NEOs, was assessed based on predetermined criteria that were established and approved by the Board at the beginning of the fiscal year. For Fiscal 2024, all NEOs were assessed against corporate financial and individual objectives approved by the Board. These objectives were weighted as outlined in the below table.

In Fiscal Year 2024, our Compensation Committee and Board of Directors have approved a performance-based bonus for our NEOs, totaling 157.63% of the target. This decision is grounded in notable achievements: exceeding targets with 139.62% against the Adjusted EBITDA target and 139.22% against the Revenue target, despite the current challenges within the industry. The individual metrics were the result of superior achievement pertaining to qualitative objectives agreed to by the Board during Q1 of Fiscal 2024. These results underscore our leadership team's adaptability, strategic maneuvering, and ongoing efforts to enhance operational efficiency and revenue growth within a challenging environment. By recognizing their contributions in navigating market uncertainties, advancing strategic endeavors, and ensuring organizational stability, this bonus reaffirms our commitment to talent retention.

Fiscal 2024	Canopy Growth Adjusted EBITDA(1)	Canopy Growth Revenue	Individual	Total
Objective Weighting	45%	25%	30%	100%
Achievement Against Applicable Metric Based on Adjusted Financial Performance Metrics	139.62%	139.22%	200%	-
Weight X Achievement	62.83%	34.8%	60%	157.63%

(1) Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs.

Fiscal 2024 STIP Payouts

For Fiscal 2024, the Board approved the following cash bonuses to the NEOs based on actual performance relative to the defined STIP objectives:

Individual	Target (% of salary)	Payout Factor (% of target)	Bonus Payout (US$)
David Klein | CEO	125%	157.63%	$1,921,169
Judy Hong | CFO	75%	157.63%	$486,685
Christelle Gedeon | CLO	75%	157.63%	$454,884

Long Term Incentives

Summary of Principal Terms of Long-Term Incentive Plan (“LTIP”) Instruments

The table below summarizes the principal terms of our Options, PSUs and RSUs.

Share-Based Awards
	PSUs	RSUs	Options
Purpose

●    PSUs represent compensation to incentivize executives to achieve long-term objectives of the Company, as well as to align executives’ interests with those of Shareholders

●    PSUs are considered “at risk” as the ultimate value vested depends on Share price and the level of execution and completion of predetermined performance targets

●    PSUs were last awarded to Named Executives Officers at the start of Fiscal 2023. No new PSUs were awarded in Fiscal 2024, and will not be part of the 2025 LTI package

● RSUs represent compensation to incentivize executives to achieve long-term objectives of the Company, to retain executives, as well as to align executives’ interests with those of Shareholders

●    Options represent compensation that is intended to align executives’ interests with those of Shareholders by providing executives with the opportunity to become Shareholders

●    These are considered entirely “at risk” because the value of Options rises (and may fall) in conjunction with the market price of Shares where the change in Share prices is deemed an indirect measure of overall performance by the Company and the execution on key performance metrics by the Company’s employees and executives

Form of Award	● PSUs represent notional Shares, the value of which track the value of the Shares on the TSX	● RSUs represent notional Shares that track the value of the Shares on the TSX ● In Fiscal 2025 and moving forward, RSUs represent notional Shares that track the value of the Shares on the NASDAQ

●    A holder of vested Options may acquire Shares at the exercise price established on the date of grant of such Options which is equal to the closing price of the Shares on the TSX on the date of grant

●    In Fiscal 2025 and moving forward, newly granted Options pricing will be established and tracked based on the value of the Shares on the NASDAQ

Vesting	● PSUs vest on the 3rd anniversary of the date of grant based on continual employment and the achievement of predetermined performance targets, effective upon the Board’s approval of the financial statements for the financial year immediately preceding the vesting date	● RSUs generally vest on the 1st, 2nd, and 3rd anniversaries of the date of the grant, with one third of the number of granted RSUs vesting on each date	● Options vest on the 1st, 2nd, and 3rd anniversaries of the date of the grant, with one third of the number of granted Options vesting on each date
Settlement	● PSUs will, at the Board’s discretion, be settled in either cash, in Shares purchased from the open market, or in Shares issued from treasury	● RSUs will, at the Board’s discretion, be settled in either cash, in Shares purchased from the open market, or in Shares issued from treasury

●    The value of a vested Option is the difference between its exercise price and the closing price of the Shares on the TSX on the date prior to the date of exercise

●    In Fiscal 2025 and moving forward, newly granted Options pricing will be established and tracked based on the value of the Shares on the NASDAQ

●    All Options are settled in Shares issued from treasury

Fiscal 2022 & 2023 PSU Design

The vesting of PSUs which were awarded in Fiscal 2022 and Fiscal 2023 are based on: (i) Relative Total Shareholder return (“Relative TSR”) (50% weight) against a custom group of cannabis industry peers approved by the Board; and (ii) Adjusted EBITDA performance (50% weight) against predetermined targets established at the beginning of the fiscal year, as recommended by the CGCN Committee and approved by the Board.

PSUs provide compensation that is conditional on the achievement of pre-determined, multi-year performance criteria. The number of PSUs that vest is moderated higher or lower based on performance related to (i) Canopy Growth’s Relative TSR versus a custom cannabis industry peer group and (ii) absolute Adjusted EBITDA objectives.

Unvested PSUs are subject to forfeiture upon the occurrence of certain events related to termination of employment, as specified in the form of agreement pursuant to which the PSUs were granted (the “PSU Grant Agreement”). A participant may vest in their right to receive the applicable number of PSUs if the participant remains in continuous employment with the Company or any of its subsidiaries until June 14, 2025. In the event a U.S. resident recipient of PSUs retires (as the term “Retirement” is defined in the PSU Grant Agreement) at any time after December 14, 2022, and prior to June 14, 2025, vested awards are payable on a pro rata basis (as set forth in the PSU Grant Agreement applicable to U.S. residents). For U.S. residents, PSUs will vest 30 days after the recipient’s service with Canopy Growth terminates due to the recipient’s death or Disability (as that term is defined in the PSU Grant Agreements applicable to U.S. residents), subject to the terms of the PSU Grant Agreements applicable to U.S. residents.

For each of the Relative TSR and Adjusted EBITDA metric, performance is measured using an “umbrella” approach, whereby both annual performance (20% weighting per year) and three-year cumulative performance (40% weighting) are measured independently to determine overall PSU vesting at the end of the three-year performance period.

The following table sets forth the cannabis industry peers against which Canopy Growth’s Relative TSR is measured for the purposes of the Fiscal 2022 and Fiscal 2023 PSU Awards. Also outlined below is the assessment framework used to measure Relative TSR performance.

Relative TSR Peers(1)
Curaleaf Holdings
Green Thumb Industries
Tilray
Cronos Group
Sundial Growers
Aurora Cannabis
OrganiGram Holdings
Charlotte’s Web Holdings

(1) Hexo Corporation and The Valens Company, which we formerly included among our Relative TSR Peers, have been acquired by Tilray Inc. and Sundial Growers Inc., respectively, and therefore have been removed from the Total Shareholder Return (TSR) analysis.

Percentile vs. Relative TSR Peers	Performance Multiplier (1)
Greater than or equal to the 75th percentile	1.5x

50th percentile	1x

Less than or equal to the 25th percentile	0.5x

(1)      Interpolated on a linear basis in between

PSU Metric Details and Certification Results

PSUs were awarded to eligible NEOs at the start of the Fiscal 2022 and Fiscal 2023 years. No new PSU’s were awarded at the start of the Fiscal 2024, and will not be part of the Fiscal 2025 Long-Term Incentive Plan. The below results reflect the achievement factor of objectives set forth within the Fiscal 2022 & Fiscal 2023 PSU award cycle.

Based on the Company’s performance in Fiscal 2024, the CGCN Committee recommended the Board certify the following achievement factor:

●	50% for the Fiscal 2024 Adjusted EBITDA targets set forth during the Fiscal 2022 PSU grant

●	133% for the Fiscal 2024 Adjusted EBITDA targets set forth during the Fiscal 2023 PSU grant

●	50% for the 3-year Cumulative Adjusted EBITDA targets set forth during the Fiscal 2022 PSU grant

●	50% for the Total Shareholder Return targets for both the Fiscal 2022 and Fiscal 2023 PSU grants

●	50% for the 3-year Cumulative Total Shareholder Return targets set forth during the Fiscal 2022 PSU grant

Total Shareholder Return Objectives
Targets	TSR Return
FY24 TSR	-49%
3-Year Cumulative (FY22-FY24)	-97%

Objective	Multiplier
>75 Percentile	1.5	X
50 Percentile	1	X
<25 Percentile	.5	X
FY24 Achievement Factor	50%
3-Year Cumulative Factor	50%

Adjusted EBITDA Objectives

Adjusted EBITDA (‘000s of CDN)	Fiscal Results
FY24 Adjusted EBITDA	(58,922)
3-Year Cumulative (FY22 - FY24)	(824,038)

Fiscal 2022 PSU Targets (FY24)
Threshold	(45,000)
Target	50,000
Maximum	145,000
FY22 Grant Achievement	50%

Fiscal 2022 PSU Targets (FY22 – FY24 Cumulative)
Threshold	(30,000)
Target	255,000
Maximum	540,000
FY22 Grant Achievement	50%

Fiscal 2023 PSU Targets (FY24)
Threshold	(225,000)
Target	(125,000)
Maximum	(25,000)
FY23 Grant Achievement	133%

Fiscal 2024 | Annual Long Term Incentive Award Grant Issuance

All NEOs, who were employed by the Company at the start of Fiscal 2024, participated in the Company’s LTIP. Initially adopted by the Board for Fiscal 2021, the Company’s leadership team, including the NEOs, receive annual long-term incentive (“LTI”) grants. For the CEO, these grants consist of 75% Options and 25% RSUs, while for all other NEOs, the grants are composed of 50% Options and 50% RSUs. The NEOs received the following grants in respect of their annual LTI with options being issued on June 28, 2023, and RSU being issued on August 22, 2023:

Individual	Option (#)	Share-Based Awards (#)
David Klein | CEO	1,244,729	235,821
Judy Hong | CFO	264,903	150,563
Christelle Gedeon | CLO	164,274	90,937

Each of the Options granted has a six-year term, subject to earlier termination upon the occurrence of certain events related to termination of employment, as specified in the form of option agreement pursuant to which the Options were granted (the “Option Grant Agreement”). One-third of the Options become exercisable on each of the first, second and third anniversaries of the date of grant, subject to the terms of the Option Grant Agreement. The Options will continue to vest upon the Retirement (as that term is defined in the Option Grant Agreement) of the recipient at any time after December 28, 2023, and prior to June 28, 2026, and will vest 30 days after the recipient’s service with Canopy Growth terminates due to the recipient’s death or Disability (as that term is defined in the Option Grant Agreement). The exercise price of each Option is C$6.20 (US$4.70 converted at Bloomberg spot rate for June 28, 2023), which is equal to the closing price of the Shares on the TSX on June 28, 2023.

Options will vest in equal tranches annually in thirds, with the vest dates occurring on June 28, 2024, 2025 and 2026. RSUs will vest in equal tranches annually in thirds, with the vest occurring on August 22, 2024, 2025 and 2026.

Fiscal 2025 | Long Term Incentive Award Plan Design

For Fiscal 2025, the Board, based on the recommendation of the CGCN Committee, has decided to maintain the same annual grant percentages for NEOs (salary X accrual %). Additional details pertaining to Mr. Klein’s Fiscal 2025 equity award can be found under, “Fiscal 2025 | CEO Compensation Updates”.

Individual	Total LTI Accrual (% of salary)	RSU (% of salary)	Stock Option (% of salary)
David Klein | CEO	400%	100%	300%
Judy Hong | CFO	300%	150%	150%
Christelle Gedeon | CLO	200%	100%	100%

Fiscal 2025 | CEO Compensation Updates

For Fiscal 2025, Mr. Klein approached the Compensation Committee with recommendations to align his compensation package to reflect the Company’s size, scale and market capitalization. These adjustments reflect ongoing efforts to optimize executive compensation structures that are in line with corporate objectives, market conditions, and shareholder interests.

Effective June 8th, 2024, Mr. Klein's base salary was adjusted from US$975,000 to US$750,000 aligning Mr. Klein’s base salary to the 50th percentile of our U.S. based peer population. Mr. Klein’s annual short-term incentive target of 125% and long-term incentive target of 400% will now be calculated against his new base salary. This overall reduction in compensation aligns with the Company’s compensation philosophy disclosed above and is aimed at ensuring competitiveness in the executive compensation landscape while prudently managing cash costs.

In Fiscal 2025, in addition to the long-term incentive award he is entitled to under the Klein Agreement discussed above, Mr. Klein received a one-time equity grant valued at US$500,000 divided equally between Options and RSUs, with both the Options and the RSUs each vesting one year from the grant date.

In addition to the compensation adjustments noted above, the severance provisions of Mr. Klein’s employment agreement have been modified to maintain the total approximate value of his severance as it existed before the adjustments to his compensation. Accordingly, Mr. Klein’s employment agreement now includes a fixed distribution of $1,950,000, instead of the previous provision of two times his base salary. Furthermore, Mr. Klein will now be eligible for a severance benefit of 2.5 times the average actual short-term incentive amount paid to him over the previous two years, replacing the previous calculation of two times. Mr. Klein maintains eligibility for all Change in Control provisions specified within the Incentive Plans, as applicable.

Peer Groups and Compensation Benchmarking

With the engagement of our executive compensation consultant Mercer, the CGCN Committee re-evaluated Canopy Growth’s publicly-traded peer group in Fiscal 2023. We believe this new peer group continues to reflect the current reality of Canopy Growth and the cannabis industry and the companies we compete with for talent.

In Fiscal 2023, on the recommendation of the CGCN Committee, the Board approved the use of two distinct groups of publicly-traded peers to inform the setting of target total direct compensation levels for NEOs. The first group includes similarly-sized Canadian consumer-focused industry comparators, including cannabis companies, while the second group includes similarly-sized U.S. CPG and also includes companies in the cannabis industry. These groups include organizations that the Company would potentially compete with for talent. The criterion used to select the peer group are as follows:

●	Publicly traded company,

●	Market capitalization between approximately 1/3 and 3 times that of the Company at the time of the review in early Fiscal 2023 (with the Company positioned at or near median), and

●	Operating within the consumer discretionary, consumer staples or pharmaceuticals industries.

The peers selected for benchmarking executive compensation are:

Company Name	Cannabis	Peer Group	Global Industry Classification Sub-Industry
Canada Goose Holdings Inc.		CAN	Apparel, Accessories and Luxury Goods
Pet Valu Holdings Ltd.		CAN	Specialty Stores
Jamieson Wellness Inc.		CAN	Personal Products
SNDL Inc.	●	CAN	Pharmaceuticals
Village Farms International, Inc.	●	CAN	Agricultural Products - produce cannabis
Andrew Peller Limited		CAN	Distillers and Vintners
High Tide Inc.	●	CAN	Pharmaceuticals
Goodfood Market Corp.		CAN	Internet and Direct Marketing Retail
Cronos Group Inc.	●	CAN	Pharmaceuticals
Aurora Cannabis Inc.	●	CAN	Pharmaceuticals
Tilray Brands, Inc.	●	US	Pharmaceuticals

Company Name	Cannabis	Peer Group	Global Industry Classification Sub-Industry
WW International, Inc.		US	Specialized Consumer Services
Green Thumb Industries Inc.	●	US	Pharmaceuticals
SunOpta Inc.		US	Packaged Foods and Meats
MGP Ingredients, Inc.		US	Distillers and Vintners
Amphastar Pharmaceuticals, Inc.		US	Pharmaceuticals
Nature’s Sunshine Products, Inc.		US	Personal Care Products
Ascend Wellness Holdings, Inc.	●	US	Personal Care Products
ANI Pharmaceuticals, Inc.		US	Pharmaceuticals

(1) Effective April 1, 2024, Beyond Meat, Inc. and Throne Health Tech, Inc. have been removed from the peer group. This adjustment reflects our commitment to maintaining a relevant and comparable peer group composition in line with evolving market dynamics.

In addition to its review of peer group executive compensation data, the CGCN Committee uses executive compensation survey data to supplement its review, and when insufficient peer group data is available for specific executive positions or as another means of performing a market check on executive compensation levels and practices. This information assists the CGCN Committee in making well-informed decisions regarding executive compensation matters.

Executive Compensation Risk Management

The Board considers and assesses, as necessary, the implications of risks associated with the Company’s compensation policies and practices and devotes such time and resources as it believes are appropriate given the Company’s current stage of development. The Company’s practice during Fiscal 2024 of compensating its senior executives through a mix of base salary, short-term incentives and long-term incentives, provided under the Incentive Plans, as applicable are designed to mitigate risk by: (i) ensuring that the Company retains such executives; and (ii) aligning the interests of its executives with the short-term and long-term objectives of the Company and its Shareholders. The CGCN Committee monitors the Company’s compensation practices and policies at least annually and more often as may be required to deal with issues that arise between annual reviews. During Fiscal 2024, the Board did not identify any significant risks arising from the Company’s compensation policies and practices that the Board believed were reasonably likely to have a material adverse effect on the Company.

The table below outlines key elements of the Company’s compensation risk management framework:

Risk Mitigating Compensation Practices
● Conduct an annual review of the Company’s compensation practices to ensure that the Company compensates its key employees appropriately to retain executives with critical skills.
● Deliver a significant majority of each executive’s compensation through “at-risk” instruments that create a clear link between pay and performance, align executive interests with those of Shareholders and help incentivize executives to drive Shareholder value.
● Defer a significant portion of each executive’s compensation through the application of multi-year time vesting conditions on long-term incentive equity awards. Options and RSUs vest over three years and PSUs cliff vest at the end of three years.
● Cap annual short-term incentive payouts to discourage excessive risk-taking.
● Adopt guidelines regarding share ownership for the CEO and other NEOs set at five times annual base salary for the CEO and at three times annual base salary for the rest of the NEOs.
● Have trading guidelines that restrict executives and directors from entering into transactions that have the direct or indirect effect of offsetting (hedging) the economic benefits of owning Company securities.
● Hold an annual say-on-pay advisory vote which provides Shareholders with a mechanism to share their views on the Company’s executive pay practices.
● Receive independent, third-party advice directly from an external compensation consultant.
● Maintain a clawback policy, outlined in the Omnibus Incentive Plan, whereby the Board may require the reimbursement, reduction or cancellation of an award for (i) failing to comply with any obligation to the Company, (ii) termination for cause, (iii) conduct that causes material financial or reputational harm to the Company or its affiliates, (iv) willful misconduct, gross negligence or fraud or (v) restatement of its financial statements resulting in negative impacts to the Company’s financial results. In addition, the Board recently adopted a standalone clawback policy that provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

Results of Fiscal 2023 Say-On-Pay Vote

Canopy Growth’s compensation program for its executive management team is designed to drive Shareholder value and to effectively attract and retain talent. Each year, we conduct a Shareholder advisory vote to approve the compensation of our NEOs as disclosed in our proxy statement for our annual meeting of shareholders (a “say-on-pay” vote). At our 2023 annual general and special meeting of shareholders, our Shareholders approved our NEO compensation at that time, with approximately 91.8% of the vote being cast in favor of approval. Given these results, the CGCN Committee has decided to retain our overall approach to executive compensation while continuing to evaluate our practices frequently, including in response to future say-on-pay votes. The CGCN Committee continues to monitor further stakeholder feedback, Company performance, and market developments for potential further improvements to the Company’s compensation structure for executive officers.

Performance Graph

The following performance graph illustrates the Company’s cumulative Shareholder return assuming reinvestment of dividends, by comparing a C$100 investment in the Shares beginning April 1, 2019 to the return on the S&P/TSX Composite Index and the Horizons Marijuana Life Sciences Index ETF.

	March 31, 2019		March 31, 2020		March 31, 2021		March 31, 2022		March 31, 2023		March 31, 2024
Canopy Growth Corporation	C$	100.00	C$	36.05	C$	70.82	C$	16.70	C$	4.18	C$	2.05
S&P/TSX Composite Index	C$	100.00	C$	82.44	C$	117.02	C$	134.89	C$	123.86	C$	136.60
Horizons Marijuana Life Sciences Index ETF	C$	100.00	C$	27.64	C$	56.52	C$	26.58	C$	12.11	C$	12.66

Since April 1, 2019, the Share price performance declined because of considerable volatility in the cannabis sector resulting from a multitude of factors, including, among others, poor supply discipline along the cannabis supply chain resulting in ballooning inventories despite facility rationalization amongst the larger licensed producers in Canada(1) and in 2022, rising energy costs contributed to increased operating costs depressing margins. Relative stock underperformance was even more pronounced given that prices of commodities have been elevated and rising since Fiscal 2021, supporting the S&P TSX performance causing a significant shift in investor sentiment on growth stocks like cannabis. The relative underperformance continued throughout fiscal 2024, but given recent developments in the U.S., a reversal of the decline occurred at the end of Fiscal 2024 and helped stem the overall decline for the year.

While our Share price has been volatile due in part to the evolving state of the cannabis industry, our executive compensation remains competitive as we aim to attract and retain an experienced executive team whose compensation is tied to a variety of metrics including long-term profit improvement and Share price appreciation. Executive compensation for Fiscal 2024 remains aligned with financial performance and the Shareholder experience to the end of Fiscal 2024, evidenced by a significant decrease in realizable equity compensation held by executives. For further discussion on this point, please refer above to “PSU Metric Details and Certification Results”.

(1) Canada’s unsolved inventory ballooned to an all-time high of 1.5 billion grams at the end of 2022 (www.mjbizdaily.com/canadas-unsold-cannabis-inventory-balloons-to-1-5-billion-grams/); (www.mjbizdaily.com/canadian-wholesale-cannabis-prices-fall-more-more-than-40-percent-in-2022/)

Compensation Committee Report

The members of the CGCN Committee have reviewed and discussed the contents of the CD&A with management. Based on such review and discussion with management, and subject to the limitations on the role and responsibility of the CGCN Committee, the CGCN Committee recommended to the Board that the CD&A be included in the Company’s Form 10-K and in the proxy statement issued in connection with the 2024 Annual Meeting.

Respectfully submitted by the members of the CGCN Committee

Theresa Yanofsky (Chair)

David Lazzarato

Luc Mongeau

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act, or the Exchange Act that might incorporate by reference past or future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Executive Compensation

Currency Conversion

Certain of the NEO’s employment agreements specify payments in U.S. dollars, while others specify payments in Canadian dollars. Where payments are made in Canadian dollars throughout this section, we have converted Canadian dollars to U.S. dollars using the Bloomberg average exchange rates for the relevant 12-month period as specified in the bullets below. Share-based currency conversion calculations are represented as of the applicable award date using the Bloomberg exchange rate for the date of the award.

●	Fiscal 2024 of C$1.00 to US$0.7386 for the 12-month period ended March 31, 2024;
●	Fiscal 2023 of C$1.00 to US$0.7564 for the 12-month period ended March 31, 2023; and
●	Fiscal 2022 of C$1.00 to US$0.7976 for the 12-month period ended March 31, 2022.

Share Consolidation

On December 15, 2023, the Share Consolidation became effective. All issued and outstanding Shares, per Share amounts, and outstanding equity instruments and awards exercisable into Shares below have been retroactively adjusted to reflect the Share Consolidation for all prior periods presented.

Summary Compensation Table

The following table sets forth the compensation for Fiscal 2022, Fiscal 2023 and Fiscal 2024 awarded to, earned by, or paid to the NEOs.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)		Stock awards(2)	Option awards(2)	Non-equity incentive plan compensation(1)	All other compensation(3)	Total
David Klein,	2024	975,000	-		974,997	3,631,643	1,921,169	102,282	7,605,091
CEO	2023	975,000	687,711		1,645,450	3,056,810	-	94,550	6,459,521
	2022	975,000	-		1,547,706	1,919,484	-	99,700	4,541,890
Judy Hong,	2024	410,960	-		622,499	772,886	486,685	10,033	2,303,063
CFO(4)	2023	391,221	167,167		499,962	1,583,184	-	-	2,641,533
	2022	283,744	100,000	(5)	75,414	375,550	-	-	834,708
Christelle Gedeon,	2024	383,454	-		375,977	479,289	454,884	-	1,693,604
CLO(6)	2023	232,812	157,444	(7)	357,668	554,908	-	-	1,302,831
	2022	-	-		-	-	-	-	-

Notes:

(1)	Fiscal 2023 short-term incentive payments were included in the bonus section given discretion was applied to adjust certain performance metrics in the STIP. Fiscal 2024 short-term incentive payments are included in the non-equity incentive plan compensation section. See above “Short-Term Incentives – Fiscal 2024 STIP Performance Criteria & Results”.
(2)	The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” See note 21 of the consolidated financial statements included in the 2024 10-K for the fiscal year ended March 31, 2024 regarding assumptions underlying valuation of equity awards.
(3)	Consists of C$125,000 in annual perquisite allowance to be spent at Mr. Klein’s discretion and $9,957 in 401(k) employer match in Fiscal 2024. Ms. Hong received $10,033 in 401(k) employer match in Fiscal 2024.
(4)	Ms. Hong was appointed as interim CFO on November 19, 2021 and CFO on April 1, 2022.
(5)	Consists of US$100,000 paid to Ms. Hong as an additional incentive bonus payment for serving as interim CFO.
(6)	Dr. Gedeon was appointed as CLO on August 1, 2022, and her compensation relates to the portion of Fiscal 2023 during which she was employed with the Company.
(7)	Consists of C$65,000 (US$49,166) plus C$6,500 (US$4,917) associated vacation pay for a one-time signing bonus, plus pro-rated discretionary short-term incentive payout C$136,649 (US$103,361).

Grants of Plan-Based Awards in Fiscal 2024

The following table sets forth the grants of plan-based awards made in Fiscal 2024. Non-equity incentive plan awards listed below were made pursuant to the terms of the respective NEO’s employment agreement. All equity incentive plan awards were made pursuant to the terms of the respective NEO’s employment agreement and the Prior Omnibus Incentive Plan. No awards were granted to NEO’s under the Omnibus Incentive Plan in Fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock	All other option awards: Number of securities	Exercise or base price of option	Grant date fair value of stock and
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	or units(#)	underlying options (#)	awards ($/Sh)	option awards(1)
David Klein	1-Apr-23	$0	$1,218,750	$2,437,500	-	-	-
	28-Jun-23	-	-	-	-	-	-		1,244,729	$4.70	$3,631,643
	22-Aug-23	-	-	-	-	-	-	235,821		$4.13	$974,997
Judy Hong	1-Apr-23	$0	$308,743	$617,486	-	-	-
	28-Jun-23	-	-	-	-	-	-		264,903	$4.70	$772,886
	22-Aug-23	-	-	-	-	-	-	150,563		$4.13	$622,499
Christelle Gedeon	1-Apr-23	$0	$288,568	$577,136	-	-	-
	28-Jun-23	-	-	-	-	-	-		132,016	$4.70	$382,511
	28-Jun-23	-	-	-	-	-	-		32,258	$4.70	$96,778
	22-Aug-23	-	-	-	-	-	-	90,937		$4.13	$375,977

Notes:

(1)	The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” See Note 22 of the consolidated financial statements included in the 2024 10-K, regarding assumptions underlying valuation of equity awards.
(2)	The amounts shown in these columns reflect the short-term cash incentive bonuses that potentially could have been earned during Fiscal 2024 based upon the achievement of Company performance goals under our Short-Term Incentive Plan. The actual award paid to each named executive officer under the STIP for Fiscal 2024 is set forth above in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. More information regarding short-term cash incentive bonuses under our STIP can be found in the CD&A under the heading “Short-Term Incentives”.

Employment Agreements

David Klein

Mr. Klein serves as CEO of the Company pursuant to an employment agreement between Mr. Klein and the Company dated December 8, 2019, as amended on June 8, 2021, June 14, 2022 and June 8, 2024 (the “Klein Agreement”). As CEO, Mr. Klein reports to the Board and, effective June 8, 2024, is entitled to a base salary of US$750,000 (or approximately C$1,015,435) per year, subject to review by the Board on an annual basis, and an annual perquisite allowance of C$125,000 (or approximately US$99,700).

Mr. Klein is eligible for a short-term annual incentive performance bonus of 125% of base salary (the “Klein Target Amount”), with a payout range of up to two times the Klein Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the Board.

Mr. Klein is also entitled to participate in the Omnibus Incentive Plan. Pursuant to the Klein Agreement, Mr. Klein is eligible to receive an annual long-term award grant equal to 400% of base salary (using the fair market value of the Shares on the date of grant), which may be comprised of Options, RSUs, DSUs and/or any other share-based awards authorized by the Omnibus Incentive Plan. The Board, in its sole discretion, may determine the ratio of the various forms of equity that Mr. Klein is entitled to receive pursuant to the Omnibus Incentive Plan. In Fiscal 2025, Mr. Klein will receive a one-time equity grant valued at US$500,000 divided equally between Options and RSUs, with both the Options and the RSUs each vesting one year from the grant date.

Pursuant to the Klein Agreement, Mr. Klein received a grant of Options on December 6, 2019 equal to C$20,000,000 (or approximately US$15,952,000) (using the fair market value of the Options on the date of grant, based on the closing price of the Shares on December 6, 2019) (the “Klein Inducement Grant”). The Company granted Mr. Klein Options to purchase 161,812 Shares at an exercise price of C$247.20 (US$186.50) per Share pursuant to the Klein Inducement Grant.

The Klein Inducement Grant vests on the first, second and third anniversaries of the date of grant, subject to meeting the following conditions: (a) 33.5% of the Options will vest only if during any 90-day period during the term of the Klein Inducement Grant, the average closing Share price on the TSX has appreciated by a minimum of 50% from the date of grant; (b) 33.5% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, audited annual revenue of C$2.5 billion (or approximately US$2.0 billion) is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company; and (c) 33% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, a C$100 million (or approximately US$80 million) CAET (as defined below) is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company. The Options granted under the Klein Inducement Grant have a six-year term.

“CAET” means for any fiscal year of the Company, Adjusted EBITDA (as defined below) for such fiscal year further adjusted to remove any individual non-core market with negative Adjusted EBITDA outside of the Company’s core markets, which for greater certainty, for the purposes of the Klein Agreement, are Canada, UK, Spain, Denmark, Chile and Brazil, as long as the negative Adjusted EBITDA is in-line with the Board approved plan for such removed market.

“Adjusted EBITDA” means, for any fiscal year of the Company, earnings before interest, tax, depreciation and amortization of the Company as set forth in the financial statements for the Company for such fiscal year then ended, adjusted to exclude share-based compensation expense, acquisition related costs including stock based compensation, and other non-cash items pursuant to past practices and approved by the Audit Committee.

Pursuant to the Klein Agreement, upon the creation of a retirement plan by the Company, the Company will contribute C$40,000 (or approximately US$31,900) per annum on Mr. Klein’s behalf to the applicable plan. The Company also agreed to reimburse Mr. Klein up to C$20,000 (or approximately US$15,900) for tax and legal advice in connection with the Klein Agreement.

The Company may terminate the Klein Agreement at any time for reasons other than cause or willful misconduct by providing (a) a lump sum payment equal to $1,950,000; (b) 2.5 times the average actual amounts paid as a short-term annual incentive performance bonus during the prior two years; (c) any statutory severance pay that may be required pursuant to the Employment Standards Act, 2000 (Ontario) (the “ESA”); (d) the continuation of benefits for a period of two years from the date of termination (it being understood that a payment will be made equal to the premium cost for any such benefits that cannot be continued); (e) the vesting of any outstanding PSUs, at actual performance levels, for all years already certified by the Board or any responsible committee thereof; and (f) any other statutorily prescribed benefit. As a condition to receiving any payments which exceed the statutory entitlements upon termination without cause, Mr. Klein will be required to execute a release in favor of the Company.

The Klein Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 12 months following the termination of the Klein Agreement.

Judy Hong

In connection with Ms. Hong’s appointment as CFO of the Company, on April 1, 2022, the Company and Ms. Hong entered into an employment agreement dated March 24, 2022 (the “Hong Agreement”).

Pursuant to the Hong Agreement, as CFO, Ms. Hong reports to the CEO of the Company was initially entitled to a base salary of US$395,000 (or approximately C$495,200) per year.

Ms. Hong is eligible for a short-term annual incentive performance bonus of 75% of her base salary (the “Hong Target Amount”), with a payout range of up to two times the Hong Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the Board.

Ms. Hong is also entitled to participate in the Omnibus Incentive Plan. Pursuant to the Hong Agreement, Ms. Hong is eligible to receive, at least once every fiscal year, a long-term award grant equal to 300% of her base salary (using the fair market value of the Shares on the date of grant), which may be comprised of Options, RSUs, DSUs and/or any other share-based awards authorized by the Omnibus Incentive Plan. The Board, in its sole discretion, may determine the ratio of the various forms of awards that Ms. Hong is entitled to receive pursuant to the Omnibus Incentive Plan.

Pursuant to the Hong Agreement, Ms. Hong’s employment with the Company is “at will.” If the Company terminates Ms. Hong’s employment without cause, then, provided that Ms. Hong signs and returns to the Company a full and final employment separation, release and waiver of liability, the Company will provide (a) a lump sum payment equal to 18 months’ of Ms. Hong’s base salary, which shall be payable no later than two and a half months following the end of the calendar year in which the termination occurs; (b) a lump sum payment equal to 150% of the average actual annual amounts paid to Ms. Hong as a short-term annual incentive performance bonus during the prior two years, which shall be payable no later than two and a half months following the end of the calendar year in which the termination occurs; (c) any outstanding PSUs will vest at actual performance levels for all years already certified by the Board or any responsible committee thereof; and (d) if Ms. Hong were to elect continuation coverage under the Company’s medical plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), a reimbursement to Ms. Hong for a portion of the COBRA premium payments as further described in the Hong Agreement. The Company may also terminate Ms. Hong’s employment with cause, without further liability to Ms. Hong.

The Hong Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Hong Agreement.

The Hong Agreement was modified for Fiscal 2024 to reflect an annualized salary of US$415,000.

Christelle Gedeon

In connection with Dr. Gedeon’s appointment as CLO of the Company, on August 1, 2022, the Company and Dr. Gedeon entered into an employment agreement (the “Gedeon Agreement”).

Pursuant to the Gedeon Agreement, as CLO, Dr. Gedeon reports to the CEO of the Company was initially entitled to a base salary of C$485,000 (or approximately US$366,854) and was paid C$65,000 (or approximately US$49,166) as a signing bonus.

Dr. Gedeon is eligible for a short-term annual incentive performance bonus of 75% of her base salary (the “Gedeon Target Amount”), with a payout range of up to two times the Gedeon Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the Board.

Dr. Gedeon is also entitled to participate in the Omnibus Incentive Plan. Pursuant to the Gedeon Agreement, Dr. Gedeon is eligible to receive, at least once every fiscal year, a long-term award grant equal to 200% of her base salary (using the fair market value of the Shares on the date of grant), which may be comprised of Options, RSUs, DSUs and/or any other share-based awards authorized by the Omnibus Incentive Plan. The Board, in its sole discretion, may determine the ratio of the various forms of awards that Dr. Gedeon is entitled to receive pursuant to the Omnibus Incentive Plan.

If the Company terminates Dr. Gedeon’s employment without cause, then, provided that Dr. Gedeon signs and returns to the Company a full and final employment separation, release and waiver of liability, the Company will provide (a) a lump sum payment equal to 18 months’ Dr. Gedeon’s base salary; (b) a lump sum payment equal to 150% of the average actual annual amounts paid to Dr. Gedeon as a short-term annual incentive performance bonus during the prior two years, (c) any outstanding PSUs will vest at actual performance levels for all years already certified by the Board or any responsible committee thereof; and the continuation of any statutorily prescribed benefits for the minimum amount of time prescribed by the provisions of the ESA. The Company may also terminate Dr. Gedeon’s employment with cause, without further liability to Dr. Gedeon.

The Gedeon Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Gedeon Agreement.

The Gedeon Agreement was modified effective June 1, 2023, to reflect a salary of C$509,250 (or approximately US$385,196) per year. Additionally, the Gedeon Agreement was further modified, effective August 21, 2023, due to an increase in scope and responsibility, to reflect a salary of C$535,000 (or approximately US$395,151) per year.

Outstanding Equity Awards at March 31, 2024

The following table presents information concerning outstanding Options, RSUs, and PSU awards to each of the NEOs as of March 31, 2024, the Company’s fiscal year end.

		Option Awards					Stock Awards
Name	Grant Date (1)	Number of securities underlying unexercised options - (#) exercisable	Number of securities underlying unexercised options - (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(2)
		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Klein	6-Dec-19(3)	53,938	-	107,874	186.50	6-Dec-25	-	-	-	-
	27-Mar-20	18,348	-	-	145.90	27-Mar-26	-	-	-	-
	9-Jun-21	9,299	4,649	-	257.40	9-Jun-27	-	-	-	-
	9-Jun-21	-	-	-	-	-	-	-	5,578	48,162
	14-Jun-22	33,263	66,524	-	37.40	14-Jun-28	-	-	-	-
	14-Jun-22	-	-	-	-	-	-	-	44,903	387,703
	22-Nov-22	12,475	24,949	-	40.20	22-Nov-28	-	-	-	-
	28-Jun-23	-	1,244,729	-	4.70	28-Jun-29	-	-	-	-
	22-Aug-23	-	-	-	-	-	235,821	2,036,134	-	-
Judy Hong	24-Dec-19	3,486	-	-	199.60	24-Dec-25	-	-	-	-
	27-Mar-20	564	-	-	145.90	27-Mar-26	-	-	-	-
	9-Jun-21	272	136	-	257.40	9-Jun-27	-	-	-	-
	9-Jun-21	-	-	-	-	-	102	881	-	-
	3-Dec-21	3,541	1,770	-	99.90	3-Dec-27	-	-	-	-
	14-Jun-22	10,107	20,213	-	37.40	14-Jun-28	-	-	-	-
	14-Jun-22	-	-	-	-	-	-	-	13,644	117,805
	22-Nov-22	12,475	24,949	-	40.20	22-Nov-28	-	-	-	-
	28-Jun-23	-	264,903	-	4.70	28-Jun-29	-	-	-	-
	22-Aug-23	-	-	-	-	-	150,563	1,299,996	-	-
Christelle Gedeon	10-Aug-22	5,406	10,810	-	28.90	10-Aug-28	-	-	-	-
	10-Aug-22	3,334	6,666	-	28.90	10-Aug-28	-	-	-	-
	17-Aug-22	-	-	-	-	-	-	-	9,759	84,261
	22-Nov-22	1,664	3,326	-	40.20	22-Nov-28	-	-	-	-
	28-Jun-23	-	32,258	-	4.70	28-Jun-29	-	-	-	-
	28-Jun-23	-	132,016	-	4.70	28-Jun-29	-	-	-	-
	22-Aug-23	-	-	-	-	-	90,937	785,171	-	-

Notes:

(1)	Unless otherwise indicated, with respect to all of the outstanding Options, RSUs and PSUs awarded to the NEOs as of March 31, 2022 one-third of each grant will vest on each of the first three annual anniversaries of the date of the grant, subject to the continued employment of the respective NEO.
(2)	The market value of the unvested stock awards is calculated by multiplying the number of unvested Shares held by the applicable NEO by the closing price of the Shares on March 28, 2024 (the last trading day of Fiscal 2024) on the Nasdaq Global Select Market, which was US$8.63.
(3)	These Options will vest on the first, second and third anniversaries of the date of grant, subject to meeting the following conditions: (a) 33.5% of the Options will vest only if during any 90-day period during the term of the Klein Inducement Grant, the average closing Share price on the TSX has appreciated by a minimum of 50% from the date of grant; (b) 33.5% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, audited annual revenue of C$2.5 billion (or approximately US$2.0 billion) is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company; and (c) 33% of the Options will vest only if as at the end of any fiscal year during the term of the Klein Inducement Grant, a C$100 million (or approximately US$80 million) CAET is achieved by the Company for such fiscal year, as confirmed by the auditors of the Company.

Option Exercises and Stock Vested in Fiscal 2024

The following table presents information concerning Option exercises and Shares acquired upon vesting of RSU awards by each of our NEOs in Fiscal 2024:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
David Klein	-	-	3,540	13,752
Judy Hong	-	-	243	944
Christelle Gedeon	-	-	-	-

Notes:

(1)	These amounts reflect the aggregate of the differences between the exercise price of the Option and the market price of a Share at the time of exercise for each Option exercised by a named executive officer in Fiscal 2024.
(2)	These amounts reflect the market price on the vesting date.

Potential Payments Upon Termination or Change-in-Control

A narrative description of the individual payments the Company is currently required to make upon termination or a change in control of the Company is described above under “Employment Agreements”.

The following table sets forth the details regarding the estimated payments from the Company to each of the NEOs, assuming termination without cause was effective on March 31, 2024, based on their employment agreements in effect at such time and assuming no change-in-control:

Individual	Cash Payment ($)		Accelerated Awards ($) (4)	Benefits ($) (5)	Total ($)
David Klein | CEO	$2,637,711	(1)	$55,121	$40,910	$2,733,743
Judy Hong | CFO	$747,875	(2)	$13,089	$35,802	$796,767
Christelle Gedeon | CLO	$731,740	(3)	$9,368	$4,504	$745,612

Notes:

(1)	Upon termination without cause effective March 31, 2024, Mr. Klein would have been entitled to a payment in the amount of $2,637,711, representing two times his base salary plus two times the average actual amounts paid as short-term annual incentive performance bonus during the prior two years.
(2)	Upon termination without cause effective March 31, 2024, Ms. Hong would have been entitled to a payment in the amount of $747,875 representing 18 months base salary plus one and a half times the average actual amounts paid as short-term annual incentive performance bonuses to Ms. Hong during the prior two years.
(3)	Upon termination without cause effective March 31, 2024, Dr. Gedeon would have been entitled to a payment in the amount of $731,740, representing 18 months base salary plus one and a half times the average actual amounts paid as short-term annual incentive performance bonuses to Dr. Gedeon during the prior two years, as well as two weeks of statutorily prescribed vacation time.
(4)	Upon termination without cause effective March 31, 2024, any unvested PSUs at actual performance levels, for all years already certified by the Board or any responsible committee thereof, held by Mr. Klein, Ms. Hong and Dr. Gedeon immediately vest. The value was calculated based on the closing price of the Shares on March 28, 2024 (the last trading day of Fiscal 2024) on the Nasdaq Global Select Market, which was US$8.63.
(5)	As of March 31, 2024, Mr. Klein, Ms. Hong, and Dr. Gedeon are participants in Canopy Growth’s benefits plan. Upon termination without cause effective March 31, 2024, Mr. Klein’s benefits would continue for a period of two years. Upon termination without cause effective March 31, 2024, if Ms. Hong were to elect continuation coverage under the Company’s medical plan pursuant to the COBRA, a reimbursement to Ms. Hong for a portion of COBRA premium payments would be required. Upon termination without cause effective March 31, 2024, Dr. Gedeon would receive the statutorily prescribed benefits as set forth in the ESA.

Subject to the specific terms of the NEOs’ respective employment agreements, upon a termination of the NEO without cause, Options, RSUs and other Awards (as defined below) will be treated in accordance with the terms of the applicable Incentive Plan.

Potential Payments Upon Termination Following a Change in Control

None of the NEOs are entitled to a payment upon a change of control pursuant to the terms of their respective employment agreements. However, pursuant to the terms of Omnibus Incentive Plan, which specifies an 18-month duration, and Prior Omnibus Incentive Plan, which specifies a 24-month duration, following a Change in Control (as such term is defined in the applicable Incentive Plan) where a participant’s employment or term of office or engagement is terminated for any reason, other than for Cause (as defined in the applicable Incentive Plan): (i) any unvested awards as at the date of such termination shall be deemed to have vested, and any period of restriction shall be deemed to have lapsed, as at the date of such termination and shall become payable as at the date of termination; and (ii) the level of achievement of performance goals for any unvested awards that are deemed to have vested pursuant to (i) above, shall be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.

The following table sets forth the details regarding the estimated payments from the Company to each of the NEOs as of March 31, 2024 assuming change-in-control and termination without cause within 24 months of a change in control. With the exception of the “Accelerated Awards ($)” and “Total ($)” columns, all amounts in the table below are the same as in the “Potential Payments Upon Termination” table above and all footnotes to the “Cash Payment ($)” and “Benefits ($)” columns of the “Potential Payments Upon Termination” table above apply equally to the corresponding columns in the table below. Given the represented date of March 31st, 2024, the below table does not reflect the compensation changes associated with Mr. Klein.

Termination within 24 Months Following Change In Control
Individual	Cash Payment ($)	Accelerated Awards ($)(1)	Benefits ($)	Total ($)
David Klein | CEO	$2,637,711	$7,519,268	$40,910	$10,197,889
Judy Hong | CFO	$747,875	$2,492,841	$35,802	$3,276,518
Christelle Gedeon | CLO	$731,740	$1,535,550	$4,504	$2,271,794

Notes:

(1)	Reflect unvested RSU, PSU, and Option awards, which will be deemed to have vested in accordance with the Prior Omnibus Incentive Plan. PSUs reflect previous years actual certified achievement factors, while uncertified awards reflect on-target amounts. The value was calculated based on the closing price of the Shares on March 28, 2024 (the last trading day of Fiscal 2024) on the Nasdaq Global Select Market, which was US$8.63.

CEO Pay Ratio and Background

Set forth below is the annual total compensation of our median employee, the annual total compensation of our CEO, Mr. Klein and the ratio of those two values:

●	The Fiscal 2024 annual total compensation of the median employee of Canopy Growth (other than our CEO, Mr. Klein) was US$45,864 (or approximately C$62,096).

●	The Fiscal 2024 annual total compensation of our CEO, Mr. Klein, was US$7,605,091 (or approximately C$10,296,630).

●	For Fiscal 2024, the ratio of the annual total compensation of our CEO to the median annual total compensation of all our other employees was 165 to 1.

To identify our median employee, we used our entire employee population as of March 31, 2024, and measured compensation based on annualized base pay and bonuses, year-to-date overtime and other year-to-date cash wages including allowances.

After identifying our median employee, who is located in Canada, we calculated Fiscal 2024 total compensation using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table. Amounts that were originally paid or recorded in Canadian dollars were converted to U.S. dollars using the Bloomberg average exchange rate of C$1.00 to US$0.7386 for the 12-month period ended March 31, 2024.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, pursuant to the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Table

The following table sets forth information concerning: (i) the compensation of our current CEO (Mr. Klein) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” (“CAP”) to such individuals, as defined under SEC rules, for each Fiscal 2021, Fiscal 2022, Fiscal 2023 and Fiscal 2024; and (ii) our cumulative total shareholder return, (“TSR”), the cumulative TSR of our peer group (“Peer Group TSR”), net income and Adjusted EBITDA (as defined below) over such years in accordance with SEC rules for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for Mr. Klein	Compensation Actually Paid to Mr. Klein (2)	Average Summary Compensation Table Total for Non-CEO NEOs (1)	Average Compensation Actually Paid to Non- CEO NEOs (1)(2)	Total Shareholder Return	Peer Group TSR (Horizons Marijuana Life Sciences) (3)	Net Income (millions)	Adjusted EBITDA (millions) (4)
2024	7,605,091	$11,213,347	1,998,334	$2,866,606.64	$5.70	$50.79	$-486	$-44
2023	$6,459,521	$534,348	$2,339,474	$1,027,156	$11.58	$47.60	$-2,423	$-264
2022	$4,541,890	$-27,899,503	$1,977,580	$-1,451,048	$46.33	$101.40	$-248	$-331
2021	$2,793,688	$36,054,196	$1,414,433	$4,135,724	$197.26	$214.49	$-1,387	$-258

(1)	The following individuals are our other NEOs for each fiscal year:

Fiscal Year	CEO(s)	Non-CEO NEOs
2024	David Klein	Judy Hong and Christelle Gedeon
2023	David Klein	Judy Hong, Christelle Gedeon, and Julious Grant(1)
2022	David Klein	Judy Hong, Julious Grant, Michael Lee(2), Rade Kovacevic(3), and Phillip Shaer(4)
2021	David Klein	Julious Grant, Michael Lee, Rade Kovacevic, and Phillip Shaer

(1)	Julious Grant’s engagement with the Company was terminated effective December 16, 2022.
(2)	Michael Lee stepped down from his role as an executive officer of the Company effective November 18, 2021.
(3)	Rade Kovacevic stepped down from his role as an executive officer of the Company effective November 18, 2021.
(4)	Phillip Shaer resigned effective October 1, 2021.

(2)	Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2021		2022		2023		2024
Adjustments[1]	Mr. Klein	Average non- CEO NEOs	Mr. Klein	Average non- CEO NEOs	Mr. Klein	Average non- CEO NEOs	Mr. Klein	Average non- CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable Fiscal Year (“FY”)	$0	$(627,166)	$(3,467,190)	$(1,083,663)	$(4,702,260)	$(1,510,820)	$(4,606,640)	$(1,125,326)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$0	$817,631	$578,926	$96,030	$1,787,971	$387,207	$9,410,250	$2,312,397
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$21,093,560	$1,540,464	$(27,451,477)	$(357,364)	$(2,355,067)	$(45,368)	$(842,525)	$(219,638)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$12,166,947	$990,361	$(2,101,652)	$(807,142)	$(655,817)	$5,999	$(273,748)	$(80,324)
Deduction of ASC 718 Fair Value of Awards Granted during any Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	$0	$0	$(1,276,489)	$0	$(149,335)	$(79,081)	$(18,837)
TOTAL ADJUSTMENTS	$33,260,508	$2,721,291	$(32,441,393)	$(3,428,628)	$(5,925,173)	$(1,312,318)	$3,608,256	$868,273

1All adjustments and valuations are based on US$-equivalent values from C$ at date of valuation throughout Compensation Actually Paid calculations using the applicable conversion rate published by Bloomberg.

(3)	TSR is cumulative for the measurement periods beginning on March 31, 2020 and ending on March 31 of each of 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. Previous year disclosure referenced S&P / TSX Cannabis Index which was discontinued in 2023. Table has been updated to reflect Horizons Marijuana Life Sciences, which is the same index used in our performance graph in the Company’s Annual Reports on Form 10-K for the year ended March 31, 2024.

(4)	Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is calculated as the reported net loss, adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Refer to Annex A for a reconciliation to the most directly comparable GAAP financial measure.

Narrative Disclosure to Pay Versus Performance Table

Relationship between Financial Performance Measures

The line graphs below compares the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) Index TSR, (iii) our Net Income, and (iv) our Adjusted EBITDA, in each case, for Fiscal 2021, Fiscal 2022, Fiscal 2023 and Fiscal 2024.

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Net Income
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
Compensation Actually Paid (in $Ms)
$0
($500)
($1,000)
($1,500)
($2,000)
($2,500)
($3,000)
Net Income ($Ms)
2021
2022
2023
2024
PEO Compensation Actually Paid
Avg Non-CEO NEO Compensation Actually Paid
Net Income

Pay Versus Performance Tabular List

The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to performance for Fiscal 2024:

●	Adjusted EBITDA; Net revenue; Individual objectives; and Relative TSR.

Director Compensation

Director Compensation

The Company’s director compensation program is designed to attract and retain qualified individuals to serve on the Board. The CGCN Committee assesses the director compensation program annually and makes recommendations with respect to director compensation to the Board. For Fiscal 2024, non-employee directors received the following amounts in connection with their services to the Company in their capacity as directors:

Fiscal 2024 Fees and Equity Awards(1), (2)	Annual Amount (US$)
Chair	$166,185 (C$225,000)
Board Member	$110,790 (C$150,000)
Annual Equity Grant - Chair - RSUs	$166,185 (C$225,000)
Annual Equity Grant - Non-Chair Board Member - RSUs	$110,790 (C$150,000)
Committee Chair	$22,158 (C$30,000)
Committee Member	$11,079 (C$15,000)

Notes:

(1)	All fees are paid on a monthly basis. Robert L. Hanson (former director) voluntarily waived his right to receive the Board approved director compensation from Fiscal 2020 onwards, James A. Sabia (former director) voluntarily waived his right to receive the Board approved director compensation from Fiscal 2021 onwards. In addition, Garth Hankinson (former director) waived his right to receive the Board approved director compensation from Fiscal 2022 onwards. Mr. Hanson resigned from the Board on February 6, 2024 and Ms. Schmeling, Mr. Sabia, and Mr. Hankinson resigned from the Board effective April 18, 2024.
(2)	The RSUs generally vest in four equal quarterly installments, beginning on the last trading day of the first quarter after such RSUs are granted. For Fiscal 2024, these grants were made in August instead of June due to a trading blackout.

Director Compensation in Fiscal 2024

Name	Fees Earned or Paid in Cash($) (1)		Stock Awards ($) (2)(3)	Total ($)
Judy A. Schmeling (former director)(4)	$177,264		$166,185	$343,449
Theresa Yanofsky	$144,027		$110,790	$254,817
David Lazzarato	$144,027		$110,790	$254,817
Robert L. Hanson (former director)(5)	Nil		Nil	Nil
James A. Sabia (former director) (4)	Nil		Nil	Nil
Garth Hankinson (former director) (4)	Nil		Nil	Nil
Willy Kruh	$43,947	(6)	$27,698	$71,644
Luc Mongeau	$37,299	(7)	$27,698	$64,997

Notes:

(1)	This column reflects the following amounts earned or paid during Fiscal 2024 (i) a cash retainer for Board service and (ii) cash retainers for serving as a committee member, a committee Chair or Chair of the Board. Each of Messrs. Hanson, Sabia and Hankinson waived their respective right to receive the Board approved director compensation for Fiscal 2024.
(2)	The amounts in this column represent the aggregate grant date fair value of the relevant award(s) presented, as determined in accordance with FASB ASC Topic 718, “Compensation-Stock Compensation.” See Note 22 of the consolidated financial statements included in the 2024 10-K, regarding assumptions underlying valuation of equity awards.
(3)	Consists of RSUs granted that all vested as of March 31, 2024.
(4)	Ms. Schmeling, Mr. Sabia, and Mr. Hankinson resigned from the Board effective April 18, 2024.
(5)	Mr. Hanson resigned from the Board on February 6, 2024.
(6)	Willy Kruh earned US$21,000 in Fiscal 2024 for time spent serving as an observer. The remainder of the amount paid to Mr. Kruh reflects the portion of his Board and committee fees for his Board service from his appointment on February 7, 2024 to March 31, 2024.
(7)	Luc Mongeau earned US$20,000 in Fiscal 2024 for time spent serving as an observer. The remainder of the amount paid to Mr. Mongeau reflects the portion of his Board and committee fees for his service from his appointment on February 7, 2024 to March 31, 2024.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the details regarding the number of Shares to be issued upon exercise or settlement of outstanding Options, RSUs and PSUs and the weighted average exercise price of the outstanding Options in connection with the Incentive Plans as of March 31, 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity compensation plans approved by security holders (2)	4,156,221	(3)	$35.88	4,955,329
Equity compensation plans not approved by security holders	-		-	-
Total	4,156,221		$35.88	4,955,329

Notes:

(1)	Based on the maximum number of Shares available for issuance under the Omnibus Incentive Plan, being 9,111,550 Shares, or 10% of the 91,115,501 outstanding Shares as of March 31, 2024, less 4,156,221 Shares, being the maximum number of Shares issuable upon exercise or settlement of outstanding Awards under the Incentive Plans.
(2)	The existing equity compensation plans approved by Shareholders consist of the Incentive Plans. As of March 31, 2024, 59,993 Shares had been issued pursuant to the ESPP. The ESPP concluded in August 2023 as all of the Shares available have been purchased and we do not currently intend to reinstate the ESPP at this time.
(3)	Represents the number of Shares reserved for issuance upon the exercise or vesting, as applicable, of the denoted outstanding Options, RSUs and PSUs issued pursuant to the Incentive Plans.

Securities Outstanding under Equity Compensation Plans

The following table sets forth the details regarding the number of Shares reserved for issuance under Awards currently outstanding pursuant to the Incentive Plans and the ESPP as of March 31, 2024 and July 31, 2024, the Record Date:

	Number of Shares Reserved for Issuance and Percentage of Outstanding Shares(1)
Compensation Security	as of March 31, 2024(2)	as of July 31, 20243)

Prior Omnibus Incentive Plan
Options	2,849,588	2,773,216
	(3.1%)	(3.3%)
RSUs	1,149,798	1,022,282
	(1.3%)	(1.2%)
PSUs	80,458	73,461
	(0.1%)	(0.1%)
Total	4,079,844	3,868,959
	(4.5%)	(4.6%)
Omnibus Incentive Plan
Options	34,334	794,770
	(0.0%)	(0.9%)
RSUs	42,043	722,630
	(0.0%)	(0.9%)
Total	76,377	1,517,400
	(0.1%)	(1.8%)

Notes:

(1)	As of March 31, 2024 and July 31, 2024, 59,993 Shares had been issued pursuant to the ESPP since its adoption. The ESPP concluded in August 2023 as all of the Shares available had been issued, and the Company does not currently intend to reinstate the ESPP.
(2)	Percentages based on 91,115,501 issued and outstanding Shares as at March 31, 2024.
(3)	Percentages based on 84,856,023 outstanding Shares as of July 31, 2024.

To date, no deferred share units (“DSUs”), restricted stock or Stock Appreciation Rights (as such terms are defined below) have been issued pursuant to the Prior Omnibus Incentive Plan or the Omnibus Incentive Plan.

Burn Rate

The “burn rate” (calculated by dividing the number of awards granted under the Prior Omnibus Incentive Plan during the applicable year, by the weighted average number of securities outstanding for the applicable fiscal year) for the Prior Omnibus Incentive Plan was 5.2% in Fiscal 2024, 1.68% in Fiscal 2023 and 1.52% in Fiscal 2022. The burn rate for PSUs under the Prior Omnibus Incentive Plan is equal to the maximum number of Shares subject to the PSU awards, assuming a 100% payout of the PSUs. The weighted average number of Shares outstanding used in calculating the “burn rate” as of March 31, 2024, March 31, 2023 and March 31, 2022, was 74,787,521, 46,372,441 and 39,132,428, respectively.

The “burn rate” (calculated by dividing the number of awards granted under the Omnibus Incentive Plan during the applicable year, by the weighted average number of securities outstanding for the applicable fiscal year) for the Omnibus Incentive Plan was 0.1% in Fiscal 2024, being the first fiscal year in which the Omnibus Incentive Plan has been in effect. The weighted average number of Shares outstanding used in calculating such “burn rate” as of March 31, 2024 was 74,787,521.

Terms of the Prior Omnibus Incentive Plan

The following brief description of the material features of the Prior Omnibus Incentive Plan is qualified in its entirety by reference to the terms of the Prior Omnibus Incentive Plan. Pursuant to the Prior Omnibus Incentive Plan, the Company may issue Share-based long-term incentives. Any employee, officer, director, consultant or, subject to applicable securities laws, other advisor of, or any other individual who provides services to, the Company and/or its affiliates (“Company Personnel”), is eligible to receive awards of Options, stock appreciation rights (“Stock Appreciation Rights”), RSUs, DSUs, annual or long-term Performance Awards (as defined in the Prior Omnibus Incentive Plan) or other stock-based award (collectively, the “Prior Awards”) under the Prior Omnibus Incentive Plan.

Following the Omnibus Incentive Plan becoming effective and as of March 31, 2024, there were nil Shares reserved for future grants pursuant to the Prior Omnibus Incentive Plan.

The purpose of the Prior Omnibus Incentive Plan is to attract, retain and reward those employees, directors and other individuals who are expected to contribute significantly to the success of the Company and its affiliates, to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Company’s Shareholders and, in general, to further the best interests of the Company and its Shareholders.

The Prior Omnibus Incentive Plan is administered by the CGCN Committee; provided, however, with respect to any decision relating to an officer or director who is required to file reports pursuant to Section 16a-3 of the Exchange Act, any decision must be made solely by two or more members of the Board who are “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

Pursuant to Section 613 of the TSX Company Manual, unallocated options, rights or other entitlements under a security-based compensation arrangement which does not have a fixed maximum aggregate number of securities issuable must be approved by a majority of an issuer’s directors and by an issuer’s shareholders every three years and was previously approved by Shareholders on September 21, 2020; however, since the Company does not intend to issue any additional Prior Awards under the Prior Omnibus Incentive Plan, such shareholder approval will not be required in connection with the Prior Omnibus Incentive Plan. Except as may be permitted by the CGCN Committee, as specifically provided in an agreement granting a Prior Award or as otherwise specifically provided by law, no Prior Award or other benefit payable under the Prior Omnibus Incentive Plan is transferable in any manner other than by will or the law of descent.

Shares Available for Prior Awards; Participation Limitations

The maximum number of Shares available for issuance under the Prior Omnibus Incentive Plan may not exceed 10% of the issued and outstanding Shares, from time to time, when taken together with all other Security Based Compensation Arrangements (as defined in the Prior Omnibus Incentive Plan) of the Company. The ESPP and the Omnibus Incentive Plan are the Company’s only other Security Based Compensation Arrangement in Fiscal 2024; however, (i) since the effectiveness of the Omnibus Incentive Plan, the Company has not and does not intend to grant any additional Prior Awards pursuant to the Prior Omnibus Incentive Plan; and (ii) the ESPP concluded in August 2023 as all of the Shares available were purchased, and the Company does not intend to reinstate the ESPP. Prior to the Omnibus Incentive Plan become effective, if any Option, Stock Appreciation Right or other stock-based Awards granted under the Prior Omnibus Incentive Plan expired, terminated or was canceled for any reason without having been exercised in full, the number of Shares underlying any unexercised Prior Award would have again been available for the purpose of Prior Awards under the Prior Omnibus Incentive Plan.

The maximum number of Shares issuable pursuant to Prior Awards that may have been granted to a single participant under the Prior Omnibus Incentive Plan during any fiscal year is 1,000,000 Shares. In addition, the maximum number of Shares issuable to insiders under all Security Based Compensation Arrangements, at any time, may not exceed 10% of the issued and outstanding Shares. Within any one-year period, the number of Shares issued to insiders under all Security Based Compensation Arrangements also may not exceed 10% of the issued and outstanding Shares.

The maximum equity value of Options granted to a non-employee director within a one-year period may not exceed C$100,000 (or approximately US$79,760) and the maximum aggregate equity value of all Prior Awards that are eligible to be settled in Shares granted to a non-employee director within a one-year period pursuant to all Security Based Compensation Arrangements may not exceed C$150,000 (or approximately US$119,640).

In the event that a participant holds 20% or more of the issued and outstanding Shares, such participant may only have been granted Prior Awards that could be settled in cash. In addition, if the settlement of a Prior Award in Shares would cause the participant to hold 20% or more of the issued and outstanding Shares, such participant may only have been granted Prior Awards that could be settled in cash.

Change in Control

Subject to certain exceptions set out in the Prior Omnibus Incentive Plan, the occurrence of a Change in Control (as defined below) will not result in the vesting of unvested Prior Awards nor the lapse of any period of restriction pertaining to any restricted stock or RSUs (“Unvested Awards”). Subject to the CGCN Committee reasonably determining otherwise, for the period of 24 months following a Change in Control, where a participant is terminated for any reason, other than for cause: (i) any Unvested Awards as at the date of such termination will be deemed to have vested, and any period of restriction will be deemed to have lapsed, as at the date of such termination and will become payable as at the date of termination; and (ii) the level of achievement of performance goals for any Unvested Awards that are deemed to have vested pursuant to (i) above, will be based on the actual performance achieved at the end of the applicable period immediately prior to the date of termination.

For purposes of the Prior Omnibus Incentive Plan, “Change in Control” means the occurrence of: (i) any individual, entity or group of individuals or entities acting jointly or in concert (other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of Shares) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (ii); (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 30% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a Change in Control; or (iii) a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 30% of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, with respect to any Prior Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the US Internal Revenue Code of 1986, as amended from time to time (the “Revenue Code”), an event will not be considered to be a Change in Control under the Prior Omnibus Incentive Plan for purposes of payment of such Prior Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Revenue Code.

Termination

Except as otherwise provided by the CGCN Committee in an agreement granting a Prior Award, (i) if a participant resigns or is terminated, only the portion of the Options that have vested and are exercisable at the date of any such resignation or termination may be exercised by the participant during the period ending 90 days after the date of resignation or termination, as applicable, after which period all Options granted under the Prior Omnibus Incentive Plan expire; and (ii) any Options granted under the Prior Omnibus Incentive Plan, whether vested or unvested, will expire immediately upon the participant being terminated for cause.

Amendment

Unless required in accordance with the policies of the TSX, the Board may amend, alter, suspend, discontinue or terminate the Prior Omnibus Incentive Plan and any outstanding Prior Awards granted thereunder, in whole or in part, at any time without notice to or approval by the Shareholders, provided that all material amendments to the Prior Omnibus Incentive Plan require the prior approval of Shareholders. In particular, the following amendments to the Prior Omnibus Incentive Plan require the prior approval of Shareholders: (i) an increase in the maximum number of Shares that may be made the subject of Awards under the Prior Omnibus Incentive Plan; (ii) any adjustment (other than as set out in the Prior Omnibus Incentive Plan) or amendment that reduces or would have the effect of reducing the exercise price of an Option or Stock Appreciation Right previously granted under the Prior Omnibus Incentive Plan, whether through amendment, cancellation or replacement grants, or other means (provided that, in such a case, insiders of the Company who benefit from such amendment are not eligible to vote their Shares in respect of the approval); (iii) an increase in the limits on Prior Awards that may be granted to any participant under the Prior Omnibus Incentive Plan; (iv) an extension of the term of an outstanding Option or Stock Appreciation Right granted under the Prior Omnibus Incentive Plan beyond the expiry date thereof; (v) permitting Options granted under the Prior Omnibus Incentive Plan to be transferrable other than for normal estate settlement purposes; and (vi) any amendment to the plan amendment provisions, subject to certain exceptions included in the Prior Omnibus Incentive Plan. The Nasdaq Rules have similar Shareholder approval requirements for material revisions to the Prior Omnibus Incentive Plan.

Options

The purchase price per Share under an Option granted under the Prior Omnibus Incentive Plan will be determined by the CGCN Committee; provided, however, that, subject to certain exceptions described in the Prior Omnibus Incentive Plan, such purchase price may not be less than 100% of the Fair Market Value (as defined in the Prior Omnibus Incentive Plan) of a Share on the date of grant of such Option. With the approval of the CGCN Committee, a participant may elect to exercise an Option granted under the Prior Omnibus Incentive Plan, in whole or in part, without payment of the aggregate Option price due on such exercise by electing to receive Shares equal in value to the difference between the Option price and the Fair Market Value on the date of exercise computed in accordance with the Prior Omnibus Incentive Plan.

Except as otherwise provided by the CGCN Committee in an agreement granting a Prior Award, Options granted under the Prior Omnibus Incentive Plan will vest over three-years on each anniversary of the date of the grant.

The term of each Option granted under the Prior Omnibus Incentive Plan will not exceed 10 years from the date of grant. Subject to certain exceptions set out in the Prior Omnibus Incentive Plan, if the term of an Option granted under the Prior Omnibus Incentive Plan would expire during, or within 10 business days of the expiration of a Blackout Period (as defined in the Prior Omnibus Incentive Plan), then the term of such Option will be extended to the close of business on the tenth business day following the expiration of the Blackout Period.

RSUs

Shares of restricted stock and RSUs granted under the Prior Omnibus Incentive Plan are subject to such restrictions as the CGCN Committee may impose (including, without limitation, any limitation on the right to receive any dividend or dividend equivalent or other rights). Such restrictions may lapse as the CGCN Committee may deem appropriate. No RSU granted under the Prior Omnibus Incentive Plan may vest later than three years after the date of grant.

The CGCN Committee may in its discretion waive in whole or in part any or all restrictions with respect to Shares of restricted stock or RSUs granted under the Prior Omnibus Incentive Plan.

Performance Awards

The CGCN Committee was permitted to grant a Performance Award to a participant payable upon the attainment of specific performance goals. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock (based on the then current Fair Market Value of such Shares), as determined by the CGCN Committee.

Except as otherwise provided in an agreement granting a Prior Award, upon a participant’s termination, the Performance Award will vest or be forfeited in accordance with the terms and conditions established by the CGCN Committee at the time of the grant of the Performance Award.

The CGCN Committee may, at or after grant, due to such service, performance and/or such other factors or criteria, accelerate on a pro rata basis the vesting of all or any part of any Performance Award.

When Performance Awards become payable, a participant will be entitled to receive payment in cash, Shares of equivalent value, some combination thereof, or in any other form determined by the CGCN Committee at its sole discretion.

Terms of the Omnibus Incentive Plan

The Omnibus Incentive Plan is administered by the Board, unless the administration of the Omnibus Incentive Plan has been delegated by the Board to a committee or sub-delegated in accordance with the terms of the Omnibus Incentive Plan. The Board has delegated to the authority to administer the Omnibus Incentive Plan to the CGCN Committee(the “Plan Administrator”), and the Plan Administrator has sole and complete authority, in its discretion, to: (a) determine the individuals to whom grants under the Omnibus Incentive Plan may be made; (b) make grants of Options, RSUs, DSUs or share-based awards (collectively, the “Omnibus Incentive Plan Awards”, together with the Prior Awards, the “Awards”) under the Omnibus Incentive Plan relating to the issuance of Shares (including any combination of Options, RSUs or DSUs); (c) establish the form or forms of Omnibus Incentive Plan Award agreements (an “Award Agreement”); (d) cancel, amend, adjust or otherwise change any Omnibus Incentive Plan Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of the Omnibus Incentive Plan; (e) construe and interpret the Omnibus Incentive Plan and all Award Agreements; (f) adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to the Omnibus Incentive Plan; and (g) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Omnibus Incentive Plan. As of March 31, 2024, there were an aggregate of 4,955,329 Shares (representing approximately 5.4% of the issued and outstanding Shares) that were available for future grants based on the issued and outstanding Shares as of March 31, 2024.

Shares Subject to the Omnibus Incentive Plan

The Omnibus Incentive Plan, which is a “rolling” plan, provides that the aggregate number of Shares reserved for issuance from treasury pursuant to Omnibus Incentive Plan Awards granted under the Omnibus Incentive Plan may not exceed 10% of the Company’s total issued and outstanding Shares from time to time (including Shares reserved for issuance in respect of 5,397,009 Prior Awards outstanding under the Prior Omnibus Incentive Plan and in respect of any other Security Based Compensation Arrangement (as defined in the Omnibus Incentive Plan)), such number being 84,856,023 as of the date of this Proxy Statement. The Omnibus Incentive Plan is considered an “evergreen” plan, since the Shares covered by Omnibus Incentive Plan Awards which have been settled, exercised or terminated will be available for subsequent grants under the Omnibus Incentive Plan and the number of Omnibus Incentive Plan Awards available to grant increases as the number of issued and outstanding Shares increases. Pursuant to Section 613 of the TSX Company Manual, unallocated options, rights or other entitlements under a security-based compensation arrangement which does not have a fixed maximum aggregate number of securities issuable must be approved by a majority of an issuer’s directors and by an issuer’s shareholders every three years and was previously approved by Shareholders on September 25, 2023.

Insider Participation Limit

The Omnibus Incentive Plan provides that the aggregate number of Shares: (a) issuable to Insiders (as defined in the Omnibus Incentive Plan) at any time, under all of the Company’s Security Based Compensation Arrangements, may not exceed 10% of the Company’s issued and outstanding Shares; and (b) issued to Insiders within any one-year period, under all of the Company’s Security Based Compensation Arrangements, may not exceed 10% of the Company’s issued and outstanding Shares.

Eligibility

All directors, employees and consultants will be eligible to participate in the Omnibus Incentive Plan, subject to certain limitations. Participation in the Omnibus Incentive Plan will be voluntary and eligibility to participate will not confer upon any director, employee or consultant any right to receive any grant of an Omnibus Incentive Plan Award pursuant to the Omnibus Incentive Plan. The extent to which any director, employee or consultant is entitled to receive a grant of an Omnibus Incentive Plan Award pursuant to the Omnibus Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.

Types of Omnibus Incentive Plan Awards; Non-Transferability

Options, RSUs, DSUs and Share-Based Awards may be granted pursuant to the Omnibus Incentive Plan, as further summarized below. All of the Omnibus Incentive Plan Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement, and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Incentive Plan and will generally be evidenced by an Award Agreement. In addition, subject to the limitations provided in the Omnibus Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of Omnibus Incentive Plan Awards, cancel, or modify outstanding Omnibus Incentive Plan Awards, and waive any condition imposed with respect to Omnibus Incentive Plan Awards or Shares issued pursuant to Omnibus Incentive Plan Awards.

Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant (as such term is defined in the Omnibus Incentive Plan), by will or as required by law, no assignment or transfer of Omnibus Incentive Plan Awards, whether voluntary, involuntary, by operation of law or otherwise, will vest any interest or right in such Omnibus Incentive Plan Awards whatsoever in the assignee or transferee and immediately upon assignment or transfer, or any attempt to make the same, such Omnibus Incentive Plan Awards will terminate and be of no further force or effect.

Options

The Omnibus Incentive Plan provides that the Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant will be evidenced by an Award Agreement. The Plan Administrator will establish the exercise price at the time each Option is granted, which Exercise Price must in all cases be not less than (a) if the Shares are trading on a U.S. stock exchange, the higher of (i) the volume weighted average trading price of Shares on such U.S. stock exchange for the five trading days ending on the last trading day immediately prior to the applicable date or (ii) the closing price of Shares on the U.S. stock exchange on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; (b) if the Shares are not trading on a U.S. stock exchange, but are listed on a Canadian stock exchange, the higher of (i) the volume weighted average trading price of the Shares on the Canadian stock exchange for the five trading days ending on the last trading day immediately prior to the applicable date or (ii) the closing price of the Shares on the Canadian stock exchange on the applicable date, and if such applicable date is not a trading day, the last market trading day prior to such date; (c) if the Shares are only listed on an over-the-counter market and sales prices are regularly reported for the Shares, the closing or, if not applicable, the last price of the Shares on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; provided that if sales prices are not regularly reported on such over-the-counter market, the mean between the bid and the asked price for the Shares on the close of trading in the over-the-counter market for the most recent trading day on which the Shares were traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; (d) if the Shares are neither listed on a U.S. stock exchange nor a Canadian stock exchange nor traded in the over-the-counter market, such value as the Plan Administrator, in good faith, shall determine in compliance with applicable laws (for the purposes of this section, the “Fair Market Value”). Subject to any accelerated termination as set forth in the Omnibus Incentive Plan, each Option will expire on the expiry date specified in the Award Agreement (which may not be later than the tenth anniversary of the date of grant) or, if not so specified, the tenth anniversary of the date of grant. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of Options. Once an Option becomes vested, it will remain vested and will be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Company or a Related Entity (as defined in the Omnibus Incentive Plan) and the Participant. Each Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Omnibus Incentive Plan, such as vesting conditions relating to the attainment of specified Performance Goals (as defined in the Omnibus Incentive Plan).

Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the exercise notice must be accompanied by payment of the exercise price. Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, a Participant may, but only if permitted by the Plan Administrator, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Company (a “Cashless Exercise”) in consideration for an amount from the Company equal to: (i) the Fair Market Value of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”), by written notice to the Company indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Company may require. Subject to the provisions of the Omnibus Incentive Plan, the Company will satisfy payment of the In-the-Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In-the-Money Amount.

Restricted Share Units (RSUs)

The Omnibus Incentive Plan provides that the Plan Administrator may, from time to time, subject to the provisions of the Omnibus Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant, including in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year. The terms and conditions of each RSU grant will be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share upon the settlement of such RSU.

The number of RSUs (including fractional RSUs) granted in respect of a bonus or similar payment at any particular time pursuant to the terms of the Omnibus Incentive Plan will be calculated by dividing: (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the greater of (A) the Fair Market Value of a Share on the date of grant; and (B) such amount as determined by the Plan Administrator in its sole discretion. Subject to the conditions in the Omnibus Incentive Plan, the Plan Administrator will have the authority to determine any vesting terms applicable to the grant of RSUs, including vesting conditions relating to the attainment of specified Performance Goals.

Subject to the terms of the Omnibus Incentive Plan and except as otherwise provided in an Award Agreement, on the settlement date for any RSU, the Participant will redeem each vested RSU for one fully paid and non-assessable Share issued from treasury to the Participant. The Plan Administrator will have the sole authority to determine any other settlement terms applicable to the grant of RSUs.

Deferred Share Units (DSUs)

The Omnibus Incentive Plan provides that a portion of the Director Fees (as defined in the Omnibus Incentive Plan) may be payable in the form of DSUs. In addition, each Electing Person (as defined in the Omnibus Incentive Plan) will be given, subject to the conditions stated in the Omnibus Incentive Plan, the right to elect to participate in the grant of additional DSUs. An Electing Person who elects to participate in the grant of additional DSUs will receive their Elected Amount, being an amount, as elected by the Director (as defined in the Omnibus Incentive Plan), in accordance with applicable tax law, between 0% and 100% of any Director Fees that would otherwise be paid in cash, in the form of DSUs. Each Electing Person who elects to receive their Elected Amount in the form of DSUs will be required to file an Election Notice (as defined in the Omnibus Incentive Plan) with the CFO of the Company: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply; and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer (as defined in the Omnibus Incentive Plan), within 30 days of such appointment with respect to compensation paid for services to be performed after such date.

The number of DSUs (including fractional DSUs) granted at any particular time pursuant to the terms of the Omnibus Incentive Plan will be calculated by dividing: (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by (ii) the Fair Market Value of a Share on the date of grant. In addition to the foregoing, the Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant. Except as otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, DSUs will vest immediately upon grant.

On the settlement date for any DSU, the Participant will redeem each vested DSU for: (i) one fully paid and non-assessable Share issued from treasury to the Participant or as the Participant may direct; or (ii) at the election of the Participant and subject to the approval of the Plan Administrator, a cash payment. Any cash payments made pursuant to the terms of the Omnibus Incentive Plan by the Corporation to a Participant in respect of DSUs to be redeemed for cash will be calculated by multiplying the number of DSUs to be redeemed for cash by the Fair Market Value per Share as at the settlement date.

Share-Based Awards

The Omnibus Incentive Plan provides that the Plan Administrator may grant other types of equity-based or equity-related Omnibus Incentive Plan Awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Plan Administrator may determine. Such awards may involve the issuance of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. To the extent an Omnibus Incentive Plan Award is settled in cash, settlement must occur no later than December 31 of the third calendar year following the calendar year in which the date of grant occurs in respect of the relevant Award Agreement.

Dividend Equivalents

The Omnibus Incentive Plan provides that unless otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, an award of RSUs and DSUs will include the right for such RSUs and DSUs to be credited with dividend equivalents in the form of additional RSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents will be computed by dividing: (i) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs and DSUs, as applicable, held by the Participant on the record date for the payment of such dividend, by (ii) the Fair Market Value at the close of the first business day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account will vest in proportion to the RSUs and DSUs to which they relate and will be settled in accordance with the terms of the Omnibus Incentive Plan.

Blackout Periods

Pursuant to the terms of the Omnibus Incentive Plan, in the event an Omnibus Incentive Plan Award expires or vests at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Company exists, the expiry or settlement of such award will be delayed (in a manner and to the extent such delay complies with Section 409A of the Revenue Code with respect to any U.S. Taxpayer) until the earlier of: (i) the date that is two business days after which such scheduled blackout terminates; or (ii) there is no longer such undisclosed material change or material fact.

Termination of Employment or Services

Subject to the terms of the Omnibus Incentive Plan, unless otherwise determined by the Plan Administrator or as set forth in an employment agreement, Award Agreement or other written agreement:

(a)	where a Participant’s employment, consulting agreement or arrangement is terminated by the Company or a Related Entity for Cause (as defined in the Omnibus Incentive Plan), then any Option or other Omnibus Incentive Plan Award held by the Participant that has not been exercised, surrendered or settled as of the Termination Date (as defined in the Omnibus Incentive Plan) shall be immediately forfeited and cancelled as of the Termination Date;

(b)	where a Participant’s employment, consulting agreement or arrangement is terminated by the Company or a Related Entity without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), or by reason of resignation by the Participant, or on account of his or her becoming Disabled (as defined in the Omnibus Incentive Plan), or by reason of the death of the Participant, there will be no further vesting of any unvested Options or other Omnibus Incentive Plan Awards after the Termination Date;

(c)	a Participant’s eligibility to receive further grants of Options or other Omnibus Incentive Plan Awards ceases as of:

(i)	the Termination Date; or

(ii)	the date of the death of the Participant;

(d)	unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options or other Omnibus Incentive Plan Awards will not be affected by a change of employment or consulting agreement or arrangement, a directorship within or among the Company or a Related Entity for so long as the Participant continues to be a Director, Employee (as defined in the Omnibus Incentive Plan) or Consultant (as defined in the Omnibus Incentive Plan), as applicable, of the Company or a Related Entity; and

(e)	except as otherwise provided in an applicable Award Agreement or employment agreement, and notwithstanding any other provision of the Omnibus Incentive Plan, in the case of an Omnibus Incentive Plan Awards (other than an Option or DSU) that is granted to a U.S. Taxpayer and that becomes vested (in whole or in part) pursuant to the terms of the Omnibus Incentive Plan upon the Participant’s Termination Date, such Omnibus Incentive Plan Award will, subject to the terms of the Omnibus Incentive Plan, be settled as soon as administratively practicable following the Participant’s Termination Date but in no event later than 90 days following the Participant’s Termination Date, provided that if such Omnibus Incentive Plan Award is an RSU, settlement will occur no later than March 15th of the year following the year of the applicable vesting event.

Change in Control

The Omnibus Incentive Plan provides that except as may be set forth in an employment agreement, Award Agreement or other written agreement between the Company or a Related Entity and a Participant:

(a)	Subject to the terms and conditions in the Omnibus Incentive Plan, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause: (i) the conversion or exchange of any outstanding Omnibus Incentive Plan Awards into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control (as defined below), (ii) outstanding Omnibus Incentive Plan Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Omnibus Incentive Plan Award to lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control, (iii) the termination of an Omnibus Incentive Plan Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Omnibus Incentive Plan Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Omnibus Incentive Plan Award or realization of the Participant’s rights, then such Omnibus Incentive Plan Award may be terminated by the Company without payment), (iv) the replacement of such Omnibus Incentive Plan Award with other rights or property selected by the Board in its sole discretion where such replacement would not adversely affect the holder, or (v) any combination of the foregoing. The Plan Administrator will not be required to treat all Omnibus Incentive Plan Awards similarly in the transaction.

(b)	If the Participant is an executive officer or director of the Company, within 18 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment or directorship is terminated by the Corporation or a Related Entity without Cause:

(i)	any unvested Omnibus Incentive Plan Awards held by such Participant at the Termination Date shall immediately vest, with any Omnibus Incentive Plan Awards that vest based on Performance Goals vesting at their specified level of attainment; and

(ii)	any vested Omnibus Incentive Plan Awards of such Participants may be exercised, surrendered or settled by such Participant at any time during the period that terminates on the earlier of: (A) the expiry date of such Omnibus Incentive Plan Award; and (B) the date that is three months after the Termination Date, provided that any vested Omnibus Incentive Plan Awards (other than Options) granted to U.S. Taxpayers will be settled within 90 days of the Participant’s Termination Date, provided that if such Omnibus Incentive Plan Award is an RSU, settlement will occur no later than March 15th of the year following the year of the applicable vesting event. Any Omnibus Incentive Plan Award that has not been exercised, surrendered or settled at the end of such period will be immediately forfeited and cancelled.

(c)	Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on the U.S. stock exchange, the Canadian stock exchange or any other exchange upon which the Shares may then be listed, then the Company may terminate all of the Omnibus Incentive Plan Awards, other than an Option held by a Canadian Taxpayer (as defined in the Omnibus Incentive Plan) for the purposes of the Income Tax Act (Canada), granted under the Omnibus Incentive Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Omnibus Incentive Plan Award equal to the fair market value of the Omnibus Incentive Plan Award held by such Participant as determined by the Plan Administrator, acting reasonably, provided that any vested Omnibus Incentive Plan Awards granted to U.S. Taxpayers will be settled within 90 days of the Change in Control.

For purposes of the Omnibus Incentive Plan, “Change in Control” means the occurrence of: (i) any individual, entity or group of individuals or entities acting jointly or in concert (other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of Shares) acquiring beneficial ownership, directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (ii) of this definition; (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (i) of this definition) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a Change in Control; or (iii) a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing, with respect to any Omnibus Incentive Plan Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Revenue Code, an event will not be considered to be a Change in Control under the Omnibus Incentive Plan for purposes of payment of such Omnibus Incentive Plan Award unless such event constitutes a change in ownership or control of the Company, or a change in ownership of the Company’s within the meaning of Section 409A of the Revenue Code.

Amendments, Suspension or Termination of the Omnibus Incentive Plan

The Omnibus Incentive Plan will terminate on June 20, 2033, the date which is ten years from the date of its adoption by the Board. The Omnibus Incentive Plan may be terminated at an earlier date by vote of the Shareholders or the Board; provided, however, that any such earlier termination will not affect any Award Agreements executed prior to the effective date of such termination. Termination of the Omnibus Incentive Plan will not affect any Omnibus Incentive Plan Awards theretofore granted. The Plan Administrator may from time to time, without notice, or upon notice in accordance with and limited to any applicable Employment Standards (as defined in the Omnibus Incentive Plan), and without approval of the Shareholders of the Company, amend, modify, change, suspend or terminate the Omnibus Incentive Plan or any Omnibus Incentive Plan Awards granted pursuant to the Omnibus Incentive Plan as it, in its discretion determines appropriate, provided, however, that:

(a)	no such amendment, modification, change, suspension or termination of the Omnibus Incentive Plan or any Omnibus Incentive Plan Awards granted thereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Omnibus Incentive Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any requirements under applicable securities laws or any requirements of the U.S. stock exchange or the Canadian stock exchange; and

(b)	any amendment that would cause an Omnibus Incentive Plan Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Revenue Code will be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

Amendments Requiring Shareholder Approval

The Omnibus Incentive Plan provides that Shareholder approval will be required for any amendment, modification or change that:

(a)	reduces the exercise price or purchase price of an Omnibus Incentive Plan Award benefiting an Insider of the Company;

(b)	extends the term of an Omnibus Incentive Plan Award benefiting an Insider of the Company;

(c)	increases the percentage or number of Shares reserved for issuance under the Omnibus Incentive Plan, except pursuant to the provisions under Article 10 of the Omnibus Incentive Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(d)	increases or removes the 10% limits on Shares issuable or issued to Insiders;

(e)	reduces the exercise price of an Option award (for this purpose, a cancellation or termination of an Option award of a Participant prior to its expiry date for the purpose of reissuing an Option Award to the same Participant with a lower exercise price or any other action that is treated as a repricing under generally accepted accounting principles will be treated as an amendment to reduce the exercise price of an Option award), except pursuant to the provisions of the Omnibus Incentive Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Company or its capital;

(f)	extends the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the Participant or within 10 business days following the expiry of such a blackout period);

(g)	permits an Option award to be exercisable beyond 10 years from its date of grant (except where an expiry date would have fallen within a blackout period of the Company);

(h)	permits Omnibus Incentive Plan Awards to be transferred to a person in circumstances other than those specified under Section 3.9 of the Omnibus Incentive Plan (Non-Transferability of Awards);

(i)	changes the eligible participants of the Plan; or

(j)	deletes or reduces the range of amendments which require approval of Shareholders under Section 12.2 of the Omnibus Incentive Plan (Shareholder Approval).

Permitted Amendments

The Omnibus Incentive Plan provides that the Plan Administrator may, without Shareholder approval, at any time or from time to time, amend the Omnibus Incentive Plan for the purposes of:

(a)	making any amendments to the general vesting provisions of each Omnibus Incentive Plan Award;

(b)	making any amendments to the provisions set out in Article 9 of the Omnibus Incentive Plan (Termination of Employment or Services);

(c)	making any amendments to add covenants of the Company for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)	making any amendments not inconsistent with the Omnibus Incentive Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants; or

(e)	making such changes or corrections which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

Indebtedness of Directors and Executive Officers

Other than as disclosed in this Proxy Statement, no individual who is, or at any time during Fiscal 2024 was, a director or officer of the Company, a Nominee, or any associate of any one of the foregoing persons is, or at any time since the beginning of Fiscal 2024 has been, indebted to the Company or any of its subsidiaries (other than in respect of amounts which constitute routine indebtedness) or was indebted to another entity, where such indebtedness is, or was at any time since the beginning of Fiscal 2024, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries. For the purposes of this paragraph, “support agreement” includes, but is not limited to, an agreement to provide assistance in the maintenance or servicing of any indebtedness and an agreement to provide compensation for the purpose of maintaining or servicing any indebtedness of the borrower.

Interest of Informed Persons in Material Transactions

Other than as disclosed in this Proxy Statement, to the best of the Company’s knowledge, no director or executive officer of the Company or persons or companies who directly or indirectly beneficially own, or exercise control or direction over, more than 10% of any class of the Company’s outstanding voting securities, nor any associate or affiliate of the foregoing persons, has or has had any material interest, direct or indirect, in any transaction since the commencement of Fiscal 2024 or in any proposed transaction which has materially affected or will materially affect the Company.

Management Contracts

The management functions of the Company are not, to any substantial degree, performed by a person or persons other than the Company’s directors or senior officers.

Certain Relationships and Related Person Transactions

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons” as defined in Item 404 of Regulation S-K. Related persons include our executive officers, directors, Nominees, persons owning 5% or more of the Shares, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as “related person transactions.”

The CBI Group Investments

On November 2, 2017, Greenstar invested C$245 million (or approximately US$191 million, based on the foreign exchange rate as of the date of the transaction) in Canopy Growth in exchange for (i) 1,887,690 Shares; and (ii) 1,887,690 warrants exercisable at an exercise price per Share of C$129.783 (or approximately US$101.322) (the “Greenstar Warrants”).

In connection with our offering of senior notes of the Company due July 2023 (the “Canopy Notes”) pursuant to an indenture dated June 20, 2018, Greenstar purchased C$200 million (or approximately US$150 million) worth of Canopy Notes. Prior to the Company entering into a second supplemental indenture dated June 29, 2022, amending the terms of the Canopy Notes (the “Second Supplement”), the C$200 million principal amount of Canopy Notes held by Greenstar were convertible in certain circumstances and subject to certain conditions into an aggregate of 415,154 Shares. Pursuant to the Second Supplement, the Company irrevocably surrendered its right to settle the conversion of any Canopy Notes by the issuance of Shares or a combination of cash and Shares.

On November 1, 2018, CBG invested C$5.079 billion (or approximately US$3.877 billion, based on the foreign exchange rate as of the date of the transaction) in Canopy Growth in exchange for (i) 10,450,000 Shares at a price of C$486.00 (or approximately US$370.90, based on the foreign exchange rate as of the date of the transaction) per Share, and (ii) 13,974,545 warrants (the “CBG Warrants”), of which 8,847,286 CBG Warrants (the “Original Tranche A Warrants”) had an exercise price of C$504.00 (or approximately US$385.20) and were exercisable until November 1, 2021 and the remaining 5,127,259 CBG Warrants (the “Original Tranche B Warrants”) had an exercise price per Share based on the five-day volume weighted average price of the Shares on the TSX at the time of exercise and were to become immediately exercisable only following the exercise of the Original Tranche A Warrants.

On April 18, 2019, CBG, Greenstar and Canopy Growth entered into the second amended and restated investor rights agreement (the “Amended Investor Rights Agreement”), which amended the first amended and restated investor rights agreement dated November 1, 2018 between CBG, Greenstar and Canopy Growth. In addition, on April 18, 2019, CBG and Canopy Growth entered into a consent agreement (the “Consent Agreement”). In connection with these agreements, on June 27, 2019 Canopy Growth also amended the terms of the Original Tranche A Warrants and the Original Tranche B Warrants as follows: (a) extended the term of the Original Tranche A Warrants to November 1, 2023 (the “Tranche A Warrants”) and, (b) replaced the Original Tranche B Warrants with two tranches of warrants (the “Tranche B Warrants” and the “Tranche C Warrants”) each of which were to vest and become exercisable once all Original Tranche A Warrants had been exercised and were exercisable until November 1, 2026, with different terms: the Tranche B Warrants were exercisable to acquire 3,845,444 million Shares at a price of C$766.80 (or approximately US$585.50) per Share and the Tranche C Warrants were exercisable to acquire 1,281,815 Shares at a price equal to the 5-day volume-weighted average price of the Shares immediately prior to exercise.

On May 1, 2020, the Greenstar Warrants were exercised for aggregate gross proceeds of approximately C$245 million (or approximately US$174 million, based on the foreign exchange rate as of the date of the transaction).

On June 29, 2022, Greenstar entered into an exchange agreement with the Company, pursuant to which Greenstar agreed to exchange C$100 million principal amount of the Canopy Notes for 2,924,546 Shares. The exchange was part of an exchange by the Company of an aggregate of approximately C$260 million principal amount of Canopy Notes held by Greenstar and certain other holders into Shares.

On October 24, 2022, CBG, Greenstar and the Company entered into the consent agreement (the “Third Consent Agreement”), pursuant to which, among other things, CBG was expected to surrender for cancellation the CBG Warrants.

On April 14, 2023, Greenstar entered into an exchange agreement with the Company pursuant to which the Company agreed to purchase for cancellation the remaining C$100 million principal amount of Canopy Notes held by Greenstar in exchange for: (i) a cash payment to Greenstar in the amount of unpaid and accrued interest owing under the Canopy Notes held by Greenstar; and (ii) a promissory note (the “CBI Note”) issued to Greenstar in the aggregate principal amount of C$100 million payable on December 31, 2024. As a result, Greenstar no longer holds any Canopy Notes.

On November 1, 2023, the Tranche A Warrants expired in accordance with their terms without having been exercised. In accordance with the terms of the Tranche B Warrants and Tranche C Warrants, the vesting of the remaining Tranche B Warrants and Tranche C Warrants, as applicable, was conditioned on the exercise, in full, of the Tranche A Warrants. Accordingly, the Tranche B Warrants and Tranche C Warrants are not, and will not become, exercisable and are considered expired as of November 1, 2023.

Amended Investor Rights Agreement

As noted above, Canopy Growth and the CBG Group entered into the Amended Investor Rights Agreement pursuant to which the CBG Group had certain governance rights which are summarized below. In addition, on October 24, 2022, we entered into the Third Consent Agreement pursuant to which, we agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the Third Consent Agreement and the termination rights contained therein and the CBI Note held by Greenstar, all agreements between the Company and CBI, including the Amended Investor Rights Agreement, would be terminated.

Board Representation

Pursuant to the Amended Investor Rights Agreement, the CBI Group was entitled to designate four nominees for election or appointment to the Board for so long as the CBG Group held the Target Number of Shares (as defined in the Amended Investor Rights Agreement) (the “Nominee Rights”).

Approval and Other Rights

The Amended Investor Rights Agreement provided that so long as the CBI Group continued to hold at least the Target Number of Shares, the Board would not: (i) propose or resolve to change the size of the Board, except where otherwise required by law, or with the consent of CBG; or (ii) present a slate of Board nominees to Shareholders for election that is greater than or fewer than seven directors.

Pursuant to the Amended Investor Rights Agreement, for so long as the CBI Group continued to hold at least the Target Number of Shares, the Company would not, without the prior written consent of CBG, among other things, (a) consolidate or merge into or with another person or enter into any other similar business combination, including pursuant to any amalgamation, arrangement, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any wholly-owned subsidiary or an amalgamation or arrangement involving a subsidiary with a another person in connection with a permitted acquisition; (b) acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations with an aggregate value of more than C$250 million (or approximately US$199 million), in a single transaction or a series of related transactions; (c) sell, transfer, lease, pledge or otherwise dispose of any of its or any of its subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions) in the aggregate with a value of more than C$20 million (or approximately US$16 million); or (d) make any changes to our policy with respect to the declaration and payment of any dividends on the Shares.

In accordance with the Amended Investor Rights Agreement, the CBI Group was not permitted, prior to the exercise or expiry of all of the CBG Warrants, to purchase more than 2,000,000 Shares (subject to customary adjustments for Share splits, consolidations or other changes to the outstanding Share capital of a similar nature): (i) on the TSX, the Nasdaq or any other stock exchange, marketplace or trading market on which the Shares were then listed; or (ii) through private agreement transactions with existing holders of Shares, provided that CBG must promptly notify Canopy Growth of any acquisition of Shares.

Exclusivity Covenant and Termination

The Amended Investor Rights Agreement also provided that, subject to certain conditions, so long as the CBI Group continued to hold at least the Target Number of Shares, the CBI Group would adhere to certain non-competition restrictions including that the Company will be their exclusive strategic vehicle for cannabis products of any kind anywhere in the world (subject to limited exceptions). Further, the CBI Group agreed, for a limited period of time and subject to certain exceptions, to certain post-termination, non-competition restrictions, which included not pursuing other cannabis opportunities and not directly or indirectly participating in a competing business anywhere in the world.

In accordance with the terms of the Third Consent Agreement, the Company agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the Third Consent Agreement and the termination rights contained therein and the CBI Note held by Greenstar, all agreements between the Company and CBI, including the Amended Investor Rights Agreement, would be terminated. As a result, the CBI Group would no longer be subject to the non-competition restrictions in the Amended Investor Rights Agreement.

Pre-Emptive Rights and Top-Up Rights

Additionally, under the Amended Investor Rights Agreement, the CBI Group had certain pre-emptive rights as well as certain top-up rights in order to maintain its pro rata equity ownership position in Canopy Growth in connection with any offering or distribution of securities by Canopy Growth (subject to certain exceptions).

Consent Agreement

In addition to the amendments to the CBG Warrants described above, pursuant to the First Consent Agreement, the Company agreed that without the prior written consent of CBG, such consent not to be unreasonably withheld, the Company would not (i) exercise its right to acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) of Acreage prior to federal legalization of cannabis; (ii) amend, modify, supplement or restate the arrangement agreement between the Company and Acreage dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (“Acreage Arrangement Agreement”); or (iii) waive any terms, covenants or conditions set forth in the Acreage Arrangement Agreement.

In addition, we agreed that, in the event that CBG exercises the Tranche A Warrants in full, the Company would purchase for cancellation the lesser of (i) 2,737,886 Shares, and (ii) Shares with a value of C$1,582,995,262, (or approximately US$1,260,222,528 as of April 30, 2023) during the period commencing on April 18, 2019 and ending on the date that was 24 months after the date that CBG exercised all of the Tranche A Warrants. However, if the CBI Group elected to convert the Shares held by the CBI Group into Exchangeable Shares, CBG had agreed to surrender the CBG Warrants for cancellation and as a result, our obligation to repurchase such Shares would terminate as the Tranche A Warrants would not be exercised. If, for any reason, we did not purchase for cancellation the Shares within such period, we were required to credit CBG an amount (the “Credit Amount”), as liquidated damages, equal to the difference between: (i) C$1,582,995,262 (or approximately US$1,260,222,528 as of April 30, 2023); and (ii) the actual purchase price we paid in purchasing Shares pursuant to the First Consent Agreement. The Credit Amount would have reduced the aggregate exercise price otherwise payable by CBG upon each exercise of the Original Tranche B Warrants (including those Original Tranche B Warrants reclassified as Tranche C Warrants).

We also agreed that if the CBI Group received any notification or communication of any violation or contravention of applicable law or any liability to the CBI Group under applicable law or any notification or communication that would be expected to result in a violation or contravention of applicable law or any actual liability to the CBI Group under applicable law, as a result of the license agreement between us and Acreage, CBG had the right to direct and cause us to terminate the license agreement in accordance with its terms, provided that we had an opportunity to cure any such violation, contravention or liability and CBG would have been be required to take all commercially reasonable efforts to assist us in addressing such violation, contravention or liability.

On June 24, 2020, the Company and Acreage entered into a proposal agreement (the “Proposal Agreement”) to amend the terms of the then existing plan of arrangement made pursuant to the Acreage Arrangement. Concurrent with the execution of the Proposal Agreement, on June 24, 2020, Canopy Growth and CBG entered into a second consent agreement (the “Second Consent Agreement”). As the transactions contemplated by the Proposal Agreement may have resulted in certain taxes owing by CBG or its affiliates, the Company agreed, pursuant to the Second Consent Agreement, to indemnify CBG and its affiliates for such taxes and losses incurred in relation to such taxes, subject to certain exceptions. The Company and CBG agreed to terminate the First Consent Agreement and the Second Consent Agreement upon termination of the Amended Investor Rights Agreement.

On October 24, 2022, the Company entered into an arrangement agreement with Canopy USA and Acreage (the “Floating Share Arrangement Agreement”), pursuant to which, subject to the satisfaction of the closing conditions set forth in the Floating Share Arrangement Agreement, including the conditions set forth in the Acreage Arrangement Agreement, Canopy USA will acquire all of the issued and outstanding Class D subordinate voting shares of Acreage (the “Floating Shares”) of Acreage by way of a court-approved plan of arrangement (the “Floating Share Arrangement”) on the basis of 0.045 (as adjusted for the Share Consolidation) of a Share in exchange for each Floating Share held. The Floating Share Arrangement received the requisite approval from the holders of Floating Shares at the special meeting of Acreage shareholders held on March 15, 2023, and on March 20, 2023 Acreage obtained a final order from the Supreme Court of British Columbia approving the Floating Share Arrangement. The Floating Share Arrangement Agreement has been amended several times to extend the Exercise Outside Date (as defined in the Floating Share Arrangement Agreement) which was initially March 31, 2023. On June 4, 2024, the option to acquire all of the issued and outstanding Fixed Shares of Acreage was exercised in accordance with the terms of the Acreage Arrangement Agreement. The acquisition of the Floating Shares pursuant to the Floating Share Arrangement Agreement is expected to occur immediately prior to the acquisition of the Fixed Shares pursuant to the Acreage Arrangement Agreement such that 100% of the issued and outstanding shares of Acreage will be owned by Canopy USA on closing of the acquisition of both the Fixed Shares and the Floating Shares.

In accordance with the terms of the Third Consent Agreement, the Company agreed, among other things, that following the conversion by CBG and Greenstar of their respective Shares into Exchangeable Shares, other than the Third Consent Agreement and the termination rights contained therein and the CBI Note held by Greenstar, all agreements between the Company and CBI would terminate, including the First Consent Agreement and the Second Consent Agreement.

Approval of Exchangeable Shares and Related Matters

At a special meeting (the “Special Meeting”) of shareholders of the Company held on April 12, 2024, the Company’s shareholders passed a special resolution authorizing and approving an amendment to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize Exchangeable Shares and (ii) restate the rights of the Shares to provide for a conversion feature whereby each Share may at any time, at the option of the holder, be converted into one Exchangeable Share (the “Exchangeable Shares Resolution”).

On April 18, 2024, in connection with the approval of the Exchangeable Shares Resolution and the creation of the Exchangeable Shares, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Greenstar, pursuant to which Greenstar converted approximately C$81.2 million of principal amount of the C$100 million principal amount CBI Note into 9,111,549 Exchangeable Shares (the “Note Exchange”), calculated based on a price per Exchangeable Share equal to C$8.91. Pursuant to the terms of the Exchange Agreement, all accrued and unpaid interest on the CBI Note together with the remaining principal amount of the CBI Note was cancelled and forgiven for no additional consideration by Greenstar. Following the closing of the Note Exchange, there is no outstanding balance owing under the CBI Note and the CBI Note has been cancelled.

Concurrently with the Note Exchange, Greenstar and CBG (together with Greenstar, the “CBG Group”), exchanged all 17,149,925 Shares they collectively held for 17,149,925 Exchangeable Shares (the “CBI Exchange”) for no consideration pursuant to the terms of the Company’s Articles of Incorporation, as amended in accordance with the Exchangeable Shares Resolution. As a result of the CBI Exchange and the Note Exchange, the CBG Group no longer holds any Shares and, as of May 28, 2024, the CBG Group held an aggregate of 26,261,474 Exchangeable Shares. Assuming the conversion of CBG Group’s Exchangeable Shares into Shares, the CBG Group would own 23.6% of the outstanding Shares as of the Record Date.

In accordance with the Third Consent Agreement and as a result of the CBI Exchange, on April 18, 2024, CBG, Greenstar and Canopy Growth terminated the Amended Investor Rights Agreement, along with an administrative services agreement, a co-development agreement and all other commercial arrangements between them and their subsidiaries, other than the Third Consent Agreement, certain termination agreements and the Exchange Agreement. As a result, CBI no longer holds any governance rights in relation to Canopy Growth, including the Nominee Rights.

In connection with the termination of the Amended Investor Rights Agreement and subsequent to the Note Exchange, on April 18, 2024, Garth Hankinson, Judy Schmeling and James Sabia each provided notice to the Company of his or her decision to resign from the Board effective immediately. Each of Mr. Hankinson, Ms. Schmeling and Mr. Sabia had been a nominee of the CBG Group under the Amended Investor Rights Agreement.

Additional Relationship with CBI Group

In addition, David Klein, our CEO and a director, previously served as Executive Vice President and CFO of CBI.

Policy Regarding Related Person Transactions

The Board and the Audit Committee adopted a written policy on May 28, 2024, which updated the prior policy adopted on June 20, 2023, providing that all related person transactions or series of similar transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a) must be presented to the Board for pre-approval or ratification. The policy requires each of our (i) directors or director nominees, (ii) executive officers, and (iii) security holders known by the Company to own of record or to beneficially own more than 5% of any class of our voting securities to notify the CLO promptly and, whenever possible, in advance of the occurrence of any potential related person transaction in which such person is directly or indirectly involved.

The CLO is responsible for reviewing all potential related person transactions and taking reasonable steps to ensure that all related person transactions requiring disclosure under Item 404(a) of Regulation S–K are presented to the CGCN Committee for pre-approval or ratification by members of the committee in their discretion at the committee’s next regularly scheduled meeting or, if deemed appropriate, by consent in lieu of a meeting. No director may engage in a vote to pre-approve or ratify any related person transaction in which he or she or any member of his or her immediate family has a material interest; provided, however, that such director must provide any information concerning such related person transaction that the CGCN Committee may reasonably request. If a potential related person transaction involves the CLO, the CFO would assume the responsibilities of the CLO under the policy with respect to that transaction.

The Audit Committee may consider all factors it deems relevant when determining whether to approve or ratify a related person transaction. In the context of evaluating potential transactions, the Audit Committee may consider, among other factors, the nature of the transaction and the related person’s interest in the transaction, the size of the transaction, whether we are able to engage in a comparable transaction with an unaffiliated party on more favorable terms, the benefit of the transaction to the Company, and the impact of the transaction on the related person. Following the adoption of this policy, we are not aware of any related person transaction required to be reported under Regulation S-K Item 404(a) that has not been pre-approved or ratified pursuant to this policy.

Audit Committee Report

The Audit Committee of the Board provides oversight to our financial reporting process through periodic meetings with our independent registered public accounting firm, internal auditors, and management. Our management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing reports thereon. The Audit Committee, in carrying out its role, relies on our senior management and independent registered public accounting firm.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (the “2024 10-K”), the Audit Committee reviewed and discussed with our management and with PKF O’Connor Davies LLP (“PKFOD”), our independent registered public accounting firm for Fiscal 2024, our audited financial statements and related disclosures and PKFOD’s evaluation of our internal control over financial reporting. Also, the Audit Committee discussed with PKFOD the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from PKFOD required by applicable requirements of the PCAOB regarding PKFOD’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with PKFOD the independence of that firm as our independent registered public accounting firm. The Audit Committee has concluded that PKFOD’s provision of audit and non-audit services to us is compatible with PKFOD’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in the 2024 10-K for filing with the SEC.

Respectfully submitted by the members of Audit Committee

Willy Kruh (Chair)

David Lazzarato

Theresa Yanofsky

The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act, or the Exchange Act that might incorporate by reference past or future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

Principal Accountant Fees

The following table sets forth fees billed and expected to be billed to the Company by PKF O'Connor Davies, LLP ("PKFOD") (the Company's current auditor) and its affiliates for the fiscal year ended March 31, 2024 and fees billed to the Company by KPMG LLP ("KPMG") (the Company's previous auditor) and its affiliates for the fiscal year ended March 31, 2023.

	PKFOD 2024	KPMG 2023(1)
Audit Fees(2)	$2,886,620	$4,943,196
Audit-Related Fees(3)	-	-
Tax Fees(4)	-	-
All Other Fees	-	-
Total	$2,886,620	$4,943,196

Notes:

(1)The amount reported for the fees are converted from Canadian dollars to U.S. dollars using the Bloomberg average exchange rate of $1.00 to US$0.7564 for the 12-month period ended March 31, 2023. PKFOD was appointed as the auditor of the Company on June 22, 2023 and the Company’s former auditor, KPMG resigned on June 22, 2023.

(2)“Audit Fees” refers to the aggregate fees billed and expected to be billed by PKFOD and KPMG for audit services, including fees incurred in relation to quarterly reviews, procedures in connection with securities filings, and statutory audits.

(3)“Audit-Related Fees” refers to the aggregate fees billed for assurance and related services by PKFOD and KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under Audit Fees.

(4)“Tax Fees” refers to the aggregate fees billed for the professional services rendered by PKFOD and KPMG for tax compliance.

(5)“All Other Fees” refers to fees for products and services provided by the principal accountant, other than the services reported in the above categories.

The Audit Committee’s policy is to pre-approve any and all audit services and permissible non-audit services to be performed by the Company’s independent registered public accounting firm. All fees and services described in the table above were pre-approved by the Audit Committee.

Proposal No. 2 – PKFOD Re-Appointment Proposal

At the Meeting, Shareholders will be asked to approve a resolution re-appointing PKFOD to serve as the Company’s independent registered public accounting firm for Fiscal 2025, and to authorize the Board or any responsible committee thereof to fix PKFOD’s remuneration. The Audit Committee has recommended to the Board that PKFOD be nominated for re-appointment by the Shareholders to serve as the Company’s independent auditors for Fiscal 2025, including to audit the consolidated financial statements of the Company as of and for the fiscal year ending March 31, 2025. The Audit Committee is satisfied that PKFOD meets the relevant independence requirements and is free from conflicts of interest that could impair their objectivity in conducting an audit of the Company. To the Company’s knowledge, representatives of PKFOD are expected to be present at the Meeting. PKFOD will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Required Vote

You may select “For” or “Withhold” with respect to the PKFOD Re-Appointment Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of the PKFOD Re-Appointment Proposal.

THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT YOU VOTE “FOR” THE PKFOD RE-APPOINTMENT PROPOSAL. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” the PKFOD Re-Appointment Proposal.

Proposal No. 3 – Say-On-Pay Proposal

We believe that our executive compensation program and policies are designed to align the interests of management with the long-term interests of Shareholders. The Company strives to provide clear and concise disclosure regarding its approach to compensation, and to demonstrate how executive compensation is linked to the performance of the Company. Detailed information regarding our executive compensation program and policies, as well as the compensation of our NEOs, is set out above in the section entitled “Compensation Discussion and Analysis” and “Executive Compensation.” We urge Shareholders to read these sections, including the related narrative and tabular compensation disclosure included in this Proxy Statement.

As required by Section 14A of the Exchange Act, we are seeking a vote on an advisory (non-binding) basis to approve the compensation of the NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives Shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies.

At the Meeting, Shareholders will be asked to approve, on an advisory (non-binding) basis, a resolution in the form set out below, subject to such amendments, variations or additions as may be approved at the Meeting, to approve the Company’s executive compensation program and policies.

The text of the resolution to be submitted to Shareholders at the Meeting is set out below:

“BE IT RESOLVED THAT the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement, dated August 1, 2024, is hereby approved on a non-binding advisory basis.”

Required Vote

You may select “For,” “Against” or “Abstain” with respect to the Say-on-Pay Proposal. The affirmative vote of a simple majority of the votes cast, in person or by proxy, will constitute approval of the Say-on-Pay Proposal.

While this advisory vote on the compensation of the NEOs officers is not binding on the Company, the Board or the CGCN Committee, we value the opinions of our Shareholders. Accordingly, the Board and the CGCN Committee will consider the outcome of this advisory vote when considering future compensation policies, procedures and decisions with respect to our NEOs. Canopy Growth expects to have its next “say-on-pay” vote at its 2025 annual meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SAY-ON-PAY PROPOSAL. Unless otherwise instructed, the persons designated in the enclosed proxy form intend to vote “FOR” the Say-on-Pay Proposal.

Shareholder Proposals for the 2024 Annual general meeting

Canopy Growth is subject to both the rules of the SEC under the Exchange Act, and the provisions of the CBCA with respect to Shareholder proposals. As clearly indicated under the CBCA and the rules of the SEC under the Exchange Act, simply submitting a Shareholder proposal does not guarantee its inclusion in the proxy materials.

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2025 annual general meeting of Shareholders must submit their proposals to the Corporate Secretary of the Company on or before April 8, 2025 (which is 120 calendar days before the anniversary of the date the Notice of Internet Availability was first sent to Shareholders), and must otherwise comply with the requirements of Rule 14a-8. In the event that we hold our 2025 annual general meeting of Shareholders more than 30 days before or after the one-year anniversary date of the Meeting, we will disclose the new deadline by which Shareholders’ proposals must be received by any means reasonably calculated to inform Shareholders. A proposal submitted to the Corporate Secretary should be submitted in writing to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Corporate Secretary.

Under the CBCA to be eligible to submit a Shareholder proposal, the Shareholder must hold at least 1% of the outstanding Shares or such number of Shares with a fair market value of at least C$2,000. If the proposal involves the nomination of one or more directors, it must also be signed by one or more Shareholders representing in the aggregate at least 5% of the Shares entitled to vote at the applicable meeting of Shareholders (and, in that case, there is no limit on the number of nominees that may be submitted by proposal). The CBCA explicitly extends the right to submit a Shareholder proposal to non-registered Shareholders.

If the Company receives an eligible proposal, it is required to include it in its proxy materials for the applicable meeting of Shareholders. Under the CBCA, the Company may reject a proposal and exclude it from its proxy circular on the basis of certain specified procedural or substantive grounds, some of which are similar to those under the SEC’s Rule 14a-8. Under the CBCA, the Company is not required to include a proposal in its proxy materials if the proposal is not submitted to the Company 90 - 150 days before the anniversary of the last annual meeting of Shareholders.

Under the CBCA, Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with our 2025 annual meeting of Shareholders must submit their proposals between April 27, 2025 and June 26, 2025, which is the 60-day period between 150 and 90 days before the anniversary date of this Meeting.

Householding of Meeting Materials

We and some Intermediaries have adopted a procedure called “householding.” Under this procedure, Canopy Growth and some Intermediaries may deliver a single copy of the Notice of Internet Availability and, if you requested printed versions by mail, this Proxy Statement and our 2024 Annual Report to multiple shareholders who share the same address, unless contrary instructions have been received from the affected Shareholders. This procedure reduces the environmental impact of our annual meetings and reduces Canopy Growth’s printing and mailing costs. Once you have received notice from your Intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you are a non-registered Shareholder and at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including our 2024 Annual Report, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your Intermediary. If you are a Registered Shareholder and you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please submit a written request to 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Investor Relations, by telephone at 1-855-558-9333 x122 or by email request to invest@canopygrowth.com.

Distribution of Certain Documents

This Proxy Statement and our 2024 Annual Report are available at www.canopygrowth.com/investors/investor-events/annual-general-meeting-2024.

Our 2024 Annual Report is being made available with this Proxy Statement to our Shareholders. Shareholders are referred to our 2024 Annual Report, including the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2024 and related MD&A contained therein, for financial and other information about us. Our 2024 Annual Report is not part of this Proxy Statement.

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our website at www.canopygrowth.com, on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca. We will furnish copies of our filings (without exhibits), including this Proxy Statement and our 2024 Annual Report, without charge to any Shareholder upon written request to 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8, Attention: Investor Relations, by telephone at 1-855-558-9333 x 122 or by email request to invest@canopygrowth.com.

Additional Information

Additional information relating to the Company is available on the SEC’s website at www.sec.gov and under the Company’s profile on SEDAR+ at www.sedarplus.ca. Financial information is provided in the Company’s audited consolidated financial statements for the fiscal years ended March 31, 2024 and 2023 and related MD&A.

By order of the Board of Directors,

David Klein
Chief Executive Officer

Toronto, Ontario

August 1, 2024

APPENDIX A - Corporate Governance Guidelines

CORPORATE GOVERNANCE GUIDELINES

CORPORATE GOVERNANCE GUIDELINES

Effective: May 31 2024

1.	BOARD COMPOSITION AND DIRECTOR QUALICATIONS
1.1	BOARD MEMBERSHIP CRITERIA
1.2	POSITION DESCRIPTIONS
1.3	INDEPENDENT DIRECTORS
1.4	DIRECTORS WHO CEASE TO BE INDEPENDENT
1.5	DIRECTORS WHO CHANGE THEIR JOB RESPONSIBILITY
1.6	RESIGNATION, RETIREMENT OR REFUSAL TO STAND FOR REELECTION
1.7	BOARD TENURE
1.8	NOTIFICATION OF ADDITIONAL BOARD SERVICE
2	BOARD OF DIRECTORS
3	BOARD MEETINGS AND PROCEDURES
3.1	MEETING FREQUENCY
3.2	CHAIRMAN OF THE BOARD
3.3	AGENDA ITEMS
3.4	ATTENDANCE
3.5	MEETING MATERIALS AND PREPARTION
3.6	SEPARATE SESSION OF INDEPENDENT DIRECTORS
4	DIRECTOR COMMUNICATIONS
4.1	DIRECTOR COMMUNICATIONS WITH MANAGEMENT AND OUTSIDE ADVISERS
4.2	BOARD INTERACTION WITH INSTITUIONAL INVESTORS, ANALYSTS, PRESS AND CUSTOMERS
5	DIRECTOR COMPENSATION
6	DIRECTOR ORIENTATION AND CONTINUING EDUCATION
7	CODE OF BUSINESS CONDUCT AND ETHICS
8	COMMITTEES OF THE BOARD
8.1	NUMBER, STRUCTURE AND APPOINTMENT OF COMMITTEE MEMBERS
8.2	COMMITTEE CHARTERS
8.3	COMMITTEE MEETINGS
9	LEADERSHIP DEVELOPMENT
9.1	EVALUATION OF THE CHIEF EXECUTIVE OFFICER
9.2	SUCCESSION PLANNING
10	ANNUAL PERFORMANCE EVALUATION OF THE BOARD
11	COMMUNICATING WITH THE BOARD
12	GUIDELINES

The Board of Directors (the “Board”) of Canopy Growth Corporation (the “Company”) has adopted these Corporate Governance Guidelines (the “Guidelines”) to assist the Board in its exercise of its responsibilities and to assist the Board in complying with the Nasdaq Stock Market LLC (the “Nasdaq”) Listing Rules and other legal requirements. These Guidelines reflect the Board’s judgment as it relates to sound corporate governance practices by which the Board oversees the Company’s business affairs. These Guidelines are not intended to change or interpret any federal or state law or regulation, the certificate of incorporation of the Company (as it may be amended or restated from time to time, the “Charter”) or the bylaws of the Company (as they may be amended from time to time, the “Bylaws”). These Guidelines are subject to change from time to time by the Board in its sole discretion.

1.	BOARD COMPOSITION AND DIRECTOR QUALIFICATIONS

1.1.	BOARD MEMBERSHIP CRITERIA

Subject to the terms of any shareholders’ agreement that sets forth procedures governing the nomination of directors to the Board or if the Company is otherwise required to provide third parties with the ability to nominate directors, the Corporate Governance, Compensation and Nominating Committee (the “Governance Committee”) is responsible for reviewing the background and qualifications of individuals being considered as director candidates and recommending to the Board director candidates for nomination for annual election or reelection by the shareholders, for any Board vacancies to be filled, or for appointment of additional directors by the Board. The Board will subsequently elect a chairperson of the Board (the “Chairman”) from its members. Among the qualifications considered in the selection of candidates, the Governance Committee will look at the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and conflicts of interest. The Governance Committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates and the Governance Committee’s policies for consideration of Board candidates recommended by shareholders. At least twenty-five percent of the directors of the Company shall be “resident Canadians” as defined by the Canada Business Corporations Act.

1.2.	POSITION DESCRIPTIONS

The Board will develop clear position descriptions for the Chairman and the Chair of each Committee. The Board, together with the Chief Executive Officer, will develop a clear position description for the Chief Executive Officer (including delineating management responsibilities) and will develop or approve the corporate goals and objectives that the Chief Executive Officer is responsible for meeting.

1.3.	INDEPENDENT DIRECTORS

The Company defines an “independent director” in accordance with the standards and requirements promulgated by all applicable regulatory bodies exercising control over the Company, including Rule 5605(a)(2) of the Nasdaq Listing Rules. Subject to the phase-in rules of the Nasdaq and the exemption for “controlled companies” under the Nasdaq Listing Rules, the Board will be composed of a majority of independent directors, including the Chairman. Where it is not appropriate for the Chairman to be independent, an independent director will be appointed to act as “lead director”. Whether directors are independent will be reviewed annually in connection with the preparation of the Company’s proxy statement. The Governance Committee, as well as the Board, will review commercial and other relationships between directors and the Company to make a determination regarding the independence of each of the directors, but the final independence determination will be made by the Board after due deliberation.

1.4.	DIRECTORS WHO CEASE TO BE INDEPENDENT

An independent director who ceases to qualify as such after election to the Board will be required to tender a resignation as a director promptly to the Governance Committee. The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation, taking into consideration the effect of such change on the interests of the Company.

1.5.	DIRECTORS WHO CHANGE THEIR JOB RESPONSIBILITY

When a director’s principal occupation or business association changes substantially from that which he or she held when originally invited to join the Board (including retirement), he or she will promptly notify the Governance Committee and the Governance Committee will evaluate whether the change in circumstances is consistent with the Board’s original intent for selecting that director and the current guidelines for membership on the Board. Following its evaluation, the Governance Committee will recommend to the entire Board whether to nominate the director for reelection at the next annual meeting of shareholders. While the Board does not believe that a director presenting such changes should necessarily leave the Board, there should be an opportunity for the Board, through the Governance Committee, to review the appropriateness of the director’s reelection to the Board.

1.6.	RESIGNATION, RETIREMENT OR REFUSAL TO STAND FOR REELECTION

In the event that a director intends to resign or retire from, or refuses to stand for reelection to, the Board, he or she must tender written notice of such intent directly to the Chairman and the Chief Executive Officer. The Board, taking into account any recommendation of the Governance Committee, shall determine the action, if any, to be taken with respect to such notice.

1.7.	BOARD TENURE

Except as may be provided in the Charter, the Bylaws, and the Mandatory Director Retirement Age Policy, there are no established term limits for service on the Board. Directors shall be elected for the terms provided in the Charter, subject to the Mandatory Retirement Age of 75 that is specified in the Mandatory Director Retirement Age Policy (unless exempted thereunder). The Board may nominate a director for reelection based on the recommendation of the Governance Committee.

1.8.	NOTIFICATION OF ADDITIONAL BOARD SERVICE

Directors will advise the Chairman and the chairperson of the Governance Committee in advance of accepting an invitation to serve on a board of another company with publicly traded equity. Service on boards and committees of other organizations should be consistent with the Code (as defined below). If a member of the Company’s Audit Committee serves on more than two other public company audit committees, the Board will determine whether such simultaneous service impairs the director’s ability to serve effectively on the Company’s Audit Committee, and the Company must disclose such determination, either on or through the Company’s website or in its annual proxy statement filed with the Securities and Exchange Commission. The Board considers it appropriate to limit the number of public company boards on which directors may serve to no greater than 4 public companies.

2.	BOARD OF DIRECTORS RESPONSIBILITIES

The business affairs of the Company are managed under the direction of the Board. The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith and to act in what they reasonably believe is in the best interests of the Company and its shareholders. Directors must fulfill their responsibilities consistent with their fiduciary duties to shareholders, in compliance with all applicable rules and regulations and subject to the provisions of the Charter and Bylaws.

In forming his or her judgment, each director is entitled to rely in good faith on the accuracy of the records of the Company and the information, opinions, reports or statements presented by the Company’s officers, employees, Board committees, outside advisers and auditors. In discharging their obligations, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisers and auditors.

3.	BOARD MEETINGS AND PROCEDURES

3.1.	MEETING FREQUENCY

The Board will hold at least one regularly scheduled meeting each quarter.

3.2.	CHAIRMAN OF THE BOARD

The Chairman will preside over all meetings of the directors, be responsible for the agenda at all meetings of the Board and will preside over meetings of shareholders. The Chairman will convey recommendations of the independent directors to the Board and will be the liaison between the Board and the management of the Company. The Chairman will preview information sent to the Board as necessary and approve meeting schedules to assure that there is sufficient time for discussion of all agenda items.

3.3.	AGENDA ITEMS

Each director is free to suggest agenda items to the Chairman and to raise at any meeting topics not on the agenda.

3.4.	ATTENDANCE

All directors are expected to make reasonable best efforts to attend all meetings of the Board, all meetings of the committees of which they are members and the annual meeting of shareholders, and to maintain a satisfactory Board and committee meeting attendance record of no less than 75% in the aggregate, subject to recusal by the Board or relevant committee. Directors are encouraged to attend Board meetings and meetings of committees of which they are members in person but may also attend such meetings by telephone or video conference.

3.5.	MEETING MATERIALS AND PREPARATION

Information and materials important to the Board’s understanding of topics expected to be discussed at meetings should, to the extent practical, be distributed sufficiently in advance to permit prior review. In the event of a meeting on short notice, or if materials would contain highly confidential or sensitive information, it is recognized that written materials might not be available in advance.

Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, the risks and competition it faces, and the regulatory, legislative, business, social and political environments in which the Company operates, in order to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisers in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

3.6.	SEPARATE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors will meet at regularly scheduled sessions at least quarterly without the Company’s management present. If an independent director, the Chairman will preside in executive session. If the Chairman is absent or disqualified, the chairperson of the Audit Committee will preside. If the chairperson of the Audit Committee is absent, or not independent, the lead director will preside.

4.	DIRECTOR COMMUNICATIONS

4.1.	DIRECTOR COMMUNICATIONS WITH MANAGEMENT AND OUTSIDE ADVISERS

It is management’s job to formulate, propose and implement strategic choices and the Board’s role to approve and evaluate strategic direction and results. However, the Board and management are better able to perform their responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other senior managers and Board members. To facilitate these discussions, directors will have access to the Company’s senior management team and are encouraged to make regular contact. Board members are normally expected to inform the Chief Executive Officer prior to contacting any member of the Company’s senior management team on any substantive matter. Board members, however, are not expected to inform the Chief Executive Officer that they are contacting members of the Company’s senior management team regarding the normal activities of their Board committees. Board members shall use sound business judgment to ensure that such contact is not distracting.

The Board shall have the right at any time to retain independent outside accounting, financial, legal or other advisers as it deems necessary to fulfill its duties and responsibilities, and the Company shall provide appropriate funding, as determined by the Board or any committee, to compensate such independent outside advisers, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

4.2.	BOARD INTERACTION WITH INSTITUTIONAL INVESTORS, ANALYSTS, PRESS AND CUSTOMERS

Generally, management should speak for the Company. Each director should refer all inquiries from institutional investors, analysts, the press, or customers to the Chief Executive Officer or his or her designee.

5.	DIRECTOR COMPENSATION

It is the Company’s policy to compensate non-management and independent directors competitively relative to comparable companies and to align directors’ interests with the long-term interests of the Company’s shareholders. The Governance Committee will recommend annually to the full Board for its consideration the form and amounts of compensation and benefits for non-management directors. In its deliberations, the Governance Committee and the Board shall consider whether the levels of director compensation could impair independence and shall critically evaluate any consulting, charitable contribution, or other potential indirect compensation arrangements. In addition, the Governance Committee and the Board shall seek to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director. Directors who are current employees of the Company shall receive no additional compensation for Board service.

6.	DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Company will provide each new director with an orientation packet to familiarize him or her with, among other things, the Company’s (i) business and strategic plans, (ii) significant financial, accounting and risk management issues, (iii) compliance programs, (iv) Code, (v) Insider Trading Policy, (vi) Guidelines, (vii) principal officers and (viii) independent auditors. Each director is expected to participate in such director orientation.

Each director is expected to be involved in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise in connection therewith, as set forth in the Board of Directors Continuing Education Policy. The Company will pay all reasonable expenses related to the continuing director education.

7.	code of business conduct and ethics

The Board must adopt a written Code of Business Conduct and Ethics (the “Code”) as part of its efforts to promote a culture of integrity and honesty throughout the Company. The Code will apply to the Board itself and the Company’s management and employees. Only the Board may grant any waivers to the Code. If the Board grants a waiver to the Code, the Board will determine if disclosure of the waiver is necessary in accordance with applicable law. Contents of such disclosure will be in compliance with National Policy 58-201 – Corporate Governance Guidelines and National Instrument 58-101 – Disclosure of Corporate Governance Practices. On occasion, the Board must review and analyze the conduct of the Chief Executive Officer and senior management to satisfy itself that these individuals are complying with the Code and are creating a culture of integrity throughout the Company.

8.	COMMITTEES OF THE BOARD

8.1.	NUMBER, STRUCTURE AND APPOINTMENT OF COMMITTEE MEMBERS

The Company’s current committee structure includes the following committees: the Audit Committee and the Governance Committee. All members of these committees shall be independent directors, subject to the phase-in rules of the Nasdaq, unless not all of the members of the Governance Committee are independent in accordance with the exemption for “controlled companies” under the rules of the Nasdaq. All committee members shall be appointed by the Board upon recommendation of the Governance Committee. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

8.2.	COMMITTEE CHARTERS

The charters of each standing committee will be reviewed periodically by the Governance Committee with a view to delegating to committees the authority of the Board concerning specified matters appropriate to such committees.

Each committee shall discharge its responsibilities in accordance with its own charter. Each committee charter shall set forth: the purposes, goals and responsibilities of the committee; qualifications for membership on the committee; and committee structure and operations. Each committee charter shall also specify procedures for committee member appointment and removal, as well as require that the committee annually evaluate its performance and report its assessment to the Governance Committee.

8.3.	COMMITTEE MEETINGS

The chairperson of each committee, in consultation with committee members, shall determine the frequency and length of committee meetings unless otherwise provided in the charter for such committee. The chairperson of the committee, in consultation with committee members and appropriate members of management, shall establish the committee’s meeting agenda. Each committee member may recommend items for inclusion on the committee’s meeting agenda.

Management will make appropriate personnel available to attend committee meetings upon the respective committee’s request and, subject to a committee requesting otherwise, the Corporate Secretary, or their designee, shall act as secretary at all committee meetings.

9.	LEADERSHIP DEVELOPMENT

9.1.	EVALUATION OF THE CHIEF EXECUTIVE OFFICER

In accordance with the terms of its charter, the Governance Committee will conduct an annual review of the Chief Executive Officer’s performance and report its conclusions to the Board. The evaluation should be based on objective criteria including, but not limited to, the performance of the Company’s business, its long-term and short-term strategic objectives and management development.

9.2.	SUCCESSION PLANNING

The Company understands the importance of succession planning. The Governance Committee shall annually review and report to the Board on succession planning, which shall include emergency Chief Executive Officer succession, Chief Executive Officer succession in the ordinary course and succession for other members of senior management. Taking into consideration such report, the entire Board will work with the committee to evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

10.	ANNUAL PERFORMANCE EVALUATION OF THE BOARD

The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance Committee shall be responsible for conducting this evaluation by annually assessing the performance of the Board and its committees and reporting its conclusions to the full Board. In performing its review, the Governance Committee shall solicit and consider the input of all of the directors through an evaluation process in which each director is asked to critically evaluate the performance of the Board and each committee on which he or she serves. At the discretion of the committee, this review may, from time to time, include input from each director on the performance of each other Board member. Candor shall be encouraged by ensuring that evaluations are and remain anonymous. This responsibility is in addition to, and shall be coordinated with, the Governance Committee’s responsibility to annually assess whether the appropriate balance of skills and characteristics are represented on the Board.

11.	COMMUNICATING WITH THE BOARD

Shareholders are invited to communicate to the Board, its committees, the Chairman or with non-management and independent directors as a group by writing to: Board of Directors, Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8.

12.	GUIDELINES

The Governance Committee reviews these Guidelines periodically and recommends amendments to the Board as necessary. These Guidelines are posted on the Company’s website.

PROXY FORM CONTROL NO.:➔ SCAN TO VIEW MATERIAL AND VOTE NOW STEP 1 REVIEW YOUR VOTING OPTIONS BY TELEPHONE: YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT: ENGLISH: 1-800-474-7493 OR FRENCH: 1-800-474-7501 BY MAIL: THIS PROXY FORM MAY BE RETURNED BY MAIL IN THE ENVELOPE PROVIDED. REMINDER: PLEASE REVIEW THE PROXY STATEMENT BEFORE VOTING. ONLINE: VOTE AT PROXYVOTE.COM USING YOUR COMPUTER OR MOBILE DATA DEVICE. YOUR CONTROL NUMBER IS LOCATED BELOW. G-V502122020 The control number has been assigned to you to identify your shares for voting. You must keep your control number confidential and not disclose it to others other than when you vote using one of the voting options set out on this form. Should you send this form or provide your control number to others, you are responsible for any subsequent voting of, or subsequent inability to vote, your shares. INSTRUCTIONS: 1. This Form of Proxy is solicited by and on behalf of management of the issuer. 2. You have the right to appoint a person, who need not be a shareholder, other than the person(s) specified on the other side of this form to attend and act on your behalf at the Meeting. If you wish to appoint a person: • Write the name of your designate on the “Appointee” line and provide a unique APPOINTEE IDENTIFICATION NUMBER for your Appointee to access the Virtual Meeting in the space provided on the other side of this form, sign and date the form, and return it by mail, or • Go to ProxyVote.com and insert the name of your designate in the “Change Appointee(s)” section and provide a unique APPOINTEE IDENTIFICATION NUMBER on the voting site for your Appointee to access the Virtual Meeting. You MUST provide your Appointee the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Virtual Meeting. Appointees can only be validated at the Virtual Meeting using the EXACT NAME and EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter. IF YOU DO NOT CREATE AN EIGHT CHARACTER APPOINTEE IDENTIFICATION NUMBER AND PROVIDE IT TO YOUR APPOINTEE, YOUR APPOINTEE WILL NOT BE ABLE TO ACCESS THE VIRTUAL MEETING. 3. This Form of Proxy confers discretionary authority to vote on amendments or variations to the matters identified in the notice of the Meeting and with respect to other matters that may properly be brought before the Meeting or any adjournment or postponement thereof. This Form of Proxy will not be valid and not be acted upon or voted unless it is completed and delivered as outlined herein. 4. If the shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this Form of Proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this Form of Proxy with signing capacity stated may be required. 5. In order to expedite your vote, you may use the Internet or a touch-tone telephone, and enter the control number noted above. The Internet or telephone voting service is not available on the day of the Meeting. The telephone system cannot be used if you designate another person to attend on your behalf. If you vote by Internet or telephone, do not mail back this Form of Proxy. 6. If the Form of Proxy is not dated, it will be deemed to bear the date on which it was mailed to the shareholder. 7. This Form of Proxy will be voted as directed by the shareholder. If no voting preferences are indicated on the reverse, this Form of Proxy will be voted as recommended on the reverse of this form or as stated in the management proxy statement, except in the case of your appointment of an Appointee. 8. Unless prohibited by law or you instruct otherwise, your Appointee(s) will have full authority to attend and otherwise act at, and present matters to the Meeting and any adjournment or postponement thereof, and vote on all matters that are brought before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in this form or in the management proxy statement. 9. If these voting instructions are given on behalf of a body corporate, set out the full legal name of the body corporate, and the name and position of the person giving voting instructions on behalf of the body corporate. 10. If the items listed in the management proxy statement are different from the items listed on the other side of this form, the management statement statement will be considered correct. 11. This Form of Proxy should be read in conjunction with the accompanying management proxy statement. PLEASE SEE OVER Tuesday, September 24, 2024 at 1:00 pm EDT www.virtualshareholdermeeting.com/WEED2024 Annual General Meeting Canopy Growth Corporation WHEN: WHERE: PROXY DEPOSIT DATE: September 20, 2024 at 1:00 pm EDT

STEP 4 THIS DOCUMENT MUST BE SIGNED AND DATED SIGNATURE(S) *INVALID IF NOT SIGNED* MMD D Y Y STEP 3 COMPLETE YOUR VOTING DIRECTIONS HIGHLIGHTED TEXT ITEM(S): CONTROL NO.: ➔ ACCOUNT NO: CUSIP: CUID: RECORD DATE: PROXY DEPOSIT DATE: MEETING DATE: MEETING TYPE: STEP 2 APPOINT A PROXY (OPTIONAL) APPOINTEE(S): E-R6 MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY PLEASE PRINT APPOINTEE NAME INSIDE THE BOX CREATE AN EIGHT (8) CHARACTER IDENTIFICATION NUMBER FOR YOUR APPOINTEE ➔ ➔ MUST BE EIGHT CHARACTERS IN LENGTH - PLEASE PRINT CLEARLY Change Appointee If you wish to designate another person to attend, vote and act on your behalf at the Meeting, or any adjournment or postponement thereof, other than the person(s) specified above, go to www.proxyvote.com or print your name or the name of the other person attending the Meeting in the space provided herein and provide a unique APPOINTEE IDENTIFICATION NUMBER USING ALL BOXES for your Appointee to access the Virtual Meeting. You may choose to direct how your Appointee shall vote on matters that may come before the Meeting or any adjournment or postponement thereof. Unless you instruct otherwise your Appointee will have full authority to attend, vote, and otherwise act in respect of all matters that may come before the Meeting or any adjournment or postponement thereof, even if these matters are not set out in the proxy form or the proxy statement for the Meeting. You can also change your Appointee online at www.proxyvote.com. You MUST provide your Appointee the EXACT NAME and an EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER to access the Virtual Meeting. Appointees can only be validated at the Virtual Meeting using the EXACT NAME and EIGHT (8) CHARACTER APPOINTEE IDENTIFICATION NUMBER you enter below. PROXY FORM FOR FOR FOR FOR FOR 1B Election of Director: Willy Kruh 1C Election of Director: David Lazzarato 1DElection of Director: Luc Mongeau 1E Election of Director: Theresa Yanofsky To re-appoint PKF O’Connor Davies LLP, as the auditor and independent registered public accounting firm of Canopy Growth Corporation (the “Company”) for the fiscal year ending March 31, 2025 and to authorize the Board or any responsible committee thereof to fix their remuneration. 02 1AElection of Director: David Klein FOR David Klein, or failing him, Judy Hong July 31, 2024 September 20, 2024 at 1:00 pm EDT Tuesday, September 24, 2024 at 1:00 pm EDT Annual General Meeting Canopy Growth Corporation Election of Directors FOR AGAINST ABSTAIN To adopt, on an advisory (non-binding) basis, a resolution approving the compensation of the Company’s named executive officers, as described in the proxy statement. 03 AGAINST AGAINST FOR AGAINST FOR AGAINST AGAINST WITHHOLD VOTING RECOMMENDATIONS ARE INDICATED BY OVER THE BOXES (FILL IN ONLY ONE BOX “ ” PER ITEM IN BLACK OR BLUE INK) 90